Exhibit 99.1

Costco 401(k) Retirement Plan

January 1, 2011

Table of Contents

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 ELIGIBILITY AND PARTICIPATION		12

2.1	ELIGIBILITY FOR SALARY DEFERRAL AND MATCHING CONTRIBUTIONS	12
2.2	ELIGIBILITY FOR DISCRETIONARY AND COMPANY CONTRIBUTIONS AND THE PROFIT SHARING CONTRIBUTION	12
2.3	CONTINUANCE OF PARTICIPATION	12
2.4	PARTICIPATION UPON RE-EMPLOYMENT	12
2.5	INELIGIBLE EMPLOYEE STATUS	12
2.6	ELECTION NOT TO PARTICIPATE	13

ARTICLE 3 EMPLOYER CONTRIBUTIONS		13

3.1	AMOUNT OF CONTRIBUTION	13
3.2	RETURN OF CONTRIBUTION	16
3.3	TIME OF PAYMENT OF CONTRIBUTION AND ACCRUAL OF BENEFIT	16

ARTICLE 4 LIMITS ON CONTRIBUTIONS AND CORRECTION OF EXCESS AMOUNTS		16

4.1	DISTRIBUTION OF EXCESS DEFERRALS	16
4.2	SALARY DEFERRAL LIMITATIONS	17
4.3	MATCHING CONTRIBUTION LIMITATIONS	18
4.4	DISCRETIONARY CONTRIBUTION LIMITATIONS	19

ARTICLE 5 ALLOCATION TO ACCOUNTS		19

5.1	ALLOCATIONS—GENERAL	19
5.2	ALLOCATION OF INVESTMENT INCOME (OR LOSS) AND ALLOCATION OF PLAN EXPENSES	20
5.3	LIMITATION ON ANNUAL ADDITIONS	20
5.4	ADJUSTMENTS FOR EXCESS ANNUAL ADDITIONS	20

ARTICLE 6 PARTICIPANT CONTRIBUTIONS		21

6.1	PARTICIPANT ROLLOVER CONTRIBUTIONS	21
6.2	WITHDRAWAL OF ROLLOVER AND TRANSFER CONTRIBUTIONS	21

ARTICLE 7 INVESTMENT OF ACCOUNTS		21

7.1	INVESTMENT OF ACCOUNTS	21
7.2	LIMITATION ON INVESTMENT DIRECTION BY INSIDERS	22
7.3	OPTIONAL PASS-THROUGH VOTING OF NON-EMPLOYER STOCK	22
7.4	PASS-THROUGH VOTING OF EMPLOYER STOCK	22
7.5	INVESTMENT IN EMPLOYER STOCK	23

ARTICLE 8 VESTING AND FORFEITURES		26

8.1	FULL VESTING	26
8.2	NORMAL VESTING SCHEDULE	27
8.3	INCLUDED YEARS OF SERVICE – VESTING	27
8.4	FORFEITURES	27
8.5	RESTORATION OF FORFEITURES	27

ARTICLE 9 DISTRIBUTION OF BENEFITS		27

9.1	DISTRIBUTION AFTER AGE 59 1⁄2 OR UPON TOTAL DISABILITY	27
9.2	DISTRIBUTION AFTER SEVERANCE FROM EMPLOYMENT	28
9.3	FORM OF DISTRIBUTION	28
9.4	LATEST DATE FOR COMMENCEMENT OF BENEFITS	28
9.5	DEATH DISTRIBUTION PROVISIONS	28
9.6	MINIMUM DISTRIBUTION REQUIREMENTS	28
9.7	DISTRIBUTION UNDER QUALIFIED DOMESTIC RELATIONS ORDER	29

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9.8	HARDSHIP DISTRIBUTIONS	30
9.9	DIRECT ROLLOVER FOR ELIGIBLE DISTRIBUTIONS	31
9.10	AMOUNT AND TIMING OF DISTRIBUTION	32
9.11	NOTICE AND CONSENT TO DISTRIBUTION	32
9.12	USE OF ELECTRONIC MEDIUM	32

ARTICLE 10 LOANS TO PARTICIPANTS		33

10.1	LOAN PROGRAM	33
10.2	AMOUNT OF LOAN	33
10.3	TERM OF LOAN	33
10.4	INTEREST RATE	34
10.5	LOAN ORIGINATION FEE	34
10.6	REPAYMENT SCHEDULE	34
10.7	SECURITY	34
10.8	LOAN APPLICATION AND DOCUMENTATION	34
10.9	SOURCE OF LOAN	34
10.10	LOANS IN ARREARS	34
10.11	DEEMED DISTRIBUTIONS	35
10.12	PARTICIPANT LOAN OFFSET	35

ARTICLE 11 RIGHTS AND REMEDIES OF PARTICIPANTS		35

11.1	QUARTERLY STATEMENTS	35
11.2	ASSIGNMENT OR ALIENATION	35
11.3	SUMMARY PLAN DESCRIPTION; NOTICE OF CHANGE IN TERMS	36
11.4	DENIAL OF BENEFITS	36
11.5	APPEAL PROCEDURE	36
11.6	LITIGATION AGAINST THE TRUST	36
11.7	DISTRIBUTION TO INCOMPETENTS OR MINORS	36
11.8	POWER OF ATTORNEY	36

ARTICLE 12 EMPLOYER ADMINISTRATIVE PROVISIONS		36

12.1	INFORMATION TO PLAN ADMINISTRATOR	36
12.2	NO LIABILITY	37
12.3	INDEMNITY OF COMMITTEE	37

ARTICLE 13 PARTICIPANT ADMINISTRATIVE PROVISIONS		37

13.1	BENEFICIARY DESIGNATION	37
13.2	DISTRIBUTION TO BENEFICIARIES	37
13.3	PERSONAL DATA TO PLAN ADMINISTRATOR	38
13.4	ADDRESS FOR NOTIFICATION	38
13.5	NO RIGHT TO CONTINUED EMPLOYMENT	38
13.6	PARTICIPANTS MUST REVIEW RECORDS	38
13.7	COMMUNICATIONS	38

ARTICLE 14 POWERS AND DUTIES OF PLAN ADMINISTRATOR AND PLAN SPONSOR		39

14.1	THE COMMITTEE	39
14.2	POWERS OF PLAN ADMINISTRATOR	39
14.3	VALUE OF PARTICIPANTS’ ACCOUNTS	40
14.4	ACCOUNT CHARGED	40
14.5	UNCLAIMED ACCOUNT PROCEDURES	40
14.6	POWERS OF PLAN SPONSOR	40
14.7	DISPUTED PAYMENTS	40
14.8	PARTICIPANT BANKRUPTCY	41

ARTICLE 15 EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION		41

15.1	EXCLUSIVE BENEFIT	41
15.2	AMENDMENT BY EMPLOYER	41

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15.3	DEEMED AMENDMENT FOR CORRECTION OF MISTAKES AND ADJUSTMENT TO ACCOUNTS	41
15.4	AMENDMENT TO VESTING SCHEDULE	41
15.5	DISCONTINUANCE	42
15.6	FULL VESTING ON TERMINATION	42
15.7	MERGER	42
15.8	TERMINATION	42

ARTICLE 16 GENERAL PROVISIONS		42

16.1	EVIDENCE	42
16.2	NO RESPONSIBILITY FOR EMPLOYER ACTION	43
16.3	FIDUCIARY DUTIES	43
16.4	BENEFITS NOT INSURED	43
16.5	WAIVER OF NOTICE AND SUCCESSORS	43
16.6	MILITARY LEAVES OF ABSENCE	43
16.7	GOVERNING LAW	43

ARTICLE 17 TOP-HEAVY PROVISIONS		43

17.1	TOP-HEAVY PROVISIONS	43
17.2	TOP-HEAVY DEFINITIONS	43
17.3	DETERMINATION OF TOP-HEAVY STATUS	44
17.4	TOP-HEAVY RATIO	44
17.5	MINIMUM ALLOCATION	45
17.6	MINIMUM VESTING IN TOP-HEAVY YEARS	46

ARTICLE 18 EXECUTION		47

APPENDIX A – Costco 401(k) Retirement Plan Participating Employers		48
APPENDIX B – Costco 401(k) Retirement Plan Pay Summary Group Chart		49
APPENDIX C – Eligibility Requirements for the Wellness Assessment Contribution		56

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Costco 401(k) Retirement Plan

Costco Wholesale Corporation (“Costco”) maintains this Plan for the exclusive benefit of eligible employees of Costco and its designated subsidiaries. The Plan was formerly known as the PriceCostco 401(k) Retirement Plan and was established effective January 1, 1995, by merging the Costco Wholesale Corporation Employees’ 401(k) Retirement Plan and The Price Company Profit Sharing Plan into The Price Company 401(k) Plan. The Costco 401(k) Plan for California Union Employees was established effective June 1, 1995. That Plan merged into the Costco 401(k) Retirement Plan effective December 31, 2002. The Plan is intended to be a qualified profit sharing plan under the Internal Revenue Code, with an ESOP component, a salary reduction arrangement under Code Section 401(k) and a matching contribution under Code Section 401(m).

Article 1 Definitions

Whenever used in this Plan, the following terms shall have the meanings set out below, unless the context clearly indicates otherwise, and when the defined meaning is intended the term is capitalized:

1.1	“Account” means the aggregate of the accounts maintained for a Participant under the Plan.

1.2	“Act” means the Employee Retirement Income Security Act of 1974 (also known as ERISA), as it may be amended from time to time.

1.3	“Actual Contribution Percentage (ACP)” means the average (expressed as a percentage calculated to the nearest one-hundredth of one percent) of the Contribution Percentages of the Participants in a specified group of eligible Highly Compensated Employees or Non-Highly Compensated Employees.

1.4	“Actual Deferral Percentage (ADP)” means the average (expressed as a percentage calculated to the nearest one-hundredth of one percent) of the Deferral Percentages of the Participants in a specified group of eligible Highly Compensated Employees or Non-Highly Compensated Employees.

1.5	“Affiliated Company” means any corporation, trade, or business comprising with the Employer part of a controlled group (as defined in Code Sections 414(b) and (c) as modified by Code Section 414(h)), any organization comprising with the Employer part of an affiliated service group (as defined in Code Section 414(m)), or any employer of “leased employees” (as defined in Code Section 414(n)) of the Employer or other Affiliated Company, and any other entity required to be aggregated with the Employer under Code Section 414(o) and the regulations issued thereunder.

1.6	“Anniversary Date” means the last day of the Plan Year.

1.7	“Annual Addition” means (for purposes of applying the limitations of Code Section 415) contributions and additions allocated with respect to a Participant for a Limitation Year, as defined in Code Section 415(c).

1.8	“Approved Absence” means an Employee’s leave without pay for a specified period of time approved by a Participating Employer in advance and in writing, in accordance with an established leave policy that is applied in a uniform and nondiscriminatory manner to similarly situated Participants. Other unpaid leaves of absence shall be considered a Period of Severance under the Plan.

1.9	“Beneficiary” means a person or entity designated by a Participant or by the terms of the Plan who is entitled to a benefit under the Plan in the event of the Participant’s death. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed the Beneficiary’s interest. A Beneficiary’s right to (and the Plan Administrator’s or the Trustee’s duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until the Beneficiary first becomes entitled to receive a benefit under the Plan.

1.10	“Break in Service” means a Period of Severance of 12 consecutive months, during which a Participant completes no Hours of Service.

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1.11	“Code” means the Internal Revenue Code of 1986, as amended.

1.12	“Committee” means the Costco Benefits Committee. A member is appointed to the Committee by the Board of Directors of Costco or by the Committee, and shall serve until the first to occur of such member’s resignation, removal by the Board of Directors or the remaining Committee members, or termination of employment with Costco and its Affiliated Companies. The Committee may increase or decrease the number of its members and remove or appoint new members, as it deems prudent.

1.13	“Company Contribution” or “Company Contribution for California Teamster Employees” means the contribution made by a Participating Employer pursuant to Section 3.1(c)(2). An Employee is eligible for this contribution only to the extent such contribution is required by the Participating Employer’s collective bargaining agreement with the International Brotherhood of Teamsters in California. Compensation, hours, and work not covered by that agreement is ineligible for this contribution.

1.14	“Compensation” means those items on the Costco 401(k) Retirement Plan Pay Summary Group Chart reflected as included for purposes of the Salary Deferral and Matching Contributions, and the Discretionary Contribution. Compensation for purposes of the Salary Deferral Contribution shall comply with Treas. Reg. 1.401(k)-1(e)(8). The Chart, attached hereto as Appendix B, may be amended from time to time by the Employer. Compensation taken into account for purposes of the Salary Deferral and Matching Contribution portions of the Plan shall not include the Compensation earned by the Participant prior to the Participant’s Entry Date for Salary Deferral Contributions, and Compensation for purposes of the Employer Discretionary Contribution shall not include the Compensation earned by the Participant prior to the Participant’s Entry Date for Discretionary Contributions. Furthermore, the annual Compensation of any Participant taken into account for determining any benefit provided under the Plan shall not exceed $200,000, as adjusted in accordance with Section 401(a)(17) of the Code, and shall not include amounts that may not be included in Section 415 Compensation, under Treasury Regulation 1.415(c)-2(d)(4), including the timing rules applicable thereto. Compensation shall include any “differential wage payments” to Participants on Military Leave in accordance with Section 414(u)(12) of the Code.

1.15	“Contribution Percentage” means the ratio (expressed as a percentage calculated to the nearest one-hundredth of one percent) of the Matching Contributions made under the Plan on behalf of a Participant for the Plan Year to the Section 414 Compensation of the Participant for the Plan Year. Provided, however, that in the case of a Highly Compensated Employee who is eligible to participate in two or more Code Section 401(k) plans of a Participating Employer to which matching contributions or employee contributions are made, all such contributions on behalf of the Highly Compensated Employee must be aggregated for purposes of determining the Highly Compensated Employee’s Contribution Percentage. Only Matching Contributions not recharacterized as Qualified Non-Elective Contributions for purposes of satisfying the ADP Test are considered. The Employer may also elect, with respect to Employees eligible for Matching Contributions, to treat elective deferrals (as defined in Treasury Regulation 1.402(g)) and qualified non-elective contributions (as defined in Code Section 401(m)) contributed to any plan maintained by a Participating Employer as Matching Contributions, subject to Treasury Regulation 1.401(m)-2(a)(6) (which is incorporated herein by reference), provided that the Plan Year is the same as the plan year of the plan to which such elective deferrals and qualified non-elective contributions are made.

1.16	“Costco” means Costco Wholesale Corporation, a Washington corporation.

1.17	“Deferral Percentage” means the ratio (expressed as a percentage calculated to the nearest one-hundredth of one percent) of the Salary Deferral Contributions made under the Plan on behalf of a Participant for a Plan Year to the Section 414 Compensation of the Participant for the Plan Year. Provided, however, that in the case of a Highly Compensated Employee who is eligible to participate in two or more Code Section 401(k) plans of a Participating Employer to which salary reduction contributions, or other elective contributions, may be made, all such contributions on behalf of the Highly Compensated Employee shall be aggregated for purposes of determining the Highly Compensated Employee’s Deferral Percentage. Only Salary Deferral Contributions not recharacterized

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as Matching Contributions for purposes of satisfying the ACP test are considered. The Employer may also elect to treat qualified non-elective contributions (as defined in Code Section 401(m)) that are not recharacterized as Matching Contributions and are contributed to any plan maintained by a Participating Employer and matching contributions (as defined in Code Section 401(m)(4)) contributed to any plan maintained by a Participating Employer, including Matching Contributions recharacterized as qualified non-elective contributions (provided the Matching Contributions meet the vesting and distribution requirements of Code Section 401(k)(3)(D)(ii)(I)), as Salary Deferral Contributions, subject to Treasury Regulation 1.401(k)-2(a)(6) (which is incorporated by reference) provided that the Plan Year is the same as the plan year of the plan to which such Matching Contribution and qualified non-elective contributions are made.

1.18	“Discretionary Contribution” means the contribution made at the discretion of Participating Employers and allocated pursuant to Section 3.1(c)(1). Employees whose work is covered by a collective bargaining agreement and with respect to whom retirement benefits have been the subject of good faith bargaining are ineligible for the Discretionary Contribution at Section 3.1(c)(1) unless such agreement provides for participation in the Plan to the same extent as Employees not covered by that or any other collective bargaining agreement. Compensation, hours, and work that is covered by the collective bargaining agreement with the International Brotherhood of Teamsters in California is ineligible for the Discretionary Contribution at Section 3.1(c)(1).

1.19	“Effective Date” means January 1, 1995.

1.20	“Eligibility Computation Period for Discretionary and Company Contributions” means a 12-consecutive-month period during which an Employee completes not less than 1,000 Hours of Service, measuring the beginning of the initial 12-month period from the Employee’s Employment Commencement Date. If an Employee does not complete 1,000 Hours of Service during his or her initial Eligibility Computation Period, each succeeding Eligibility Computation Period shall be the 12-consecutive-month period ending on the last day of each bi-weekly payroll period. Provided, however, that an Eligibility Computation Period for an Employee who does not complete 1,000 Hours of Service during his or her initial Eligibility Computation Period shall also be any Plan Year in which the Employee completes not less than 1,000 Hours of Service, beginning with the Plan Year in which occurs the first anniversary of the Employee’s Employment Commencement Date. The elapsed time method does not apply for this purpose.

1.21	“Eligible Employment” means work classified on a Participating Employer’s payroll administered in Issaquah, Washington as performed by a regular salaried Employee or as a full-time or part-time hourly Employee. Eligible Employment does not include work performed pursuant to a collective bargaining agreement and with respect to which retirement benefits have been the subject of good faith bargaining, except to the extent such agreement provides for participation in this Plan. Eligible Employment does not include work as an NWAP Employee, work in Puerto Rico, work compensated through a payroll system other than a Participating Employer’s payroll system administered in Issaquah, Washington, or work classified on a Participating Employer’s payroll or accounting system administered in Issaquah, Washington as work by a leased employee (regardless of whether the individual meets the definition of a Leased Employee herein), a temporary agency employee, an independent contractor, or in any other non-employee capacity. The definitions and classifications herein shall apply notwithstanding any subsequent reclassification of an individual as an employee by a court, government agency, or settlement agreement.

1.22	“Employee” means any employee of a Participating Employer, including a Leased Employee for purposes of coverage and discrimination testing.

1.23	“Employee Contribution Account” means the Accounts maintained for a Participant to record his or her contributions to the Plan, including a Participant’s “Rollover Account” (but excluding accounts for Salary Deferral Contributions, which are considered employer contributions under the Act).

1.24	“Employer” means Costco Wholesale Corporation, a Washington corporation. The Employer is the Plan Sponsor.

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1.25	“Employer Contribution Account” means the Accounts maintained for a Participant to record his or her share of the contributions made by a Participating Employer that are subject to the Plan’s vesting schedule, including accounts for Matching Contributions, and Discretionary and Company Contributions.

1.26	“Employer Stock” means stock of the Employer which is a Qualifying Employer Security.

1.27	“Employer Stock Ownership Plan” or “ESOP” means the portion of this Plan described in Section 7.5 hereof.

1.28	“Employment Commencement Date” means the date an Employee first performs an Hour of Service for a Participating Employer.

1.29	“Entry Date for Discretionary and Company Contributions” means January 1 and July 1 of each Plan Year.

1.30	“Entry Date for Salary Deferral Contributions” means the first day of the first pay period ending after the first day of the month following the date an Employee completes 90 days of Service within a 12-month period, as described in Section 2.1. The Participant’s Participating Employer may extend the end of a pay period to a date that is before the pay date for that pay period, to the extent such extension is done on an administratively practicable and reasonably consistent basis.

1.31	“ESOP Dividend Reinvestment Account” means the Account maintained for a Participant to record this or her share of the dividends paid pursuant to the ESOP, as explained in Section 7.5. Unless otherwise stated, the ESOP Dividend Reinvestment Account is an earnings sub-account of the source of the contribution originally invested in Employer Stock.

1.32	“Excess Aggregate Contributions” means with respect to any Plan Year the excess of (a) the aggregate amount of Matching Contributions, including the aggregate amount of elective deferrals and qualified non-elective contributions (as defined in Code Section 401(m)) actually taken into account in computing the Actual Contribution Percentage of Highly-Compensated Employees for a Plan Year, over (b) the maximum amount of such contributions permitted by the Actual Contribution Percentage (ACP) test (determined hypothetically by reducing contributions made on behalf of Highly-Compensated Employees in order of Contribution Percentages beginning with the highest of such Contribution Percentages and continuing until the ACP test is satisfied).

1.33	“Excess Contributions” means, with respect to any Plan Year the excess of (a) the aggregate amount of Salary Deferral Contributions including Matching Contributions and qualified non-elective contributions (as defined in Code Section 401(m)) actually taken into account in computing the Actual Deferral Percentage of Highly-Compensated Employees for such Plan Year, over (b) the maximum amount of such contributions permitted by the Actual Deferral Percentage (ADP) test (determined hypothetically by reducing contributions made on behalf of Highly-Compensated Employees in order of Deferral Percentages beginning with the highest of such Deferral Percentages and continuing until the ADP test is satisfied).

1.34	“Excess Deferrals” means the amount of Salary Deferral Contributions for a calendar year which, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 403(b) or 408(k) of the Code, exceeds the limit imposed on such deferrals by Section 402(g) of the Code for such calendar year, exclusive of Catch-Up Contributions permitted under Section 3.1(e) of the Plan and Section 414(v) of the Code.

1.35	“Five Percent Owner” means any person described as a 5% owner of a Participating Employer within the meaning of Section 416(i)(1) of the Code.

1.36

“Highly-Compensated Employee” means any employee who was a Five Percent Owner at any time during the Plan Year in question or the preceding Plan Year, and any employee who, during the preceding Plan Year, received Section 415 Compensation from a Participating Employer in excess of

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$90,000, as adjusted pursuant to the Code, and was in the top-paid 20% of employees when ranked on the basis of Section 415 Compensation for the year. In addition, a former employee shall be treated as a Highly-Compensated Employee if the former employee was a Highly-Compensated Employee when the employee separated from service with a Participating Employer or was a Highly-Compensated Employee at any time after attaining age 55. For purposes of determining the number of employees in the top-paid group only, there shall be excluded all employees who (i) have not completed six months of service with a Participating Employer, (ii) normally work less than 17 1⁄2 hours per week, (iii) normally work during not more than six months during any year, (iv) have not attained age 21, or (v) are nonresident aliens receiving no U.S. source income from a Participating Employer.

1.37	“Hour of Service” means:

(a)	Each hour for which a Participating Employer, either directly or indirectly, pays an Employee or for which the Employee is entitled to payment for the performance of duties during the Plan Year. These hours shall be credited to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;

(b)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer. Hours under this subsection shall be credited to the Employee for the Plan Year to which the award or the agreement pertains rather than to the Plan Year in which the award, agreement, or payment is made; and

(c)	Each hour for which a Participating Employer, either directly or indirectly, pays an Employee or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated) for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or Military Leave. Hours under this subsection shall be credited to the Plan Year in which the Employee is paid, the Employee becomes entitled to payment, or the payment becomes due, whichever occurs first. Notwithstanding the preceding provisions of this subsection, no credit shall be given for:

(1)	More than 501 hours under this subsection on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year);

(2)	Any hour on account of a period during which the Employee does not perform any duties if the payment is under a plan maintained solely for the purpose of complying with the applicable workman’s compensation law, unemployment compensation law, or disability insurance law; and

(3)	Any hour for a payment that solely reimburses the Employee for medical or medically related expenses incurred by the Employee.

Credit shall not be given under more than one of the foregoing subsections (a), (b), and (c). If credit is to be given for the 12-month period beginning with the Employee’s employment commencement date, then the 12-month period beginning with the date an Employee first completes an Hour of Service for a Participating Employer shall be substituted for the term “Plan Year” wherever the latter term appears in this section. Any ambiguity with respect to the crediting of an Hour of Service shall be resolved in favor of the Employee. Hours of Service shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are specifically incorporated herein by this reference.

1.38	“Inactive Participant” means a Participant who has terminated employment with a Participating Employer and has an interest in the Plan that has not been distributed, or a Participant who has become an Ineligible Employee.

1.39	“Ineligible Employee” means an Employee who is not eligible to participate in this Plan.

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1.40	“Investment Funds” means the investment funds established pursuant to the Plan as the Plan Administrator may authorize from time to time.

1.41	“Leased Employee” means any individual (other than an Employee of a Participating Employer) who, pursuant to an agreement between a Participating Employer and any other person (the “leasing organization”), has performed services for a Participating Employer or for a Participating Employer and related persons on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of a Participating Employer. Contributions or benefits provided by the leasing organization which are attributable to the services performed for a Participating Employer shall be treated as provided by a Participating Employer. The preceding sentence shall not apply to any Leased Employee if (a) the total of Leased Employees constitute less than 20% of a Participating Employer’s non-highly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, and (b) such individual is covered by a money purchase pension plan providing immediate participation, full and immediate vesting, and a non-integrated employer contribution of 10% of compensation (as defined in Section 415(c)(3) of the Code), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the individual’s gross income under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

1.42	“Limitation Year” means the Plan Year.

1.43	“Matching Contribution” means the contribution to the Plan made by a Participating Employer for the Plan Year and allocated to a Participant’s Matching Contribution Account under Section 3.1(b) by reason of the Participant’s Salary Deferral Contributions to the Plan. Employees whose work is covered by a collective bargaining agreement and with respect to whom retirement benefits have been the subject of good faith bargaining are ineligible for this contribution, unless such agreement provides for such contribution or provides that Employees whose work is covered by that agreement will participate in the Plan to the same extent as Employees not covered by that or any other collective bargaining agreement.

1.44	“Matching Contribution Account” means the Account maintained by the Plan Administrator for each Participant which is to be credited with the Matching Contributions allocated to the Participant and adjustments related thereto.

1.45	“Maternity or Paternity Leave” means an absence from work for any of the following reasons:

(a)	The pregnancy of the Employee;

(b)	The birth of a child of the Employee;

(c)	The placement of a child with the Employee in connection with the adoption of such child by the Employee; or

(d)	For purposes of the care of a child referred to in subsections (b) or (c), immediately following the child’s birth or placement for adoption.

An Employee must furnish the Plan Administrator with reasonable information in a timely manner establishing that any absence from work is for one of the reasons listed above. In such event, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. Maternity or Paternity Leave shall be considered only for purposes of determining whether or not a Break in Service has occurred and not for any other purpose.

1.46	“Military Leave” means qualified military service described in Code Section 414(u).

1.47	“Nondeductible Voluntary Contribution Account” means an account holding after-tax voluntary contributions made by a Participant under a Prior Plan or pursuant to a defaulted loan.

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1.48	“Nonforfeitable” means a Participant’s or Beneficiary’s unconditional claim, legally enforceable against the Plan and Trust, to that portion of a Participant’s Account balance that has become vested in accordance with Article 8.

1.49	“Non-Highly-Compensated Employee” means any Employee who is not a Highly-Compensated Employee.

1.50	“Normal Retirement Age” means age 65.

1.51	“Participant” means an active Employee who has entered the Plan or an Inactive Participant.

1.52	“Participating Employer” means Costco Wholesale Corporation and the Affiliated Companies listed on Appendix A attached hereto.

1.53	“Period of Severance” means a continuous period of time during which an Employee is not employed by a Participating Employer. Such period begins on the date the Employee retires, quits, or is discharged or, if earlier, on the 12 month anniversary of the date on which the Employee was otherwise first absent from service. Approved Absence and Maternity or Paternity Leave shall not constitute a Period of Severance, provided, however, that (a) continuation upon a temporary layoff for lack of work for a period in excess of three months shall be deemed a termination of employment effective as of the end of the third month of such period, and (b) failure to return to work upon the expiration of any Approved Absence, Maternity or Paternity Leave, sick leave, vacation, or within three days after recall from a temporary layoff for lack of work shall be deemed a termination of employment effective as of the expiration of such Approved Absence, Maternity or Paternity Leave, sick leave, vacation or layoff. A Period of Severance shall not include Military Leave, unless required by Code Section 414(u) or Treasury Regulations 1.410(a)-7.

1.54	“Plan” means the plan reflected in this document, and any amendments thereto.

1.55	“Plan Administrator” means the Committee. The Plan Administrator is the Named Fiduciary of the Plan.

1.56	“Plan Year” means the 12 consecutive month period commencing on January 1 and ending on December 31 of each calendar year.

1.57	“Prior Plan” means The Costco Wholesale Corporation Employees’ 401(k) Retirement Plan, The Price Company Profit Sharing Plan, or The Price Company 401(k) Plan.

1.58	“Profit Sharing Contribution” means the contribution made at the discretion of Participating Employers and allocated pursuant to Section 3.1(f). The Profit Sharing Contribution is considered a Discretionary Contribution for purposes of Sections 2.6, 3.3, 4.4, and 7.5 of the Plan.

1.59	“Profit Sharing Contribution Account” means the Account maintained for a Participant to record his or her share of Profit Sharing Contributions made by a Participating Employer.

1.60	“Qualifying Employer Security” means the common stock issued by the Employer which is tradable on an established securities market, or any other securities of the Employer which meet the requirements of Code Section 409(l) and are specified in writing to the Plan Administrator by the Employer.

1.61	“Qualified Non-Elective Contribution” means a contribution made pursuant to Section 3.1(d) and allocated to Participants’ Accounts when such contribution is designated by the Employer as Nonforfeitable and subject to the Limitations on withdrawal for Salary Deferral Contributions described in Code Section 401(k)(2)(B).

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1.62	“Rescission Account” means the Account maintained for a Participant or Beneficiary to record his or her funds received pursuant to acceptance of Costco’s Rescission Offer, filed on Form S-3 with the Securities and Exchange Commission in 2005.

1.63	“Roth Elective Deferral” means a Salary Deferral Contribution (including a Catch-Up Contribution) that is: (a) designated irrevocably by the Participant in a Salary Deferral Agreement as a Roth Elective Deferral that is in lieu of all or a portion of the pre-tax Salary Deferral Contributions the Participant is otherwise eligible to make, and (b) included in the Participant’s income at the time the Participant would have otherwise received that amount in cash.

1.64	“Roth Elective Deferral Account” means the account maintained by the Plan within each Participant’s Salary Deferral Account for Roth Elective Deferrals.

1.65	“Salary Deferral Account” means the Account maintained for a Participant to record his or her share of the contributions made by a Participating Employer that are made pursuant to Participants’ Salary Deferral Agreements. Except as specifically stated otherwise, references to a Participant’s Salary Deferral Account include the Participant’s Roth Elective Deferral Account for all purposes under the Plan.

1.66	“Salary Deferral Agreement” means a written agreement or enrollment form (or written confirmation of a voice enrollment) in which a Participant elects to have his or her Compensation reduced by a specified amount in whole percentages, or elects not to have his or her Compensation reduced. Salary Deferral Agreement also means a Participant’s default election to have his or her Compensation reduced by 3% under “Automatic Enrollment” as described below and a Participant’s default election to have his or her Compensation reduction percentage increased under “Automatic Increases” as described below. A Participant may elect to reduce Compensation for non-Catch-Up Contributions not less than 1% or more than 50% per pay period. A Participant may elect to reduce Compensation for Catch-Up Contributions not less than 1% or more than 50% per pay period. These limits apply to pre-tax Contributions and Roth Elective Deferrals combined. The determination of whether a contribution is a Catch-Up Contribution is, however, determined in accordance with Section 3.1(e) and Code Section 414(v). Salary Deferral Agreements shall be governed by the following:

(a)	Enrollment. A Participant’s initial Salary Deferral Agreement must be submitted to the Plan prior to the end of the pay period within which falls the Participant’s Entry Date for Salary Deferral Contributions, in order to be effective on such Entry Date. If a Participant does not enroll for salary deferrals when first eligible, the Participant may submit a Salary Deferral Agreement at any time thereafter, to be effective on the first day of the pay period within which enrollment is completed. The Participant’s Participating Employer may extend the end of a pay period to a date that is before the pay date for that pay period, to the extent such extension is done on an administratively practicable and reasonably consistent basis. The effective date of enrollment is subject to administrative practicability.

(b)	Automatic Enrollment. If an Employee is eligible to make Salary Deferral Contributions but does not submit a Salary Deferral Agreement before the dates in (i) or (ii) below (as applicable), the Employee will be automatically enrolled in the Plan and treated as having submitted a Salary Deferral Agreement electing to have his or her Compensation reduced by 3%. Automatic Enrollment is effective on the first day of the pay period (or extended pay period as provided in Section (a)) ending after the following:

(i) For Employees who become eligible for Salary Deferral Contributions on their Entry Date (as described in Section 2.1),the 30-day period following the first day of the month after they complete 90 days of Service within a 12-consecutive-month period.

(ii) For Employees who become eligible for Salary Deferral Contributions upon re-hire (as described in Section 2.4) or upon entering Eligible Employment (as described in Section 2.1), the 30-day period following the date they become eligible under Section 2.1 or 2.4.

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(c)	Automatic Increases.

(i)	Except as provided in (ii) below, the Compensation reduction percentage in an Eligible Employee’s Salary Deferral Agreement shall be automatically increased by 1% on each anniversary of the Employee’s Employment Commencement Date (or re-employment date, if applicable), unless the Employee suspends or amends his or her Salary Deferral Agreement during the 30-day period ending on such anniversary date. Such increase is considered an amendment to the Employee’s Salary Deferral Agreement, and is effective on the first day of the pay period (or extended pay period as provided in Section (a)) ending after the Employee’s anniversary date described above. This automatic increase shall not apply if the Compensation reduction percentage in the Employee’s then-existing Salary Deferral Agreement is either 0% or is 15% or more.

(ii)	An Employee may elect to not have automatic increases apply to his or her Salary Deferral Agreement. In addition, an Employee may elect to change the manner in which the automatic increase described in (i), above, applies to his or her Salary Deferral Agreement by (A) choosing a different date for scheduled automatic increases; (B) choosing a different whole percentage of compensation for the amount of automatic increases; and/or (C) choosing a different maximum Compensation reduction percentage for automatic increases. An Employee’s election to opt out of automatic increases or to change the manner in which automatic increases apply must be made by such method as the Plan Administrator may announce, from time to time (including an automated voice response or other electronic medium), and on or before such reasonable prior deadline as the Plan Administrator shall establish from time to time.

(d)	Effective Time. A Salary Deferral Agreement shall apply to each payroll period during which an effective Salary Deferral Agreement is in effect with a Participating Employer and shall be effective as of the beginning of the first payroll period that includes the effective date of the Salary Deferral Agreement. Salary Deferral Agreements may be entered into by such method as the Plan Administrator may announce, from time to time (including an automated voice response or other electronic medium).

(e)	Suspension or Amendment. A Salary Deferral Agreement may be suspended or may be amended by a Participant at any time by such method as the Plan Administrator may announce, from time to time (including an automated voice response or other electronic medium) or by giving written notice to a Participating Employer and the Plan Administrator on or before such reasonable prior deadline as the Plan Administrator shall establish from time to time.

(f)	Verification by Participant. A Participant is responsible for reviewing account statements and payroll stubs to verify that the correct salary reduction amount is being taken from the Participant’s wages and credited to the Plan. All salary reductions are final and irrevocable. A Participant must notify the Plan Administrator of any error, in which case the error will be fixed prospectively.

(g)	Maximum annual deferral. No Salary Deferral Agreement shall allow deferrals under this Plan and any other qualified plan maintained by a Participating Employer during any taxable year to exceed the dollar limitation contained in Section 402(g) and 414(v) of the Code in effect for such taxable year.

(h)

Order of priority. A Participant’s Compensation in any pay period is reduced first for all other deductions imposed by the Participant’s Participating Employer (except Dependent COBRA premiums, the Dependent Care Assistance Plan under the Participant’s Costco Wholesale Corporation Cafeteria Plan election, and employee stock purchase programs, and certain adjustments), such as deduction for local and Federal taxes, loan repayments, and the Participant’s election to pay for benefits under the Costco Employee Benefits Program. A Participant’s Compensation in any pay period is then reduced for pre-tax Salary Deferral Contributions (non-Catch-Up Contributions first and then Catch-Up Contributions), and next for

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Roth Elective Deferrals (non-Catch-Up Contributions first and then Catch-Up Contributions). If in any pay period a Participant’s net cash pay would be less than the Participant’s Salary Deferral Contribution, the Participant is treated as having fully withdrawn his or her Salary Deferral Agreement for the following contribution categories in the following order, until the Participant’s Salary Deferral Contribution would not be less than the Participant’s net pay: full Roth Catch-Up Contribution, full Roth non-Catch-Up Contribution, remaining full Catch-Up Contribution, and then remaining full non-Catch-Up Contribution.

(i)	Roth Elective Deferrals. Effective January 1, 2010, a Participant may elect to make Roth Elective Deferrals in a Salary Deferral Agreement submitted in accordance with this Section 1.66. Subsections (b) (automatic enrollment) and (c) (automatic increases) are not applicable to Roth Elective Deferrals.

1.67	“Salary Deferral Contribution” means a contribution made by a Participating Employer to a Participant’s Salary Deferral Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant’s Compensation from a Participating Employer was reduced during the Plan Year pursuant to the Salary Deferral Agreement. Employees whose work is covered by a collective bargaining agreement and with respect to whom retirement benefits have been the subject of good faith bargaining are ineligible for this contribution, unless such agreement provides for such contribution or provides that Employees whose work is covered by that agreement will participate in the Plan to the same extent as Employees not covered by that or any other collective bargaining agreement. The dollar limitation of Code Section 402(g), as adjusted, shall apply in the aggregate to Elective Contributions under this Plan and elective contributions on behalf of the Participant for the same taxable year under all cash and deferred arrangements described in Code Section 402(h)(1)(B), 457, 501(c)(18) and 403(b) covering such Participant, regardless of employer, except to the extent permitted for Catch-Up Contributions under Section 3.1(e) of the Plan.

1.68	“Section 414 Compensation” means any definition of compensation permitted by Code Section 414(s) and Treasury Regulation 1.414(s)-1, which shall be consistently applied to the extent required by Treasury Regulation 1.414(s)-1(b)(2). Section 414 Compensation is used for calculating the ADP, ACP and Section 401(a)(4) discrimination tests.

1.69	“Section 415 Compensation” or “415 Compensation” is used for determining the maximum allowable Annual Addition to a Participant’s Account, and for determining whether a Participant is a Highly Compensated Employee or a Key Employee, and means compensation as defined in Code Section 415(c)(3) and Treasury Regulation 1.415(c)-2(d)(4), and includes “deemed section 125 compensation,” as defined in Treasury Regulation 1.415(c)-2(g)(6)(ii). Section 415 Compensation shall be determined in accordance with the timing rules of Treasury Regulation 1.415(c)-2(e) as follows: (a) Section 415 Compensation shall be taken into account for a Limitation Year only if it is actually paid or made available to an Employee (or, if earlier, includible in the gross income of the Employee) within the Limitation Year; and (b) other than compensation described in Treasury Regulation 1.415(c)-2(e)(3)(ii) and (iii)(A) that is paid within the period described in Treasury Regulation 1.415(c)-2(e)(3)(i), Section 415 Compensation does not include amounts that are paid or treated as paid to an Employee after the Employee’s severance from employment with the Employer (as defined in Treasury Regulation 1.415(a)-1(f)(5)). Notwithstanding anything in the foregoing to the contrary, the annual Section 415 Compensation of any Participant shall not exceed the maximum permitted under Sections 401(a)(17) and 415 of the Code.

1.70	“Service” means an Employee’s period or periods of employment with a Participating Employer, which are counted as Service in accordance with the following:

Each Employee shall be credited with Service under the Plan for the period or periods during which such Employee maintains an employment relationship with a Participating Employer. An Employee’s employment relationship shall be deemed to commence on the date the Employee first renders one Hour of Service to a Participating Employer or any Affiliated Company and shall be deemed to continue during the following periods:

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(a)	An Employee shall not be considered to have terminated employment during a period of Approved Absence unless the Employee fails to return to the employ of a Participating Employer at or prior to the expiration date of such Approved Absence, in which case he or she shall be deemed to have terminated as of the date of expiration of such Approved Absence.

(b)	In the case of an Employee who terminates employment and who is subsequently reemployed by a Participating Employer without having incurred a Break in Service, the period between the date of termination and date of reemployment.

All periods of an Employee’s Service, whether or not consecutive, shall be aggregated.

1.71	“Spouse” means the person who is treated as a spouse under federal law and who is legally married to the Participant (as determined under the laws of the state in which the Participant resides) on the date distribution of benefits under the Plan commences or who was married to the Participant on the date of the Participant’s death. However, a former spouse will be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

1.72	“Straight Time Hour” or “STH” means an Hour of Service included in computing the Company Contribution, according to the Costco 401(k) Retirement Pay Summary Group Chart. The Chart, attached hereto as Appendix B, may be amended from time to time by the Employer. Hours of Service for purposes of computing the Company Contribution shall not include hours prior to the Participant’s Entry Date for Discretionary and Company Contributions.

1.73	“Total Disability” means the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or that has lasted or can be expected to last for a continuous period of not less than 12 months, or for a blind Participant age 55 and over, the inability to engage in the Participant’s usual occupation. Total Disability shall be evidenced by the Participant’s eligibility for Social Security disability benefits, and a disabled Participant must furnish proof satisfactory to the Plan Administrator of a determination by Social Security that the Participant is entitled to Social Security disability benefits.

1.74	“Trust” means the trust established to hold and invest the contributions made to the Plan.

1.75	“Trust Agreement” means the agreement under which the Trust is maintained.

1.76	“Trust Fund” means all property of every kind held or acquired by the Trustee under the Trust Agreement.

1.77	“Trustee” means T. Rowe Price Trust Company, as Trustee, pursuant to the Trust Agreement, or any successor appointed by the Employer who in writing accepts the position of Trustee.

1.78	“Valuation Date” means, with respect to the Trust Fund, the Anniversary Date, the last business day of each calendar month, and such other interim valuation date or dates as directed by the Plan Administrator.

1.79	“Years of Service” means the length of an Employee’s Service determined by dividing the Employee’s days of Service by 365 and rounding any fractional result down to the nearest whole year. Employees who participated in the Costco Wholesale Corporation Employees’ 401(k) Retirement Plan prior to the Effective Date shall receive credit for the number of Years of Service credited under the “hours of service” method used by that plan prior to the Effective Date, in accordance with Treasury Regulation 1.410(a)-7(g). Thereafter, such employees shall receive credit for additional Years of Service under the “elapsed time” method used by this Plan counting only Service after the Effective Date. Years of Service with a prior Affiliated Company or under a prior Plan shall not count under this Plan, unless stated otherwise herein or required by law.

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Article 2 Eligibility and Participation

2.1	ELIGIBILITY FOR SALARY DEFERRAL AND MATCHING CONTRIBUTIONS

Each Employee who is at least 18 years of age and is in Eligible Employment shall be eligible to participate in the Plan, for purposes of making Salary Deferral Contributions and receiving Matching Contributions only, on the Entry Date for Salary Deferral Contributions following the completion of 90 days of Service within a 12 consecutive month period, and after timely filing a Salary Deferral Agreement. An Employee who has met the requirements described above but who is not in Eligible Employment on such Entry Date shall become eligible for participation on the date the Employee subsequently enters Eligible Employment and timely files a Salary Deferral Agreement. A Participant shall not be eligible to share in the Employer’s Discretionary or Company Contribution until the requirements of Section 2.2 are met.

2.2	ELIGIBILITY FOR DISCRETIONARY AND COMPANY CONTRIBUTIONS AND THE PROFIT SHARING CONTRIBUTION

Each Employee who is at least 18 years of age and is in Eligible Employment shall be eligible to participate in the Plan for purposes of the Employer’s Discretionary or Company Contribution on the Entry Date for Discretionary and Company Contributions after completing the Eligibility Computation Period for Discretionary and Company Contributions. An Employee who has met the requirements described above but who is not in Eligible Employment on such Entry Date shall become eligible for participation on the date the Employee subsequently enters Eligible Employment. Each Employee who is in Eligible Employment and who meets the eligibility requirements for the Profit Sharing Contribution described in Appendix C attached hereto shall be eligible to participate in the Plan for purposes of that contribution.

2.3	CONTINUANCE OF PARTICIPATION

An eligible Employee shall continue to be a Participant as long as the Participant has an Account balance in the Plan. However, active participation shall cease when a Participant terminates employment with the Employer. Active participation shall also cease if a Participant’s Eligible Employment ceases, whether or not the Participant remains an Employee, in accordance with the provisions of Section 2.5. Such a Participant may become an active Participant again as of the date he or she returns to Eligible Employment. In addition, active participation shall cease if a Participant is on an unpaid Approved Absence. However, if a Participant returns to the Service of a Participating Employer on or before the end of an Approved Absence, that Participant may become an active Participant again as of the date he or she returns to Eligible Employment. Active participation shall also cease if a Participant voluntarily waives participation in accordance with the provisions of Section 2.6. This Section shall not be construed to grant former Participants, Participants or Employees who are re-employed greater rights, contributions or benefits than former Participants, Participants or Employees whose employment does not terminate. The re-employed person must also timely file a Salary Deferral Agreement following re-employment to participate in the Salary Deferral and Matching Contributions.

2.4	PARTICIPATION UPON RE-EMPLOYMENT

A Participant or former Participant whose employment terminates and who is subsequently re-employed or an Employee who has satisfied the eligibility requirements of the Plan but terminates prior to an applicable Entry Date (for either Salary Deferral Contributions or for Discretionary and Company Contributions, or both) shall re-enter the Plan as a Participant (with respect to the portions of the Plan for which the Employee was eligible) on the date of re-employment. Any other Employee whose employment terminates and who is subsequently re-employed shall become a Participant in accordance with the normal provisions of the Plan. This Section shall not be construed to grant former Participants, Participants or Employees who are re-employed greater rights, contributions or benefits than former Participants, Participants or Employees whose employment does not terminate. The re-employed person must also timely file a Salary Deferral Agreement following re-employment to participate in the Salary Deferral and Matching Contributions.

2.5	INELIGIBLE EMPLOYEE STATUS

If a Participant does not terminate employment but becomes an Ineligible Employee, the Plan Administrator shall limit that Participant’s share of the allocation of employer contributions and Participant forfeitures, if any, to relate to the Participant’s Compensation paid by the Employer for services while the Participant was in Eligible Employment. However, during the period that the Participant is an Ineligible Employee, his or her Account shall continue to share fully in Trust Fund allocations of net income (or loss). If an Ineligible Employee becomes

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eligible to participate by reason of a change to Eligible Employment, the Employee may participate in the Plan immediately if he or she has satisfied the normal eligibility requirements and would have been a Participant had he or she been in Eligible Employment during his or her period of Service with the Participating Employer.

2.6	ELECTION NOT TO PARTICIPATE

With the consent of the Plan Administrator, an eligible Employee may voluntarily elect not to participate in the Discretionary or Company Contribution portion of the Plan or the Matching Contribution portion of the Plan and may waive coverage under such portions of the Plan prospectively by signing forms acceptable to the Plan Administrator. Such waiver must be knowing and voluntary, and the reason for the waiver must be reflected in writing. A Participant who has waived coverage may not elect to resume participation in such portions of the Plan before the time specified in the waiver, if any, and must notify the Plan Administrator in writing of the election to resume participation in such portions of the Plan no later than 30 days prior to the beginning of the Plan Year in which participation shall be reinstated. An election not to participate in the Salary Deferral Contribution portion of the Plan must be made in accordance with Section 1.61.

Article 3 Employer Contributions

3.1	AMOUNT OF CONTRIBUTION

(a)	Salary Deferral Contribution. Participating Employers shall contribute an amount to the Account of each Participant who satisfies the eligibility requirements of Article 2 equal to the Salary Deferral Contribution made pursuant to such Participant’s Salary Deferral Agreement for such Plan Year.

(b)	Matching Contribution. Participating Employers may contribute an amount to the Account of each Participant who satisfies the eligibility requirements of Article 2 equal to a percentage of a Participant’s Salary Deferral Contributions made for a Plan Year, up to a certain amount. Such percentage and amount are established annually by the Employer. The Matching Contribution for Participants whose work is covered by the collective bargaining agreement with the International Brotherhood of Teamsters in California is that which is required by that agreement and memorialized by the Employer. Participating Employers reserve the right to make no Matching Contribution, and to modify the Matching Contribution formula or allocation within the time prescribed by law.

A Participating Employer makes the Matching Contribution for work covered by the collective bargaining agreement with the International Brotherhood of Teamsters in California only if the Plan otherwise requires such Matching Contribution, and if such Matching Contribution is with respect to work covered by that agreement. Participating Employers do not make that Matching Contribution for work not covered by such agreement. A Participating Employer makes the Matching Contribution for work by other Participants only if the Plan otherwise requires such Matching Contribution, and if such Matching Contribution is with respect to work not performed pursuant to the collective bargaining agreement with the International Brotherhood of Teamsters in California. Participating Employers do not make that Matching Contribution for work covered by such agreement.

(c)

Discretionary and Company Contribution. Participating Employers may make a Company or Discretionary Contribution for a Plan Year to the Account of a Participant who satisfies the eligibility requirements for Discretionary or Company Contributions in Article 2 and who is employed by the Employer on the last day of the Plan Year for which any such contribution is made. The Employer will declare any such Company or Discretionary Contribution in writing and make it within the time period prescribed by law, both of which may occur after the Plan Year to which it relates, and any such Contribution shall be allocated based on the terms of the Plan (including but not limited to this Section and subsections (1) and (2)), and on Participants’ status on the last day of the Plan Year for which the contribution is declared and made. Participating Employers reserve the right to make no Company or Discretionary Contribution, and to modify the Company or Discretionary Contribution formula or allocation within the time prescribed by law. In the event the ESOP portion of the Plan has an exempt loan and suspense account, allocation of non-monetary units representing participants’ interests in assets withdrawn from the suspense account shall be allocated as provided in Section 7.5(f)(2). For this purpose a Participant whose employment has terminated under a severance agreement but who is still receiving severance pay shall not be considered to be employed by a Participating Employer after the termination

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date specified in the severance agreement. If a Participating Employer makes a Company Contribution under 3.1(c)(2) for a Participant’s hours of work, a Participating Employer will not also make a Discretionary Contribution under 3.1(c)(1) for Compensation earned with respect to the same hours of work. If a Participating Employer makes a Discretionary Contribution under 3.1(c)(1) for a Participant’s Compensation, a Participating Employer will not also make a Company Contribution under 3.1(c)(2) for hours of work with respect to the same Compensation.

Solely for purposes of determining Years of Service under this subsection, Years of Service prior to a Break in Service shall be excluded. Moreover, an Employee who was employed by The Price Company on the effective date of the merger of The Price Company and Costco Wholesale Corporation shall not be entitled to count as service any period of time that he or she was previously employed by Costco Wholesale Corporation, and an Employee who was employed by Costco Wholesale Corporation on the effective date of the merger of The Price Company and Costco Wholesale Corporation shall not be entitled to count as service any period of time that he or she was previously employed by The Price Company.

(1)	Discretionary Contribution. This Discretionary Contribution is allocated based on a percentage of Compensation established annually by the Employer within the time prescribed by law. The contribution under this Section 3.1(c)(1) may vary according to a Participant’s Years of Service but all Participants with the same Years of Service (as grouped below) will receive a Discretionary Contribution under this Section 3.1(c)(1) that is the same percentage of Compensation. This Section 3.1(c)(1) Discretionary Contribution is based on Compensation earned while a Participant is in Eligible Employment and after such Participant’s Entry Date for Discretionary and Company Contributions. The Employer will notify the Trustee in writing of the percentage of Compensation to be contributed for each Years of Service group.

Years of Service

Less than 1	11 or more and less than 12	22 or more and less than 23

1 or more and less than 2	12 or more and less than 13	23 or more and less than 24

2 or more and less than 3	13 or more and less than 14	24 or more and less than 25

3 or more and less than 4	14 or more and less than 15	25 or more and less than 26

4 or more and less than 5	15 or more and less than 16	26 or more and less than 27

5 or more and less than 6	16 or more and less than 17	27 or more and less than 28

6 or more and less than 7	17 or more and less than 18	28 or more and less than 29

7 or more and less than 8	18 or more and less than 19	29 or more and less than 30

8 or more and less than 9	19 or more and less than 20	30 or more

9 or more and less than 10	20 or more and less than 21

10 or more and less than 11	21 or more and less than 22

For purposes of this Section 3.1(c)(1) Discretionary Contribution, Compensation does not include amounts earned pursuant to work covered by the collective bargaining agreement with the International Brotherhood of Teamsters in California.

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(2)	Company Contribution for California Teamster Employees. The Company Contribution is the amount required by collective bargaining agreement, and memorialized and made by the Employer within the time prescribed by law. The contribution under this Section 3.1(c)(2) may vary according to a Participant’s Years of Service, but all Participants with the same Years of Service will receive a Company Contribution under this Section 3.1(c)(2) that is the same amount for each Straight Time Hour. The Employer will notify the Trustee in writing of the contribution amount per Straight Time Hour according to a Participant’s Years of Service. Only Straight Time Hours worked pursuant to the collective bargaining agreement with the International Brotherhood of Teamsters in California, and only Straight Time Hours worked while a Participant is in Eligible Employment and after such Participant’s Entry Date for Discretionary and Company Contributions, is taken into account when computing this contribution.

For this purpose, Straight Time Hours include hours worked on Sunday. The Plan credits no more than 2080 Straight Time Hours for each calendar year of work.

(d)	Qualified Non-Elective Contribution. The Employer may designate all or a portion of the Discretionary or Company Contribution or certain Matching Contributions made for a Plan Year as a Qualified Non-Elective Contribution in order to help meet the ADP test described in Section 4.2 or the ACP test described in Section 4.3. The Employer may also, in its discretion, make a separate contribution, which the Employer may designate as a Qualified Non-Elective Contribution. Such separate contribution shall be made in an amount and allocated under one of the following methods to Participants in a disaggregated plan (as described in Sections 4.2(a) and 4.3(a), as applicable), or any other method elected by the Employer and permitted by law:

(1)	Within twelve (12) months after the end of the Plan Year, the Employer may in its discretion make a Qualified Non-Elective Contribution to be allocated first to those Participants with the lowest Deferral Percentage or Contribution Percentage, as applicable, in the minimum amount necessary to meet the test in question or to cause such Participants’ Deferral Percentages or Contribution Percentages to equal the Deferral or Contribution Percentages of Participants with the next lowest percentages, whichever occurs first. Then the remaining Qualified Non-Elective Contribution may be allocated to the group with the next lowest Deferral or Contribution Percentage, including those Participants brought up to such percentage by the previous allocation, in the minimum amount necessary to meet the test in question or to cause such percentages to equal the percentage of Participants with the next lowest percentage. This process is continued until the applicable test is met and the contribution is allocated in its entirety.

(2)	Within twelve (12) months after the end of the Plan Year, the Employer may in its discretion make a Qualified Non-Elective Contribution to be allocated to the Accounts of Non-Highly Compensated Employees in the following manner. The Employer may first allocate the Qualified Non-Elective Contribution to the Account of the lowest paid Non-Highly Compensated Employee up to that Employee’s “maximum permissible amount” in accordance with Code Section 415 and Section 5.3 of this Plan. If after making this contribution the Plan does not pass the ADP or ACP Test, as applicable, the Employer may allocate a contribution to the Account of the next lowest paid Non-Highly Compensated Employee up to that Employee’s “Maximum Permissible Amount” in accordance with Code Section 415 and Section 5.3 of this Plan, and so forth until the Plan passes the ADP or ACP Test, as applicable. To determine which Employee is the “lowest paid” Non-Highly Compensated Employee for purposes of this section, only 415 Compensation earned while the Employee is eligible to participate in this Plan shall be taken into account.

Notwithstanding the above, a Qualified Non-Elective Contribution will not be allocated to the Account of a Non-Highly Compensated Employee to help meet the ADP test to the extent such contribution exceeds the product of such Non-Highly Compensated Employee’s Section 414 Compensation and the greater of 5% or two times the Plan’s “representative contribution rate” (as defined in Treasury Regulation 1.401(k)-2(a)(6)(iv)). Likewise a Qualified Non-Elective Contribution will not be allocated to the Account of a Non-Highly Compensated Employee to help meet the ACP test to the extent such contribution exceeds the product of such Non-Highly Compensated Employee’s Section 414 Compensation and the greater of 5% or two times the Plan’s “representative contribution rate” (as defined in Treasury Regulation 1.401(m)-2(a)(6)(v)).

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(e)	Catch-Up Contribution. All Employees who are eligible for Salary Deferral Contributions under the Plan and who will attain age 50 or older before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with and subject to the limitations of Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Sections 402(g) and 415 of the Code or the non-Catch-up Contribution 50% of compensation limitation of Section 1.58 of the Plan. Moreover, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(f)	Profit Sharing Contribution. Participating Employers may make a Profit Sharing Contribution to the Account of a Participant who satisfies the eligibility requirements for that contribution in Article 2. The Employer will declare any such Profit Sharing Contribution in writing and make it within the time period prescribed by law, both of which may occur after the Plan Year to which it relates, and any such contribution shall be allocated on a per capita basis to all Participants entitled to such contribution. Participating Employers reserve the right to make no Profit Sharing Contribution, and to modify such contribution amount within the time prescribed by law. The Employer will notify the Trustee in writing of the amount of any such Profit Sharing Contribution to be allocated to Participants.

3.2	RETURN OF CONTRIBUTION

The Trustee, upon written request from the Employer, shall return to the Employer the amount of a Participating Employer’s contribution made by a Participating Employer by mistake of fact or the amount of a Participating Employer’s contribution disallowed as a deduction under Section 404 of the Code. The Trustee shall not return any portion of a Participating Employer’s contribution under the provisions of this section more than one year after:

(a)	The payment of the contribution by mistake of fact; or

(b)	The date of disallowance of the contribution as a deduction.

The Trustee shall not increase the amount of a Participating Employer’s contribution returnable under this section for any earnings attributable to the contribution, but the Trustee shall decrease a Participating Employer’s contribution returnable for any losses attributable to it. The Trustee may require a Participating Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under Section 403(c) of the Act.

3.3	TIME OF PAYMENT OF CONTRIBUTION AND ACCRUAL OF BENEFIT

Participating Employers shall pay their contributions to the Trustee for each Plan Year within the time prescribed (including extensions) by the Code for filing its federal income tax return for the taxable year for which it claims a deduction for its contribution, or as otherwise required by law. A Participant accrues no Matching, Company, Discretionary, or Qualified Non-Elective Contribution until satisfying all requirements of the Plan, and until the Employer formally establishes or declares such Contribution.

Article 4 Limits on Contributions and Correction of Excess Amounts

4.1	DISTRIBUTION OF EXCESS DEFERRALS

Excess Deferrals and income or loss allocable thereto shall be distributed no later than each April 15 to Participants who make a timely claim for such Excess Deferrals for the preceding calendar year. The income or loss allocable to Excess Deferrals shall be the product of the income or loss allocable to the Participant’s Salary Deferral Account (and other amounts treated as elective contributions under the Code) for the preceding calendar year multiplied by a fraction, the numerator of which is the Participant’s Excess Deferral for the preceding calendar year and the denominator of which is the sum of (i) the Participant’s Account balance attributable to Salary Deferral Contributions (and other amounts treated as elective contributions under the Code) determined as of the beginning of the preceding calendar year and (ii) the Participant’s Salary Deferral Contributions (and other amounts treated as elective contributions under the Code) for the preceding calendar year. A Participant’s claim

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for Excess Deferrals must be in writing and shall be submitted to the Plan Administrator no later than March 1 of the year following the calendar year in which such Excess Deferrals were made. If, after distribution of Excess Deferrals, the effective availability rule of Treasury Regulation 1.401(a)(4)-4(c) is not met for a Highly Compensated Employee, Matching Contributions attributable to such Excess Deferrals plus any income and any loss allocable thereto shall be distributed to such Highly Compensated Employee(s) as wages; provided, however, that if such distribution is prohibited by Internal Revenue Code Section 401(m), then such amounts shall instead be forfeited and allocated in the same manner as provided in Section 8.4. The income and loss allocable to such Matching Contributions shall be calculated using a methodology similar to that described above.

4.2	SALARY DEFERRAL LIMITATIONS

(a)	ADP Discrimination Tests for Salary Deferral Contributions. In order for the discrimination standards of Internal Revenue Code Section 401(k) to be satisfied in any Plan Year, the Actual Deferral Percentage (ADP) for the Plan Year in question for Participants who are Highly Compensated Employees and the ADP for Participants who are not Highly Compensated Employees must satisfy one of the following tests:

(1)	The current year ADP for Participants who are Highly Compensated Employees is not more than the current year ADP for Participants who are not Highly Compensated Employees multiplied by 1.25; or

(2)	The excess of the current year ADP for Participants who are Highly Compensated Employees over the current year ADP for Participants who are not Highly Compensated Employees is not more than two percentage points, and the current year ADP for Participants who are Highly Compensated Employees is not more than the current year ADP for Participants who are not Highly Compensated Employees multiplied by 2.

Compliance with the discrimination standards set forth above shall be determined in accordance with Code Section 401(k), as amended from time to time, and any related laws and regulations as may be in effect from time to time. Under those rules, effective January 1, 1997, the plan elects to use current year data for determining the ADP of both Highly Compensated and non-Highly Compensated Employees. Moreover, if this plan is aggregated with any other plan or plans for purposes of the nondiscrimination standards of Code Section 401(a)(4) or the minimum coverage requirements of Code Section 410(b) (other than Section 410(b)(2)(A)(ii)), all elective contributions made under all such plans shall be treated as if made under a single plan. In addition, if two or more plans are permissively aggregated for purposes of the nondiscrimination standards of Code Section 401(k), the aggregated plans must satisfy the nondiscrimination standards of Section 401(a)(4) and the minimum coverage requirements of Section 410(b) as though they were a single plan. The mandatory disaggregation rule in Treasury Regulations issued under Code Section 410 shall apply only to the extent required by law, and correction shall apply separately to each disaggregated plan, including a Qualified Non-Elective Contribution under Section 3.1(d). The special rule for early participation of Code Section 401(k)(3)(F) may be applied in determining compliance with the above discrimination standards.

(b)	Corrections to ADP Tests. In the event the Plan does not satisfy the ADP test set forth herein, the Employer shall take corrective action until the test is satisfied. The corrective action shall be undertaken pursuant to one or more of the options, or any combination of the options, set forth below.

(1)	Distribution of Excess Contributions. The Excess Contributions may be distributed to Highly Compensated Employees on the basis of the dollar amount of the Salary Deferral Contributions attributable to each Highly Compensated Employee. The Excess Contributions for a Plan Year are distributed by the following method, under which the aggregate dollar amount of the Salary Deferral Contribution of the Highly Compensated Employee(s) with the largest such contribution is reduced to the extent required to:

(i)	Distribute all Excess Contributions; or

(ii)	Cause the dollar amount of the Salary Deferral Contribution of such Highly Compensated Employee(s) to equal the dollar amount of the Salary Deferral Contribution of the Highly Compensated Employee(s) with the next largest Salary Deferral Contribution.

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This process may be repeated until all Excess Contributions are distributed. Any Salary Reduction Agreement shall be deemed to direct and authorize the Employer to abate a Participant’s Salary Reduction Account and to distribute Excess Contributions as specified above. Any Excess Contributions so distributed, plus any income and any loss allocable thereto, shall be distributed and returned to Highly Compensated Employees as wages if possible within 2 1⁄2 months after the close of the Plan Year and in all events by the end of the following Plan Year. The income and loss allocable to an Excess Contribution shall include income and loss for the Plan Year for which the Excess Contributions were made but shall not include income and loss for the period between the end of such Plan Year and the date of distribution (the gap period). Income and loss for the Plan Year for which the Excess Contributions were made shall be calculated using a methodology similar to that described in Section 4.1. If, after distribution of Excess Contributions, the effective availability rule of Treasury Regulation 1.401(a)(4)-4(c) is not met for a Highly Compensated Employee, Matching Contributions attributable to such Excess Contributions plus any income and any loss allocable thereto shall be distributed to such Highly Compensated Employee(s) as wages; provided, however, that if such distribution is prohibited by Internal Revenue Code Section 401(m), then such amounts shall instead be forfeited and allocated in the same manner as provided in Section 8.4. The income and loss allocable to such Matching Contributions shall be calculated using the methodologies described above.

(2)	Qualified Non-Elective Contributions. The Employer may make Qualified Non-Elective Contributions in accordance with either of the methods described in Section 3.1(d) of this Plan, or any other method permitted by law.

4.3	MATCHING CONTRIBUTION LIMITATIONS

(a)	ACP Discrimination Tests for Matching Contributions. In order for the discrimination standards of Internal Revenue Code Section 401(m) to be satisfied in any Plan Year, the Actual Contribution Percentage (ACP) for the Plan Year in question for Participants who are Highly Compensated Employees and the ACP for Participants who are not Highly Compensated Employees must satisfy one of the following tests:

(1)	The current year ACP for Participants who are Highly Compensated Employees is not more than the current year ACP for Participants who are not Highly Compensated Employees multiplied by 1.25; or

(2)	The excess of the current year ACP for Participants who are Highly Compensated Employees over the current year ACP for Participants who are not Highly Compensated Employees is not more than two percentage points, and the current year ACP for Participants who are Highly Compensated Employees is not more than the current year ACP for Participants who are not Highly Compensated Employees multiplied by 2.

Compliance with the discrimination standards set forth above shall be determined in accordance with Code Section 401(m), as amended from time to time, and any related laws and regulations as may be in effect from time to time. Under those rules, effective January 1, 1997, the plan elects to use current year data for determining the ACP of both Highly Compensated and Non-Highly Compensated Employees. Moreover, if this plan is aggregated with any other plan or plans for purposes of the nondiscrimination standards of Code Section 401(a)(4) or the minimum coverage requirements of Code Section 410(b) (other than Section 410(b)(2)(A)(ii)), all employee and matching contributions made under all such plans shall be treated as if made under a single plan. In addition, if two or more plans are permissively aggregated for purposes of the nondiscrimination standards of Code Section 401(m), the aggregated plans must satisfy the nondiscrimination standards of Section 401(a)(4) and the minimum coverage requirements of Section 410(b) as though they were a single plan. The mandatory disaggregation rule in Treasury Regulations issued under Code Section 410 shall apply only to the extent required by law, and the exception for collectively bargained plans in the Code shall apply, and correction shall apply separately to each disaggregated plan, including a Qualified Non-Elective Contribution under Section 3.1(d). The special rule for early participation of Code Section 401(m)(5)(C) may be applied in determining compliance with the above discrimination standards.

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(b)	Corrections to ACP Tests. In the event the Plan does not satisfy the ACP tests set forth herein, the Employer shall take corrective action until one of the tests is satisfied. The corrective action shall be pursuant to one or more of the options, or any combination of the options, set forth below.

(1)	Distribution of Excess Aggregate Contributions. The Excess Aggregate Contributions may be distributed to Highly Compensated Employees on the basis of the dollar amount of the Matching Contributions attributable to each Highly Compensated Employee. The Excess Aggregate Contributions for a Plan Year are reduced by the following method, under which the dollar amount of the Matching Contribution of the Highly Compensated Employee(s) with the largest such contribution is reduced to the extent required to:

(i)	Distribute all Excess Aggregate Contributions; or

(ii)	Cause the dollar amount of the Matching Contribution of such Highly Compensated Employee(s) to equal the dollar amount of the Matching Contribution of the Highly Compensated Employee(s) with the next largest Matching Contribution.

This process may be repeated until all Excess Aggregate Contributions are distributed. Matching Contributions (and the income allocable thereto) that are not vested (determined without regard to any increase in vesting that may occur after the date of the forfeiture) may be forfeited to correct Excess Aggregate Contributions. Any Excess Aggregate Contributions that are vested shall be distributed to the Participant within 2 1⁄2 months after the close of the Plan Year, if possible, and in all events by the end of the following Plan Year. The income and loss allocable to an Excess Aggregate Contribution shall include income and loss for the Plan Year for which the Excess Aggregate Contributions were made but shall not include income and loss for the period between the end of such Plan Year and the date of distribution (the gap period). Income and loss for the Plan Year for which the Excess Aggregate Contributions were made shall be calculated using a methodology similar to that described in Section 4.1.

(2)	Qualified Non-Elective Contributions. The Employer may make Qualified Non-Elective Contributions in accordance with either of the methods described in Section 3.1(d) of this Plan, or any other method permitted by law.

4.4	DISCRETIONARY CONTRIBUTION LIMITATIONS

The Discretionary Contribution must satisfy Code Sections 401(a)(4) and 410(b). The mandatory disaggregation rule in Treasury Regulations issued under Code Section 410 shall apply to the extent required by law, and the exceptions for collectively bargained plans in the Code shall apply. The Employer may correct an initial failure to pass Code Section 401(a)(4) or 410(b) as provided in Section 3.1(d), pursuant to Treasury Regulations at 1.401(a)(4) (including 1.401(a)(4)-7, -8, -9 or -11(g)) and 1.410(b), or pursuant to any other method legally available. Correction shall apply separately to each disaggregated plan. The ESOP portion of the Plan may not, however, use the methodology in Treasury Regulation 1.401(a)(4)-8 or the safe harbor in 1.401(a)(4)-2(b)(3) to satisfy Code Section 401(a)(4).

Article 5 Allocation to Accounts

5.1	ALLOCATIONS—GENERAL

(a)	The Salary Deferral Contribution for a Plan Year shall be allocated to each Participant’s Salary Deferral Account in accordance with the Salary Deferral Agreement entered into by the Participant so that each Account shall be credited with the amount by which that Participant’s salary was reduced. Furthermore, Salary Deferral Contributions that are designated as Roth Elective Deferrals by a Participant shall be allocated to the Participant’s Roth Elective Deferral Account.

(b)	The Matching Contribution payable on behalf of a Participant for a Plan Year shall be allocated to the Participant’s Employer Contribution Account in the amount payable under Section 3.1(b).

(c)	The Discretionary and Company Contribution payable on behalf of a Participant for a Plan Year shall be allocated to the Employer Contribution Account of each Participant who is employed by a Participating Employer on the last day of the Plan Year, and to such other Participants as may be determined under Section 3.1(d).

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(d)	The Qualified Non-Elective Contributions, if any contributions are designated as such by the Employer, shall be allocated as soon as administratively practicable to the Employer Qualified Non-Elective Contribution Account of those Participants who are entitled to an allocation of such Qualified Non-Elective Contributions for that Plan Year under Section 3.1(d).

(e)	In no event shall a Participating Employer make a contribution to a Participant’s Account if the contribution would cause the Participant’s Annual Addition for that Plan Year to exceed the maximum annual limitations described in Section 5.3.

(f)	Dividends paid or reinvested with respect to the ESOP portion of the Plan shall be allocated to the ESOP Dividend Reinvestment Account according to Section 7.5.

(g)	Funds to which a Participant, Inactive Participant, or Beneficiary is entitled pursuant to his or her acceptance of the Rescission Offer shall be allocated to his or her Rescission Account.

(h)	The Profit Sharing Contribution payable on behalf of a Participant for a Plan Year shall be allocated to the Profit Sharing Contribution Account of each Participant who is entitled to such Contribution under Section 3.1(f).

5.2	ALLOCATION OF INVESTMENT INCOME (OR LOSS) AND ALLOCATION OF PLAN EXPENSES

All contributions to the Accounts of each Participant in the Plan shall be reflected in units or shares of each Investment Fund and, in the case of the ESOP, in shares of Employer Stock, according to the investments elected by the Participant. As of each Valuation Date, the Plan Administrator (or its agent, the third party recordkeeper) shall adjust accounts to reflect the net income, gains and losses since the last Valuation Date, and any administrative expenses charged to the Accounts, provided that gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other accounts under the Plan. Dividends with respect to Employer Stock shall be allocated and reinvested or paid as provided in Section 7.5 hereof. The Plan Administrator may allocate the reasonable and necessary fees and expenses of administering the Plan to the Accounts of Participants and Beneficiaries, and it may pay such fees and expenses from the Accounts to the extent they are not paid by the Employer; provided such fees and expenses are incurred for the administration and operation of the Plan and are not “settlor” expenses.

5.3	LIMITATION ON ANNUAL ADDITIONS

The Annual Addition to the Account of any Participant for a Limitation Year under this Plan may not exceed the maximum permissible amount, in accordance with Code Section 415 and the regulations thereunder, which are incorporated herein by this reference.

5.4	ADJUSTMENTS FOR EXCESS ANNUAL ADDITIONS

If the Annual Addition under this Plan would cause the maximum Annual Addition to be exceeded for any Participant, the amount allocated under this Plan shall be reduced so that the Annual Additions for the year will equal the maximum allowable Annual Addition. The reduction shall be made first from Discretionary and Company Contributions to the extent thereof, and then, if necessary, from Profit Sharing Contributions to the extent thereof, and then, if necessary, from Matching Contributions to the extent thereof, and then, if necessary, from pre-tax Salary Deferral Contributions to the extent thereof, and then, if necessary from Roth Elective Deferrals. If the Annual Addition allocated under other defined contribution plans and welfare benefit funds that must be aggregated with this Plan are equal to or greater than the maximum allowable addition to the Participant’s account for the year in question, no amount shall be contributed or allocated under this Plan for that Plan Year. If a Participant’s Annual Addition under this Plan and such other plans results in an excess Annual Addition for the Plan Year, the excess Annual Addition shall be corrected in accordance with applicable guidance from the IRS issued from time to time.

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Article 6 Participant Contributions

6.1	PARTICIPANT ROLLOVER CONTRIBUTIONS

A Participant who is also an Eligible Employee, with the Plan Administrator’s consent and after filing with the Trustee the form prescribed by the Plan Administrator, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a qualified “rollover contribution” which the Code permits an Employee to transfer from a qualified plan, from a Code Section 403(a) annuity plan or 403(b) tax-sheltered annuity contract or from a Code Section 457(b) qualified deferred compensation plan, to another qualified plan (“Rollover Contribution”), as long as the Rollover Contribution does not include after-tax contributions and will not require any changes to the operation and administration of this Plan or the provision of any form of distribution other than a lump sum distribution. The Plan does not accept rollovers from a Participant’s Roth elective deferral account in another plan. Before accepting a Rollover Contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer first in fact a qualified Rollover Contribution that is acceptable to the Plan. If a contribution is made to the Trust under this section, the Trustee shall hold the amount contributed in a segregated Account for the Participant’s sole benefit. The interest of each Participant in all such Employee Contribution Accounts shall be 100% vested and Nonforfeitable at all times.

6.2	WITHDRAWAL OF ROLLOVER AND TRANSFER CONTRIBUTIONS

A Participant may apply for a distribution of all or any part of the Participant’s Rollover Contribution at any time.

Article 7 Investment of Accounts

7.1	INVESTMENT OF ACCOUNTS

A Participant shall direct investment of his or her Account in Investment Funds and/or the ESOP in accordance with this section and Section 7.5. Any dispute regarding an investment direction constitutes a dispute arising under the terms of the Plan, and must be administratively processed as a claim under the procedure for claims and denial of benefits set forth in the summary plan description.

(a)	Investment of Account Balance and Future Contributions. A Participant’s Account balance and a Participant’s future contributions shall be invested among the Investment Funds and/or the ESOP as directed by the Participant from time to time. Such directions shall be subject to the limitations in amount or increment and to such other limitations, restrictions or requirements, including reasonable redemption fees and excessive trading policies, as the Plan Administrator shall communicate to Participants. Investment directions may be made telephonically, electronically, or by such other methods as the Plan Administrator shall make available to Participants from time to time. The Plan’s record of investment directions will be controlling.

(b)	Direction of Investment by Beneficiary of Participant. After the death of a Participant, prior to distribution of the Participant’s Account, the Participant’s Beneficiary shall be entitled to direct the investment of the Account among the Investment Funds and/or the ESOP and exercise all ownership rights with respect to such investments.

(c)	Participant Loans. The Plan Administrator will treat a loan made to a Participant under Section 10 as a Participant direction of investment under this Section 7.1. To the extent of the loan outstanding at any time, the borrowing Participant’s account alone shares in any interest paid on the loan, and it alone bears any expense or loss it incurs in connection with the loan. The Trustee shall deposit principal and interest paid on such loan when administratively practicable to the Participant’s Account under the Plan.

(d)	Investment Funds. The Plan Administrator shall select the Investment Funds and monitor their performance. The Investment Funds shall include at least three diversified funds which have materially different risk and return characteristics. Each Investment Fund sponsor shall provide prospectuses and other disclosures required by regulations under Section 404(c) of the Act, and the Plan Administrator shall take appropriate steps to assure that Participants (and Beneficiaries, in the case of deceased Participants) will receive the information and disclosure required by such regulations.

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7.2	LIMITATION ON INVESTMENT DIRECTION BY INSIDERS

Notwithstanding the foregoing, any Participant who is an insider (“Insider”) for purposes of the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and related rules of the Securities and Exchange Commission, may not direct the investment of any portion of such Participant’s account in Employer Stock. Under current rules Insider includes the executive officers of the Employer, any directors of the Employer, and any shareholder holding ten percent or more of any class of any equity security of the Employer that is registered pursuant to the Securities Exchange Act of 1934. The executive officers included are the Employer’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Employer. Officers of the Employer’s subsidiaries and Affiliated Companies shall be included as Insiders if they perform such policy-making functions for the Employer or otherwise qualify as Insiders. Under the current employment structure, Insiders include all employees at the level of Executive Vice-President or higher and the chief accounting officer. The Employer shall identify Participants who are Insiders from time to time and shall instruct the Plan’s third-party recordkeeper that such Insiders may not elect investments in Employer Stock.

7.3	OPTIONAL PASS-THROUGH VOTING OF NON-EMPLOYER STOCK

The Plan Administrator may direct the Trustee, from time to time, to allow Participants to direct the Trustee as to the manner in which shares of the Investment Funds, other than Employer Stock, allocated to each Participant’s Account shall be voted or how the Trustee should respond to a tender offer or similar ownership right. If the Plan Administrator permits such pass-through voting, the Trustee shall deliver to each Participant a copy of any proxy solicitation materials, tender offer, or other information given to shareholders of the securities, together with a form by which the Participant may instruct the Trustee how to vote or whether to tender the securities. The Trustee shall vote such securities through proxy in accordance with the instructions received from the Participant entitled to vote the securities and shall tender or exercise other ownership rights in accordance with the instructions of the Participant. The Trustee shall not vote, tender, or otherwise exercise ownership rights for any such securities for which instructions are not received from the Participant.

7.4	PASS-THROUGH VOTING OF EMPLOYER STOCK

(a)	Information and Procedures. Participants who have investments in Employer Stock shall be provided with the same information as that which is provided to other shareholders, including all proxies and proxy solicitation material, and the Participant shall have the right to direct the Trustee as to the voting, tender, and other similar rights of the Employer Stock allocated to the Participant’s Account. Information regarding a Participant’s exercise of such rights shall be maintained in accordance with procedures designed to safeguard the confidentiality of the purchase, holding, or sale of Employer Stock and the exercise of voting, tender, and other ownership rights, except to the extent necessary to comply with federal or state laws that are not preempted by ERISA (such as the reporting requirement for Insiders under Section 16 of the Securities Exchange Act of 1934).

(b)	Appointment of Special Fiduciaries. The Plan Administrator shall designate a fiduciary (the “Employer Stock Fiduciary”) responsible for ensuring that the procedures for safeguarding the confidentiality of the information as to the ownership and exercise of ownership rights described in Section 7.4(a) are sufficient and being followed. The Employer Stock Fiduciary may be an officer of the Employer or a committee of officers or employees of the Employer. In addition, the Employer Stock Fiduciary shall appoint an independent fiduciary (the “Independent Fiduciary”) who may not be employed by or affiliated with the Employer or any Affiliated Company to carry out any activities that the Employer Stock Fiduciary determines involve a potential for undue employer influence on Participants with regard to the direct or indirect exercise of shareholder rights.

(c)	Voting of Employer Stock. A Participant may direct the Trustee as to the manner in which Employer Stock allocated to the Participant’s Account shall be voted. Before each meeting of the shareholders, the Employer Stock Fiduciary or the Independent Fiduciary shall deliver or arrange for delivery to each Participant a copy of any proxy solicitation materials together with a form by which the Participant may instruct the Trustee how to vote the Employer Stock. The Trustee shall vote Employer Stock through proxy in accordance with instructions received from the Participant entitled to vote such Employer Stock. The Trustee shall not vote Employer Stock for which voting instructions are not received from Participants entitled to vote such Employer Stock. Neither the Trustee, the Employer Stock Fiduciary, nor the Independent Fiduciary shall express any opinion, make any recommendation, or exert any undue influence with respect to Participants’ voting of Employer Stock.

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(d)	Tender Offers. In the event of a tender offer for shares of Employer Stock, the Trustee shall sell, convey or transfer Employer Stock only in accordance with the written instructions of the Participant. The Independent Fiduciary shall deliver or arrange for delivery to each Participant all information provided to other shareholders, including (a) a copy of the description of the terms and conditions of the tender offer filed with the Securities and Exchange Commission, (b) a copy of the statement from management setting forth its position with respect to the tender offer filed with the Securities and Exchange Commission, (c) an instruction form to be completed by a Participant who wishes to instruct the Trustee to tender Employer Stock in response to the tender offer and written instructions which state that Employer Stock allocated to the Participant will not be tendered if the instruction form is not returned to the Trustee by the indicated deadline, and (d) such other materials or information as the Independent Fiduciary may deem necessary or appropriate. The Trustee shall sell, convey, or transfer shares of Employer Stock pursuant to the terms of the tender offer as directed by the Participants on the instruction forms. Neither the Trustee, the Employer Stock Fiduciary, nor the Independent Fiduciary shall express any opinion or recommendation, or exert any undue influence with respect to Participants’ exercise of their rights under the tender offer.

(e)	Beneficiaries. Upon the death of a Participant, the rights of such Participant pursuant to this Section 7.4 shall apply to his or her Beneficiaries prior to the distribution of such Participant’s Account.

7.5	INVESTMENT IN EMPLOYER STOCK

(a)	Participants may direct investment of their Accounts into Employer Stock. In addition, if the Employer so elects, it may make Matching Contributions, Company Contributions, and Discretionary Contributions in Employer Stock, or if made in cash, it may direct the Trustee to purchase Employer Stock with such cash contributions prior to the allocation of Employer contributions to Accounts. The portion of this Plan which is invested in Employer Stock is hereby designated as an ESOP and a stock bonus plan, and it is designed to invest exclusively in Qualifying Employer Securities. The Plan Administrator may not divest the ESOP of Employer Stock. Up to 100% of the assets of Accounts may be invested in Employer Stock.

(b)	Employer Stock shall be held in one or more ESOP funds established by the Plan Administrator and maintained by the Trustee. Assets of Accounts invested in Employer Stock at the direction of Participants shall be held in such ESOP fund or funds.

(c)	The following shall apply to dividends payable on Employer Stock held in the ESOP:

(1)	Dividends on Employer Stock held in one or more ESOP funds shall be reinvested in Employer Stock unless the procedures under Section 7.5(c)(2) are followed.

(2)	Dividends on Employer Stock held in one or more ESOP funds may be distributed to Participants as follows:

(i)	The Employer may notify the Plan Administrator from time to time that it intends to distribute dividends on Employer Stock to Participants in the ESOP. Thereafter, the Employer shall either pay the dividends in cash directly to Participants, or it shall pay the dividends to the Trust and the Trustee shall distribute the dividends in cash to Participants. If dividends are paid to the Trust, they shall be distributed to Participants by the Trustee at such time and with such frequency as directed by the Plan Administrator, but in no event later than 90 days after the end of the Plan Year in which the dividends are paid to the Trust. The Employer’s notice to the Plan Administrator herein shall apply only to dividends with a record date after the Plan Administrator receives the Employer’s notice.

(ii)

If the Plan Administrator receives the notice described above, it may provide to ESOP Participants a continuing election to either receive the dividends allocable to their Accounts in cash or reinvest the dividends in Employer Stock. The initial election shall be provided and shall become irrevocable, as determined by the Plan Administrator with notice to Participants,

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within a reasonable period of time before a dividend is paid, and thereafter Participants shall have a reasonable opportunity to change their elections at least annually. If a Participant fails to make an election, the Participant shall be deemed to have elected to reinvest dividends in Employer Stock. Dividends reinvested in Employer Stock at the election or deemed election of a Participant shall be 100% vested.

(iii)	If dividends are to be paid directly to Participants, the Plan Administrator shall provide the Employer with information reasonably requested by the Employer for the purpose of identifying Participants entitled to a distribution with respect to shares allocated to their Accounts as of the dividend record date. If dividends are to be paid from the Trust or reinvested, the amount paid to each Participant or the amount reinvested shall be equal to the amount of the dividend with respect to shares allocated to the Participant’s Account as of the dividend record date.

(3)	The payment or reinvestment of dividends shall not constitute an Annual Addition for purposes of Code section 415(c) or a contribution to the Plan, including an elective deferral for purposes of Code section 402(g), an elective contribution for purposes of Code section 401(k), or an employee contribution for purposes of Code section 401(m).

(d)	Participants may purchase and sell their investments in the ESOP funds and diversify their investments on any business day in accordance with the general procedures otherwise applicable to Investment Funds. Such rights are available to all Participants without regard to age or Years of Service. Furthermore, the diversification requirements of Code Section 401(a)(35) shall also apply, which are incorporated herein by this reference. Notwithstanding anything in this subsection (d) to the contrary, certain Participants may not direct investment of their Accounts into or out of Employer Stock during certain regularly scheduled periods, called “blackout periods,” which are established by the Employer to comply with prohibitions on insider trading under applicable securities laws. Participants subject to these blackout periods will be notified by the Employer of their timing and duration within a reasonable period before they occur.

(e)	Distribution from the ESOP to Participants shall be made pursuant to Section 9.3 of the Plan. Notwithstanding any other provision of the Plan, if the Participant elects, distribution shall commence no later than one year after the close of the Plan Year in which the Participant separates from service by reason of attaining Normal Retirement Age, disability, death, or the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service (unless the Participant is re-employed by the Employer before distribution is required to begin under this clause). A Participant has the right to demand that the Participant’s benefit under the ESOP be distributed in the form of Employer Stock. Such distribution shall be in whole shares, and the value of any fractional share shall be distributed in cash. If at the time of such distribution Employer Stock is not readily tradable on an established market, a Participant shall have a put option for a period of at least sixty (60) days following the date of distribution of Employer Stock, and if the put option is not exercised within such 60-day period, for an additional period of at least sixty (60) days in the following Plan Year. For purposes of determining the net unrealized appreciation on distributed Employer Stock purchased at the direction of a Participant, the cost basis to the Trust for the Employer Stock shall be the Participant’s cost basis.

(f)	Other ESOP provisions. This Section applies to the extent the ESOP acquires assets with the proceeds of an exempt loan under Code Section 4975(d)(3).

(1)	Any loan to the ESOP shall be for the primary benefit of Participants and Beneficiaries and shall bear a reasonable rate of interest. The ESOP may pledge Plan assets as collateral for an exempt loan or use Plan assets to repay an exempt loan in the event of default. Collateral which is given to a disqualified person by the ESOP with respect to any such loan shall consist only of Qualifying Employer Securities. The proceeds of an exempt loan (as defined in Treas. Reg. §544975-7(b)(1)(iii)) shall be used within a reasonable time after receipt by the borrowing ESOP solely for the following purposes: (i) to acquire Qualifying Employer Securities; (ii) to repay such loan; and/or (iii) to repay a prior exempt loan. A new loan, the proceeds of which are so used, must satisfy the provisions of this section 7.5(f). Income with respect to securities acquired with the proceeds of an exempt loan shall be allocated as income of the ESOP portion of the Plan except to the extent that the ESOP provides for the use of income from such securities to repay the loan.

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(2)	All assets acquired with the proceeds of an exempt loan must be added to and maintained in a suspense account. The assets of such suspense account are assets of the ESOP. Assets shall be withdrawn from such suspense account by applying Treas. Reg. §54.4975-7(b)(8) and (15) as if all securities in the suspense account were encumbered. As of the end of each Plan Year, non-monetary units representing Participants’ interests in assets withdrawn from the suspense account shall be allocated to the Accounts of Participants in the ESOP in proportion to their Accounts’ share of the amount that represents Qualifying Employer Securities. If a portion of a Participant’s Account is forfeited, Qualifying Employer Securities allocated pursuant to the preceding sentence shall be forfeited only after other assets.

(3)	An exempt loan must provide for release from encumbrance of Plan assets used as collateral under either of the following methods. Under the general method, for each Plan Year while the loan is being repaid, the number of securities released must equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal of the loan. If the interest rate of the loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. Under the special method, the number of securities released from encumbrance is determined solely with reference to principal payments. Under the special method, the following rules apply: (i) the loan must provide for principal and interest payments at a cumulative rate that is not less rapid than level annual payments for ten years; (ii) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the special method is not applicable from the date that, by reason of a loan renewal, extension, or refinance, the sum of the expired duration of the exempt loan, the renewal period, the extension period, and the duration of the new exempt loan exceeds ten years. If a default under the exempt loan occurs, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of the default. An exempt loan must be without recourse against the ESOP. The only assets that may be given as collateral on an exempt loan are Qualifying Employer Securities of two classes: those acquired with the proceeds of the loan and those that were used as collateral on a prior exempt loan repaid with the proceeds of the current exempt loan. No person entitled to payment under the exempt loan shall have any right to assets of the ESOP other than (i) collateral given for the loan; (ii) contributions (other than contributions of employer securities) that are made under the ESOP to meet its obligations under the loan; and (iii) earnings attributable to such collateral and the investment of such contributions.

(4)	Participants shall have the following protections and rights with respect to ESOP Plan assets acquired with the proceeds of an exempt loan.

Except as provided in Treas. Reg. §54.4975-7(b)(9) and (10) or as otherwise required by applicable law, no security acquired with the proceeds of an exempt loan may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an ESOP. Qualifying Employer Securities acquired with the proceeds of an exempt loan shall be subject to a put option (“Put Option”) if they are not publicly traded when distributed or if they are subject to a trading limitation when distributed. For these purposes, “trading limitation” is a restriction under any Federal or state securities law, any regulation thereunder, or an agreement, not prohibited under Treas. Reg. §54.4975-7(b), affecting the security which would make the security not as freely tradable as one not subject to such restriction. The Put Option must be exercisable only by the Participant (or his or her Spouse or other Beneficiary, upon the Participant’s death) and must permit the Participant to put the security to the Employer. Under no circumstances may the put option bind the ESOP. However,

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the Put Option may grant the ESOP an option to assume the rights and obligations of the Employer at the time the Put Option is exercised. If it is known at the time that the loan is made that Federal or state law will be violated by the Employer’s honoring such put option, the Put Option shall permit the security to be put, in a manner consistent with such law, to a third party that has substantial net worth at the time that the loan was made and whose net worth is expected to remain substantial.

The Put Option must be exercisable at least during a 15-month period which begins on the date the security subject to the Put Option is distributed by the ESOP. If a publicly traded security ceases to be so traded within 15 months after distribution, the Employer must notify each security holder in writing on or before the tenth day after the date the security ceases to be so traded that for the remainder of the 15 month period the security is subject to a put option. The number of days between such tenth day and the date on which notice is given, if later than the tenth day, must be added to the duration of the put option. The notice shall inform distributees of the terms of the put options that they are to hold, which terms must satisfy the requirements of this section 7.5(f)(4).

The holder of the Put Option may exercise the Put Option by notifying the Employer in writing that the Put Option is being exercised. The period during which a Put Option is exercisable shall not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by Federal or state law. The exercise price shall be the fair market value of the security determined in accordance with Treas. Reg. §54.4975-11(d)(5). Valuations shall be made in good faith and based on all relevant factors for determining the fair market value of securities. For transactions between the Plan and a disqualified person, value must be determined as of the date of the transaction. For all other purposes, assuming that Employer Stock is not publicly traded, value must be determined as of the most recent valuation date under the Plan based upon an appraisal (conducted at least annually) of an independent appraiser who customarily makes such appraisals. Payment of the Put Option shall be, in the discretion of the Employer, either by lump sum payable within 30 days after the exercise of the Put Option, or by promissory note which provides for substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and extending over a period not exceeding 5 years, with interest payable at a reasonable rate (as determined by the Employer), with adequate security provided, and without penalty for prepayment. Payment under a Put Option may not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer’s articles of incorporation, unless so required by state law.

The provisions of this Section 7.5(f)(4) are non-terminable and shall continue to apply to shares of Employer Stock even if the portion of the Plan described in Section 7.5 herein ceases to be an ESOP within the meaning of Section 4975(e)(7) of the Code.

Article 8 Vesting and Forfeitures

8.1	FULL VESTING

The interest of each Participant in that Participant’s Matching, Company, and Discretionary Contribution Accounts shall become fully vested and Nonforfeitable upon the first to occur of any one of the following events while the Participant is employed by a Participating Employer:

(a)	Upon the attainment of Normal Retirement Age; or

(b)	Upon the death or Total Disability of the Participant.

In addition, the interest of each Participant in that Participant’s Matching, Company, and Discretionary Contribution Accounts shall become fully vested and Nonforfeitable upon the attainment of 100% vesting under the applicable vesting schedule set forth in this Article. A Participant’s Salary Deferral Account, Employer Qualified Non-Elective Contribution Account, ESOP Dividend Reinvestment Account, Rescission Account, Profit Sharing Contribution Account, and Employee Contribution Account shall be 100% vested and Nonforfeitable at all times.

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8.2	NORMAL VESTING SCHEDULE

In the event that the employment of a Participant with all Participating Employers terminates and none of the events resulting in full vesting under Section 8.1 have occurred, such Participant shall be vested with a percentage portion of that Participant’s Matching Contribution Account and Discretionary and Company Contribution Accounts, in accordance with the following normal vesting schedule:

Years of Service	Percent Vested
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 or more	100%

Notwithstanding the vesting schedule set forth in this section, the interest of each Participant who was a Participant in the Prior Plans shall be vested under this Plan at least to the extent that the interest of that Participant was vested under the Prior Plans as of the Effective Date.

8.3	INCLUDED YEARS OF SERVICE – VESTING

For purposes of determining Years of Service under this Article, the Plan shall take into account all Years of Service an Employee completes with a Participating Employer, including Years of Service as an Ineligible Employee.

8.4	FORFEITURES

The Plan Administrator shall forfeit the non-vested portion of a terminated Participant’s Employer Contribution Account on the earliest of (a) the date of distribution of the Participant’s Nonforfeitable Account balance, or (b) the date the Participant has five consecutive Breaks in Service. For purposes of this section, if the value of the Participant’s Nonforfeitable Account balance is zero, the Participant shall be deemed to have received a distribution of such Nonforfeitable Account balance as of the date of the Participant’s termination of employment with all Participating Employers. All forfeitures (including forfeitures made pursuant to Section 14.5) shall be applied to pay administrative expenses of the Plan not otherwise paid pursuant to Section 5.2, or to reduce employer contributions to the Plan, including Matching, Company and Discretionary Contributions and restoration of forfeitures under Sections 8.6 and 14.5.

8.5	RESTORATION OF FORFEITURES

If a terminated Participant who has forfeited some portion of his or her account is subsequently reemployed by a Participating Employer prior to the expiration of five consecutive Breaks in Service, the amount forfeited (without benefit of investment gains or losses) shall be restored if the Participant received a distribution of Plan benefits on account of termination of participation in the Plan and the Participant repays to the Trust Fund the full dollar amount distributed on account of the termination within five years of the reemployment date. Any such amounts shall be restored to the account of the reemployed Participant as of the last day of the Plan Year in which the repayment was made. The restoration shall be made from any forfeitures available. If no forfeitures are available, a Participating Employer shall make a special contribution for this purpose.

Article 9 Distribution of Benefits

9.1	DISTRIBUTION AFTER AGE 59 1⁄2 OR UPON TOTAL DISABILITY

A Participant may apply for a distribution of all or a portion of the Participant’s Nonforfeitable Account balance at any time after attaining age 59 1⁄2 or upon reaching Total Disability.

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9.2	DISTRIBUTION AFTER SEVERANCE FROM EMPLOYMENT

A Participant may apply for a distribution of the total of the Participant’s Nonforfeitable Account balance at any time after severance of employment with all Participating Employers for any reason. Subject to Section 9.11(a), a Participant may, instead, delay distribution until distribution is required under Section 9.6(a).

9.3	FORM OF DISTRIBUTION

The normal form of benefit shall be a single-sum distribution of the Participant’s Nonforfeitable Account balance, which shall be made to the Participant, if living, or if not, to the Participant’s surviving Spouse, but if there is no surviving Spouse or if the Spouse has consented in a manner conforming to Section 13.1, then to the Participant’s designated Beneficiary. The distribution shall be made as a lump-sum payment in cash, with the exception of the portion of an account invested in Employer Stock, with respect to which the Participant may elect a distribution in kind. There shall be no installment form of distribution except as provided under Section 9.6 with respect to required minimum distributions. Any partial distribution permitted or required under the Plan shall be made on a pro-rata basis from all of the Participant’s eligible accounts and investment funds, except that required minimum distributions shall be made from a Participant’s Roth Elective Deferral Account only after complete distribution from all other accounts and correction of excess Annual Additions shall be made in accordance with Section 5.4.

9.4	LATEST DATE FOR COMMENCEMENT OF BENEFITS

Under the Act, distribution of the Participant’s vested Account shall begin no later than the 60th day after the latest of the following:

(a)	The close of the Plan Year in which the Participant attains age 65 or Normal Retirement Age, if earlier;

(b)	The close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(c)	The close of the Plan Year in which the Participant terminates Service with all Participating Employers.

Notwithstanding the foregoing, the failure of a Participant to elect a distribution shall be deemed to be an election to defer commencement of distribution of any benefit sufficient to satisfy this section.

9.5	DEATH DISTRIBUTION PROVISIONS

If the Participant dies before distribution of the Participant’s Nonforfeitable Account balance has been made, the Participant’s Beneficiary may apply for a distribution of the Participant’s Nonforfeitable Account balance in a single sum. Subject to Section 9.11(a), the Beneficiary may, instead, delay distribution until distribution is required under Section 9.6(b).

9.6	MINIMUM DISTRIBUTION REQUIREMENTS

(a)	Before Death. Notwithstanding any other provision in this Plan, the entire interest of each Participant shall be distributed not later than as follows:

(1)	to the Participant not later than the Required Beginning Date, as defined in Section 9.6(c), or

(2)	beginning not later than the Required Beginning Date, in accordance with regulations prescribed by the Secretary under Code § 401(a)(9),

(i)	over the life of such Participant or over the lives of such Participant and his or her designated Beneficiary, or

(ii)	over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his or her designated Beneficiary.

(3)	If the Participant’s Spouse is not his or her designated Beneficiary, a method of payment to the Participant may not provide more than incidental benefits to the Beneficiary pursuant to the minimum distribution incidental benefit requirement in the Treasury Regulations issued under Code § 401(a)(9).

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(4)	Participants who are not 5% owners and who have not terminated service with all Participating Employers but who were receiving minimum distributions under prior law may elect to discontinue such distributions.

(b)	After Death. Notwithstanding any other provisions of this Plan, the entire interest of each Participant shall be distributed not later than as follows:

(1)	If the Participant’s death occurs after his or her Required Beginning Date, the remaining portion of the Participant’s interest shall be distributed to the Participant’s Beneficiary, in accordance with regulations prescribed by the Secretary under Code § 401(a)(9), at least as rapidly as under the method of distributions to the Participant being used under Section 9.3 or 9.6(a) as of the date of the Participant’s death. For this purpose, the Participant’s entire remaining interest may be distributed to the Beneficiary in a single lump sum not later than the date that payment to the Beneficiary is required to commence under Code § 401(a)(9).

(2)	If the Participant’s death occurs prior to his or her Required Beginning Date, distribution shall be made to the Participant’s Beneficiary as a lump sum no later than the end of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s designated Beneficiary is the Participant’s Spouse, and if the Participant’s Nonforfeitable Account balance (as determined under Section 9.11(a)) exceeds $5,000, then, notwithstanding the above, the Spouse may elect, in accordance with regulations prescribed by the Secretary under Code § 401(a)(9), to receive distribution of the Participant’s entire interest over a period not exceeding the Spouse’s life expectancy, provided that distribution to the Spouse commences no later than December 31 of the calendar year in which the Participant would have attained age 70 1⁄2 or, if later, December 31 of the calendar year immediately following the calendar year in which the employee died.

(c)	Required Beginning Date. For a Participant who is a 5% owner, a Participant’s Required Beginning Date is the April 1 following the calendar year in which the Participant attains age 70 1⁄2. For a Participant who is not a 5% owner, a Participant’s Required Beginning Date is the April 1 following the later of the calendar year in which the Participant attains age 70 1⁄2 or the calendar year in which the Participant terminates employment with all Participating Employers.

(d)	General. Notwithstanding any other provision in the Plan to the contrary, all distributions will be made in accordance with Code Section 401(a)(9) and the regulations thereunder. Minimum required distributions under Code Section 401(a)(9) are made first from a Participant’s non-Roth accounts (pro rata) and next from a Participant’s Roth accounts (pro rata).

9.7	DISTRIBUTION UNDER QUALIFIED DOMESTIC RELATIONS ORDER

Distribution of all or a portion of a Participant’s Nonforfeitable Account balance will be made according to the terms of a “qualified domestic relations order” to the spouse, former spouse, child or other dependent of a Participant, even though the Participant is not otherwise eligible for a distribution under the Plan. A qualified domestic relations order is a domestic relations order, judgment, or decree (including the approval of a property settlement agreement) that (a) relates to the provision of child support, alimony, or property rights to a spouse, former spouse, child, or other dependent of a Participant and (b) is made pursuant to the domestic relations law of any state; provided that the Plan Administrator determines that such order meets the requirements of Code Section 414(p) and the Plan’s Procedures for Processing Domestic Relations Orders (“QDRO Procedures”). Reasonable legal fees and expenses incurred in determining if an order is a qualified domestic relations order, shall be charged to the account of the Participant and the account of the alternate payee (as defined in Code Section 414(p)) seeking the determination, as provided in the QDRO Procedures.

An alternate payee may apply for a distribution of the portion of the Participant’s Nonforfeitable Account balance that is payable to the alternate payee pursuant to the qualified domestic relations order any time after the order is determined to be a qualified domestic relations order. Subject to Section 9.11(a), the alternate payee may, instead, delay distribution until the alternate payee attains age 65, at which time distribution shall be made to the alternate payee.

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9.8	HARDSHIP DISTRIBUTIONS

A current Employee who is also a Participant may request a distribution of funds from the Participant’s Salary Deferral Account in the event of certain financial hardships, if the distribution meets the requirements of this section and the deemed hardship distribution standards of Treasury Regulation 1.401(k)-1(d)(3) (as modified by subsequent laws). The amount of a hardship distribution shall not exceed Salary Deferral Contributions (excluding amounts received as a loan), excluding earnings.

(a)	The distribution must satisfy the deemed immediate and heavy financial need requirements of Treasury Regulations, which at present constitute the following financial needs:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152 without regard to Section 152(b)(1), (b)(2) and (d)(1)(B));

(4)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence.

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

(6)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction determined under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)	The distribution must be deemed necessary to satisfy an immediate and heavy financial need of the Participant under Treasury Regulations. Those Treasury Regulations at present require:

(1)	The Participant has obtained all other currently available distributions (including distributions of ESOP dividends under Code Section 404(k), but not hardship distributions), and nontaxable (at the time of the loan) loans, under this Plan and all other plans maintained by Participating Employers; and

(2)	The Participant may make no further Salary Deferral Contributions (or any other employee contributions) to this Plan or to any other plans maintained by Participating Employers for a period of 6 months from the date the hardship distribution is posted to the Participant’s Account by the Trustee (the “suspension period”).

For purposes of this Section 8.2(b), the phrase “plans maintained by Participating Employers” means all qualified and non-qualified plans of deferred compensation maintained by Participating Employers. However, the phrase does not include contributions to health or welfare benefit plans including health and welfare plans that are part of a cafeteria plan within the meaning of Code Section 125. In addition, for purposes of Section 8.2(b)(2), the phrase also includes a stock option, stock purchase, or similar plan maintained by a Participating Employer.

(c)	The distribution must not be in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

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(d)	A Participant’s Salary Deferral Contributions to the Plan (other than Catch-Up Contributions) shall automatically resume effective the first day of the first pay period (or extended pay period as provided in Section 1.62(a)) ending at least 30 days following the end of the suspension period described in paragraph (b)(2), above, based on the Participant’s Salary Deferral Agreement last in effect prior to the suspension period. However, the preceding sentence shall not apply to a Participant who, within 30 days following the end of the suspension period and in the manner required by the Plan Administrator, submits a Salary Deferral Agreement electing a different or no Compensation reduction percentage.

9.9	DIRECT ROLLOVER FOR ELIGIBLE DISTRIBUTIONS

A distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. However, a direct rollover of a distribution from a Roth Elective Deferral Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A.

The following definitions shall apply to the foregoing:

(a)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any distribution made on account of hardship; and amounts that are not includable in gross income (“after-tax amounts”). Notwithstanding the foregoing, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax amounts, provided such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or in a direct rollover to a qualified trust or to an annuity contract described in Section 403(b) of the Code and such trust or contract provides for separate accounting for amounts so transferred (and earnings thereon), including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract under Code Section 403(b) and an eligible Code Section 457(b) deferred compensation plan maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, as long as the accepting account or plan agrees to separately account for amounts transferred from this Plan, or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. An eligible retirement plan also includes a Roth IRA, as defined in Code Section 408A.

(c)	Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse. A distributee also includes the Employee’s or former Employee’s non-Spouse Beneficiary with regard to the interest of the non-Spouse Beneficiary. In the case of a non-Spouse Beneficiary, the direct rollover may be made only to (i) an individual retirement account or annuity described in Code Sections 408(a) or (b) (“IRA”), or (ii) a Roth IRA as described in Code Section 408A, provided such IRA or Roth IRA is established on behalf of the Beneficiary and will be treated as an inherited IRA or Roth IRA pursuant to Code Section 402(c)(11).

(d)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

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9.10	AMOUNT AND TIMING OF DISTRIBUTION

The amount of a distribution to a Participant, Beneficiary, or alternate payee shall not exceed the value of such individual’s Nonforfeitable Account balance on the distribution date, reduced for outstanding loans, administrative expenses, and other appropriate amounts. Distribution shall be made within an administratively practicable period after the individual’s application therefor (or the date benefits become distributable without the individual’s consent) and after the Plan Administrator receives all documents or information required to confirm the distribution is proper under the law and the terms of the Plan.

9.11	NOTICE AND CONSENT TO DISTRIBUTION

(a)	Small Benefit Distribution Without Consent: If the value of a Participant’s Nonforfeitable Account balance does not exceed $5,000 (determined without regard to the Participant’s Employee Contribution Account) and the Participant has severed employment with all Participating Employers, distribution shall be made to the Participant without the Participant’s consent, subject to Section 9.11(d). Distribution shall also be made to a Beneficiary or alternate payee without that individual’s consent if the value of that individual’s Nonforfeitable Account balance does not exceed $5,000 (determined without regard to the Employee Contribution Account).

(b)	Participant and Alternate Payee Notice and Consent Requirements: Distribution shall not be made to a Participant (or alternate payee) before Normal Retirement Age without the Participant’s (or alternate payee’s) consent if the Participant’s (or alternate payee’s) Nonforfeitable Account Balance exceeds $5,000 (determined without regard to the Participant’s (or alternate payee’s) Employee Contribution Account). No less than 30 days and no more than 180 days before the date of a distribution for which a Participant’s (or alternate payee’s) consent is required under this section, the Plan Administrator shall provide the Participant (or alternate payee) with the notice described in Treasury Regulation § 1.411(a)-11(c) or, in accordance with Treasury Regulations, a summary of that notice. In addition to describing a Participant’s right (if any) to defer receipt of a distribution, such notice shall also describe the consequences of failing to defer receipt of a distribution. Notwithstanding the above, distribution may be made less than 30 days after such notice or summary is given, provided that: (1) the Plan Administrator clearly informs the Participant (or alternate payee) that the Participant (or alternate payee) has a right to a period of at least 30 days after receiving the notice or summary to consider the decision of whether or not to elect a distribution, and (2) the Participant (or alternate payee), after receiving the notice or summary, affirmatively elects a distribution.

(c)	Rollover Notice: No less than 30 days and no more than 180 days before the date of a distribution that is an eligible rollover distribution (as defined in Section 9.9), the Plan Administrator shall provide the distributee (as defined in Section 9.9) of such distribution with the notice described in Section 402(f) of the Code or, in accordance with Treasury Regulations, a summary of that notice. Notwithstanding the above, distribution may be made less than 30 days after such notice or summary is given, provided that: (1) the Plan Administrator clearly informs the distributee that the distributee has a right to a period of at least 30 days after receiving the notice or summary to consider the decision of whether or not to elect a direct rollover, and (2) the distributee, after receiving the notice or summary, affirmatively elects a distribution.

(d)	Automatic Rollovers: In the event of a mandatory distribution to a Participant greater than $1,000 in accordance with the provisions of Section 9.11(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

9.12	USE OF ELECTRONIC MEDIUM

(a)	Medium for Notices: The Plan Administrator may provide a Participant, Beneficiary, or alternate payee with the notices (or summaries of the notices) described in Section 9.11(b) and (c) of the Plan and Section 3405 of the Code either on a written paper document or through an electronic medium that is reasonably accessible to the recipient and that is provided under a system that satisfies the requirements of applicable Treasury Regulations.

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(b)	Medium for Application, Consent and Direct Rollover Election: The Plan Administrator may permit a Participant, Beneficiary, or alternate payee to apply for and consent to a distribution and to elect whether or not to make a direct rollover either on a written paper document or through an electronic medium that is reasonably accessible to the individual and that is provided under a system that satisfies the requirements of Treasury Regulation § 1.411(a)-11(f)(2) to the extent applicable.

Article 10 Loans to Participants

10.1	LOAN PROGRAM

A Participant may borrow limited amounts from the Participant’s Salary Deferral Account (excluding his or her Roth Elective Deferral Account), Matching Contribution Account (to the extent vested), Profit Sharing Contribution Account, any Nondeductible Voluntary Contribution Account established under a Prior Plan, and any Rollover Account established under Section 6.1 (referred to collectively in this Article as “eligible accounts”). Participant loans shall not be made from a Participant’s Company or Discretionary Contribution Accounts, ESOP Dividend Reinvestment Account, Rescission Account, Qualified Non-Elective Contribution Account, Roth Elective Deferral Account, or from the non-vested portion of the Participant’s Matching Contribution Account. Only one loan from the plan may be outstanding at any time, and outstanding loans may not be amended or refinanced. Moreover, a Participant who has an outstanding loan from any other plan of a Participating Employer is not eligible for a loan from this Plan until the loan to the other plan is repaid in full. In the event of default on a plan loan, a Participant may not apply for another loan earlier than six months after the defaulted loan is repaid in full.

The Trustee may make a loan to a Participant from the Participant’s eligible accounts, in accordance with the terms of this Article and any written loan policy, upon the application of a Participant who is in Eligible Employment and who meets objective criteria established in loan documents to ensure that the loan will be repaid according to its terms. The loan program shall be administered in a uniform and nondiscriminatory manner in accordance with established rules and procedures, which may be changed from time to time. The Plan Administrator may establish a written loan policy separate from this document, and any such policy, as amended from time to time, is incorporated herein by this reference. Loans shall be made on a reasonably equivalent basis and shall be available without regard to a Participant’s race, color, religion, gender, age, or national origin. Furthermore, loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

10.2	AMOUNT OF LOAN

A Participant loan shall not be granted for less than $1000, and the maximum amount of a loan (when added to the outstanding balance of all other loans from all qualified plans of Participating Employers after application of the employer aggregation rules of Code Section 414(b), (c) and (m)) shall not exceed $50,000, reduced by the highest outstanding balance of all such loans during the one year period ending on the day before the day on which the loan is made minus the outstanding balance of all loans from the plan on the date on which the loan is made. In addition, no loan shall exceed the amount that is 45% of the fair market value of the vested portion of a Participant’s aggregate account balance (excluding accumulated deductible employee contributions as defined in Code Section 72(p)(5)(B), if any) at the time the loan is requested and 50% of such amount at the time the loan is made. Furthermore, a Participant loan shall not be granted in an amount that would require loan payments that exceed 25% of the Participant’s normal bi-weekly pay that is available for payroll deduction for repayment of the loan.

10.3	TERM OF LOAN

Participant loans shall provide for repayment within four years, except that a Participant may request a repayment period of up to 15 years if the purpose of the loan is to acquire a dwelling unit that is to be used as the principal residence of the Participant within a reasonable period of time, determined at the time the loan is made. The determination of whether a loan qualifies for the longer repayment period shall be made in accordance with regulations established under Code Section 72(p)(2)(B)(ii), as amended from time to time. Under current regulations, “principal residence” has the same meaning as under Code Section 121, and the tracing rules of Code Section 163(h)(3)(B) shall be used in determining whether a loan is used for the acquisition of such a residence. However, loans requested after the date a principal residence is acquired do not qualify for the longer repayment period. Also, loans for the purpose of remodeling a current residence or for refinancing do not qualify for the longer repayment period.

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10.4	INTEREST RATE

Participant loans shall bear a reasonable rate of interest, determined quarterly by the Plan Administrator or its designated agent. The rate of interest shall be the rate in effect at the time the Trustee issues the loan documents, so long as the Participant completes and returns the documents to the Trustee within 30 days of the issue date. The interest rate shall comply with the Servicemembers Civil Relief Act to the extent it is applicable to a Participant’s loan.

10.5	LOAN ORIGINATION FEE

The Trustee may charge a reasonable loan origination fee, which shall be deducted from the Participant’s eligible accounts at the time the loan is made.

10.6	REPAYMENT SCHEDULE

All loans shall provide for level amortization over the term of the loan and shall require repayment through payroll deduction on a bi-weekly basis. If a Participant refuses to authorize payroll deductions for repayment of the loan, the loan shall not be made. If in any pay period pay is insufficient to cover the entire payment due or if payroll deductions are discontinued for any reason, payment must be remitted to the Trustee directly by the Participant on the same bi-weekly basis. A Participant may prepay the entire outstanding balance of a loan, including accrued interest, without penalty at any time but may not make partial pre-payments. Upon termination of employment, a loan shall become due and payable within 30 days of the date of the termination, regardless of whether or not the Participant seeks a distribution from the Plan, and shall be in default and offset as provided in Section 10.12 if not paid in full within 30 days of the date of termination. If a Participant dies while a loan is outstanding, the loan shall be in default and offset as provided in Section 10.12. Loan repayments will not be suspended under Code Section 414(u).

10.7	SECURITY

In order to secure repayment of the loan, a Participant seeking a loan from the Plan must grant the Trustee a security interest in 50% of the Participant’s aggregate vested account balance at the time of the loan. At the time of any distribution to a Participant who has terminated employment with all Participating Employers or to a Beneficiary after the death of a Participant, the amount of the actual cash distribution shall be reduced by the outstanding balance of any loan to the Participant, to the extent of the Trustee’s security interest in the Participant’s accounts, and the distribution shall be reported as a distribution of the actual cash amount plus the loan offset amount, in accordance with applicable law. In the event a Participant’s loan is in default, the Trustee shall make a distribution in the form of a loan offset in accordance with Section 10.12.

10.8	LOAN APPLICATION AND DOCUMENTATION

A Participant who wishes to take a loan from his or her eligible accounts shall complete the application required by the Plan. The application shall be reviewed by an agent designated by the Plan Administrator to review loan applications, and the agent shall determine whether or not the Participant meets the objective criteria specified herein and in policies, standards, criteria, and forms applicable to the Plan. If the agent approves a loan application, the Trustee shall be instructed to make the loan upon receipt of a legally binding promissory note and security agreement properly executed by the Participant. The Plan Administrator may permit Participants to apply for loans and to enter into loan agreements, including promissory notes, security agreements and salary reduction agreements, in an electronic medium that is reasonably accessible to Participants and that is provided under a system that satisfies the requirements of Treasury Regulation § 1.72(p) – 3(b)(2). Such agreements shall be legally binding and enforceable to the same extent as agreements in writing and shall be deemed to be in writing and signed by the Participant for any and all purposes.

10.9	SOURCE OF LOAN

A loan that is approved by the Plan Administrator or its agent shall be made on a pro-rata basis from all of the Participant’s eligible accounts and investment funds. Repayment of such loans shall be made pro-rata back to such accounts and shall be invested as other funds in the accounts at the time the repayment is made.

10.10	LOANS IN ARREARS

If a loan payment is not made within 30 days of the time it is due, the loan payment shall be considered in arrears. The Trustee shall inform the Plan Administrator or its designated agent promptly of any loan payment that is in arrears, and the Plan Administrator or its designated agent shall press the Participant for repayment. When a

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Participant whose loan payment is in arrears (but is not yet in default) returns to active employment, payroll deductions to repay the loan shall recommence immediately, and multiple payroll deductions may be taken or the Plan Administrator may take other action as permitted by law to bring the loan current. If the applicable loan agreement and promissory note do not provide otherwise, a Participant may elect either reamortization or multiple payroll deductions, or both, in order to bring the loan current. If the Participant does not make a timely election of the method to be used to bring the loan current, the Plan Administrator or its designated agent may institute any and all collection methods allowed by the loan agreement, promissory note, and applicable law. For loans made on or after January 1, 2004, loans will be considered in arrears when a loan payment is not made when due. Further, in order to bring a loan in arrears current, a Participant must make the missed payment. Reamortization will not be allowed as a way to bring a loan in arrears current.

10.11	DEEMED DISTRIBUTIONS

Subject to Section 10.12, the Trustee shall report a Participant loan with a loan payment in arrears as a “deemed distribution” for income tax purposes when the loan is in default, as required by Code Section 72(p) and regulations thereunder. A loan is in default and is a deemed distribution under Code Section 72(p) when a missed payment is not made by the end of the applicable cure period. For loans made prior to January 1, 2004, the cure period extends to the last day of the calendar quarter following the calendar quarter in which the loan payment in arrears was due. For loans made on or after January 1, 2004, the cure period extends to the 90th day following the date the loan payment was due. For loans made after 2001, the cure period for purposes of a deemed distribution shall not be further extended due to an Approved Absence. In the event that a deemed distribution is required, the Trustee shall report as the deemed distribution the entire outstanding balance of the loan, including accrued interest, at the time of the deemed distribution. A deemed distribution shall be treated as an actual distribution for all purposes under Code § 72 and Plan provisions implementing Code § 72. Not withstanding the above, a loan that is deemed distributed (including interest accruing thereafter) and that has not been actually repaid (such as by offset) is considered outstanding for purposes of determining the maximum permissible amount of a subsequent loan under Section 10.2. Payroll deductions to repay a loan shall not be required after a loan has been deemed distributed.

10.12	PARTICIPANT LOAN OFFSET

If a Participant Loan is in default, the Trustee will reduce the Participant’s Nonforfeitable Account balance and report the loan as a loan offset in accordance with the terms of the security agreement for the loan if (1) the Participant attains or has attained age 59 1⁄2, (2) the Participant has severed his or her employment from all Participating Employers, (3) the Participant has reached Total Disability, or (4) the Participant has died. The date of the offset will be the date the loan was first in default and deemed distributed, or, if later, the date on which the Participant attained age 59 1⁄2, severed employment, reached Total Disability, or died. In the case of a loan in default that has previously been reported as a deemed distribution, the Trustee shall report an offset in a manner that does not cause the Participant to suffer tax liability twice. A loan offset shall be treated as an actual distribution for all purposes under the Plan and the Code and as a repayment in full of the Participant’s loan that is in default.

Article 11 Rights and Remedies of Participants

11.1	QUARTERLY STATEMENTS

Each Plan Year quarter, the Plan Administrator shall deliver to each Participant (and to any Beneficiary of a deceased Participant) a written statement that meets the applicable requirements of ERISA Section 105(a).

In addition, within the time prescribed by law, the Plan Administrator shall furnish to Participants a summary of the annual report filed by the Plan Administrator with the United States Department of Labor.

No Participant, except a member of the Committee, shall have the right to inspect the records reflecting the Account of any other Participant.

11.2	ASSIGNMENT OR ALIENATION

Except with respect to federal income tax withholding and with respect to participant loans described in Article X hereof, neither a Participant nor a Beneficiary shall assign or alienate any benefit provided under the Plan, and the Trustee shall not recognize any such assignment or alienation. The preceding sentence shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a

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domestic relations order if such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code and Section 9.7 of the Plan; and the preceding sentence shall also not apply to certain voluntary revocable assignments made pursuant to a written policy permitting such assignments and Section 401(a)(13) of the Code and Treasury Regulation Section 1.401(a)-13(e).

11.3	SUMMARY PLAN DESCRIPTION; NOTICE OF CHANGE IN TERMS

The Plan Administrator, within the time prescribed by the Act and the applicable regulations, shall furnish to Participants and Beneficiaries a summary plan description and shall furnish thereafter a summary of any material modification to the Plan or change in the information required to be included in the summary plan description.

11.4	DENIAL OF BENEFITS

The procedure for claims and denial of benefits is set forth in the summary plan description or a summary of material modifications for the Plan.

11.5	APPEAL PROCEDURE

The procedure for appeal of denied benefits is set forth in the summary plan description or a summary of material modifications for the Plan.

11.6	LITIGATION AGAINST THE TRUST

In order to bring a lawsuit against the Plan, the Trust, the Employer, an Affiliated Company, the Plan Administrator, or any member or members of the Committee, suit must be filed within two years after the Participant’s or Beneficiary’s appeal is denied or, if earlier, the date the Participant’s or Beneficiary’s cause of action first accrued. All other plaintiffs must file suit within 2 years of when their cause of action first accrued. If any legal action filed against the Trust, the Plan Administrator, or any member or members of the Committee, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Plan Administrator may direct the Trustee to reimburse the Plan Administrator, or any member or members of the Committee for all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges.

11.7	DISTRIBUTION TO INCOMPETENTS OR MINORS

In the event a distribution is to be made to an incompetent person or to a minor, then the Plan Administrator may direct that such distribution be paid directly to such person, the legal conservator or guardian of the estate of such person, to a parent of a minor, to a responsible adult with whom an incompetent person or minor resides, to a trustee of a trust for the benefit of such person or to the custodian for a minor under a gift or transfer to minors act applicable under the laws of the state in which said person resides. The executed receipt of any of the foregoing persons shall fully discharge the Plan Administrator, all Participating Employers, and the Plan from further liability on account thereof.

11.8	POWER OF ATTORNEY

In the event a Participant, prior to becoming incapacitated or legally incompetent, or who is on Military Leave, has designated an attorney in fact to act on the Participant’s behalf with respect to rights under the Plan, the Plan Administrator and Trustee may permit the attorney in fact to act on the Participant’s behalf to the extent permitted by and in accordance with procedures established by the Plan Administrator from time to time.

Article 12 Employer Administrative Provisions

12.1	INFORMATION TO PLAN ADMINISTRATOR

Participating Employers shall supply current information to the Plan Administrator as to the name, Social Security number, date of birth, date of employment, annual Compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan Administrator considers necessary. The Participating Employer’s records as to the current information the Participating Employer furnishes to the Plan Administrator shall be conclusive as to all persons.

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12.2	NO LIABILITY

Except as may otherwise be required by the Act, the Participating Employers assume no obligation or responsibility to any of its Employees, Participants, or Beneficiaries for any act, or failure to act, on the part of the Trustee or the Plan Administrator.

12.3	INDEMNITY OF COMMITTEE

The Employer indemnifies and holds harmless the members of the Committee, and each of them, from and against any and all loss resulting from liability to which the members of the Committee may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of the Trust or Plan, or both, including all reasonable attorney’s fees and costs incurred in their defense, in case the Employer fails to provide such defense. Pursuant to the foregoing, indemnified loss shall include the cost of reasonable settlement of litigation or threatened litigation. The Employer may also purchase insurance for Committee members that covers liability for breach of fiduciary duties.

Article 13 Participant Administrative Provisions

13.1	BENEFICIARY DESIGNATION

Any Participant may from time to time designate, in writing, one or more Beneficiaries to whom the Trustee shall distribute the Participant’s Account balance in the event of the Participant’s death. The Plan Administrator shall prescribe the form for the written designation of Beneficiary. When the Participant files a form with the Plan Administrator, the latest form filed shall revoke all designations filed prior to that date by the same Participant. A designated Beneficiary, or the Beneficiary’s agent or representative (including a representative of the Beneficiary’s estate), may disclaim the Beneficiary’s interest in the Plan. If such disclaimer is effective under applicable law, distribution of the Participant’s account shall be made as if the disclaiming Beneficiary had predeceased the Participant.

Except as otherwise provided herein or in a qualified domestic relations order, if a Participant is married the Participant’s sole primary Beneficiary shall be his or her Spouse, unless the Spouse consents in writing in the manner specified herein. Such consent shall not be required, however, if it is established to the satisfaction of the Plan Administrator that the consent of the Participant’s Spouse may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be permitted under Section 417(a)(2) of the Code. The written consent of the Spouse must acknowledge the effect of the consent, and the signature of the Spouse must be witnessed by a notary public or, if permitted by the Plan Administrator, by a representative of the Plan Administrator. The written consent of a Participant’s Spouse must state the specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) who will receive the benefit, and must be received by the Plan Administrator prior to the Participant’s death. A designation of Beneficiary inconsistent with this paragraph shall not be binding on the Plan Administrator, and the Plan Administrator shall distribute benefits first to the Participant’s surviving Spouse.

A designation of Beneficiary shall be deemed automatically revoked on the subsequent marriage (other than a common-law marriage) of a Participant. A designation of the Spouse as Beneficiary shall be deemed automatically revoked upon the final dissolution (or annulment) of marriage of a Participant subsequent to the date of filing of the designation of the Beneficiary, and the Participant’s Account shall be paid as if the former Spouse had predeceased the Participant. A Participant may retain or reinstate a former Spouse as beneficiary by filing a new designation of Beneficiary form subsequent to a final dissolution or annulment. A Spouse cannot designate a beneficiary of the Spouse’s interest in the Plan if the Spouse predeceases the Participant. The deemed revocations in this paragraph are effective only if the Plan Administrator receives written notice of marriage or divorce a reasonable period of time before distributing Plan benefits.

13.2	DISTRIBUTION TO BENEFICIARIES

Each Participant shall designate his or her Beneficiaries on the Beneficiary designation form provided by the Plan as either primary or secondary. Secondary Beneficiaries who survive the Participant are entitled to a distribution of a deceased Participant’s Account only if no primary Beneficiary survives the Participant. Beneficiaries shall receive the percentage of the Account specified by the Participant on the form. If more than one Beneficiary is designated but no percentage is specified, the Beneficiaries entitled to a distribution shall receive the deceased Participant’s Account in equal shares.

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If the Participant does not designate a Beneficiary, or if all primary and secondary Beneficiaries predecease the Participant, the Trustee shall pay the Participant’s Account balance in the following order of priority:

(a)	The Participant’s surviving Spouse;

(b)	The Participant’s issue, including adopted children, in equal shares, by right of representation;

(c)	The Participant’s estate, provided, however, that if the Plan Administrator cannot locate a qualified representative of the deceased Participant’s estate or if no such representative has been appointed by an appropriate court, then the Participant’s heirs-at-law as determined in the reasonable judgment of the Plan Administrator.

If none of the foregoing can be located, the deceased Participant’s account shall be treated as an Unclaimed Account under Section 14.5. For purposes of determining rights to distribution of an Account under this Section, an Alternate Payee of a Participant shall be treated as a Participant and not as a Beneficiary.

If a Beneficiary survives the Participant but dies before distribution in full of the Participant’s Account, the remaining Account shall be distributed to the surviving beneficiary or beneficiaries designated by the Beneficiary on a form provided by the Plan Administrator. If no beneficiary is designated by the Beneficiary, or if the beneficiary designated by the Beneficiary predeceases the Beneficiary, the Account shall be distributed to the estate of the Beneficiary. The procedures described in the first paragraph of this Section 13.2 shall apply to beneficiary designations of Beneficiaries.

13.3	PERSONAL DATA TO PLAN ADMINISTRATOR

Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator current information as to that person’s Social Security number, date of birth, current employment, current marital status, and name of Spouse, and such other information or confirmation of status as the Plan Administrator shall reasonably require. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true, and complete evidence, data, and information when requested by the Plan Administrator.

13.4	ADDRESS FOR NOTIFICATION

Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator from time to time, in writing, his or her current address and any change of address. Any communication, statement, or notice addressed to a Participant or Beneficiary at the last address filed with the Plan Administrator, or as shown on the records of the Participating Employers, shall bind the Participant, or Beneficiary, for all purposes of this Plan.

13.5	NO RIGHT TO CONTINUED EMPLOYMENT

Nothing contained in this Plan, or with respect to the establishment of the Trust, or in the creation of any Account, or the payment of any benefit, shall give any Employee, Participant, or Beneficiary any right to continued employment, any legal or equitable right against a Participating Employer or any officer or Employee of a Participating Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust Agreement, the Act, or a separate written agreement.

13.6	PARTICIPANTS MUST REVIEW RECORDS

Each Participant is responsible for reviewing account statements and payroll records to verify that the correct salary deferral amounts are being taken and transferred to the Plan. Such review must be made upon the receipt of each account statement, and the Participant must notify the Plan Administrator of any error within 60 days. Failure to do so will be considered the Participant’s consent to amend the Salary Deferral Agreement to the amount of the payroll deductions that are actually made.

13.7	COMMUNICATIONS

Written communications to the Plan Administrator, the Plan, a Participating Employer, the Trustee, the Committee or other fiduciaries, or their agents or representatives, must be received before the expiration of any time period expressed herein or in related documents (including the summary plan description and policies and procedures for this Plan). The Plan Administrator’s (or the Plan’s, a Participating Employer’s, the Trustee’s, the Committee’s

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or other fiduciaries’, as applicable), or their agents’ or representatives’ records will be conclusive as to whether a communication has been received and the date of such receipt, unless the sender produces a United States Postal Service return receipt. The common law “mailbox rule” shall not apply to determine receipt or the date of receipt by the Plan Administrator (or the Plan, a Participating Employer, the Trustee, the Committee or other fiduciaries, as applicable), or their agents or representatives. The common law mailbox rule shall apply for all other purposes under the Plan.

Article 14 Powers and Duties of Plan Administrator and Plan Sponsor

14.1	THE COMMITTEE

Participating Employers shall pay all expenses of the Committee and the members of the Committee, including the expense for any bond required under the Act. The Committee may establish and maintain such organizational policies and procedures as shall facilitate the performance of its duties hereunder. The Committee shall act by the decision of a majority of the members at an in-person or telephonic meeting at which more than half of the Committee members are present, or by written consent of a majority of its members.

14.2	POWERS OF PLAN ADMINISTRATOR

The Plan Administrator shall have full and exclusive discretionary authority and control to administer and interpret the Plan, including the following powers and duties, which shall be exercised in its sole discretion:

(a)	To determine the eligibility of an Employee to participate in the Plan, the value of a Participant’s Account balance, and the Nonforfeitable percentage of each Participant’s Account balance;

(b)	To construe and interpret the terms of the Plan and all provisions thereof;

(c)	To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan;

(d)	To enforce the terms of the Plan and the rules and regulations of the Plan;

(e)	To direct the Trustee as to the crediting and distribution of the Trust;

(f)	To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

(g)	To furnish a Participating Employer with information which such Participating Employer may require for tax or other purposes;

(h)	To engage the service of agents and professional service providers as it may deem advisable to assist it with the performance of its duties;

(i)	To manage, acquire or dispose of Plan assets except to the extent they are subject to Participant control, and to engage the services of an investment manager or managers (as defined in Section 3(38) of the Act), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

(j)	To make hardship determinations and grant hardship distributions and plan loans;

(k)	To prepare and distribute any summary plan description, summary of material modification, employee notice, enrollment and distribution form, and all forms, schedules, certification or other communications to Participant and Beneficiaries or to the Internal Revenue Service, the Department of Labor, or any other state or federal agency regulating the Plan;

(l)	To use or acknowledge the Employer’s decision to use any correction method allowed by the Internal Revenue Service and/or the Department of Labor in order to remedy any mistake in the operation of the Plan, after which the Plan shall be deemed to authorize compliance with the correction method chosen by the Plan Administrator in lieu of the normal provisions of the Plan;

(m)	By decision of the Committee, to allocate specific responsibilities or obligations among member(s) of the Committee, or to authorize one or more of them, either individually or in concert, to exercise any power granted to the Plan Administrator herein or in the Trust Agreement, and to delegate responsibilities to persons other than members of the Committee; provided no such allocation or delegation shall include any responsibility to manage or control the assets of the Plan; and

(n)	To defray reasonable expenses of administering the Plan and Trust from Plan assets.

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The Plan Administrator shall have responsibility for compliance with the reporting and disclosure rules applicable to this Plan under the Act or otherwise. All determinations made by the Plan Administrator with respect to eligibility for benefits and the terms of this Plan shall be based on the Plan Administrator’s construction and interpretation of this Plan and shall be made by the Plan Administrator, in its sole discretion. The Plan Administrator shall maintain records of its activities.

Any exercise of discretion by the Plan Administrator shall be final and binding upon all persons and shall be entitled to the fullest deference permitted by law, including the arbitrary or capricious and abuse of discretion standards.

14.3	VALUE OF PARTICIPANTS’ ACCOUNTS

The Plan Administrator shall direct the Trustee to determine the fair market value of the Participants’ Accounts as of each Valuation Date.

14.4	ACCOUNT CHARGED

The Plan Administrator shall charge all distributions made to a Participant or to his or her Beneficiary against the Account of that Participant when made.

14.5	UNCLAIMED ACCOUNT PROCEDURES

The Plan Administrator, by first class, certified or registered mail addressed in accordance with Section 13.4 hereof, shall notify Participants who have terminated employment and Beneficiaries of deceased Participants of their right to receive a distribution from the Plan. If such notice is returned as undeliverable, or if a distribution check mailed to a Participant or Beneficiary is not cashed within six months after it is mailed, the Account of such Participant or Beneficiary will be deemed unclaimed (“Unclaimed Account”); provided Accounts that are subject to automatic rollover under Section 9.11(d) herein will not be treated as Unclaimed Accounts. The Plan Administrator shall take reasonable steps to locate the owner of an Unclaimed Account in accordance with procedures and policies adopted by the Plan Administrator. Such steps may include use of the IRS letter forwarding program, use of a commercial locator service, or use of the Social Security Administration search program. After a six-month period during which reasonable steps have been taken to locate the lost Participant or Beneficiary, or such other period of time which is reasonable under the circumstances, if the lost Participant or Beneficiary has not been located, the Plan Administrator may forfeit the Unclaimed Account. The amount forfeited shall include any interest, gains, or losses allocated to the Unclaimed Account during the search. Thereafter, if at any time before the Plan has been terminated the lost Participant or Beneficiary makes a claim for his or her Account, the Plan Administrator shall restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for gains or losses occurring subsequent to the forfeiture. The Plan Administrator will make the restoration first from available forfeitures pursuant to Section 8.4 hereof. If such forfeitures are not sufficient, a Participating Employer shall make an additional contribution to the Plan in the amount necessary to restore the forfeited Account.

14.6	POWERS OF PLAN SPONSOR

The Employer has delegated to the Committee plan sponsor functions, including but not limited to the power to design, amend or terminate the Plan and Trust; to perform all settlor and plan sponsor functions; and to appoint or remove the Trustee. The Committee may perform such delegated functions or it may, in turn, delegate their performance to specific Committee members, a subcommittee, or other officers or employees of the Employer or third parties. In performing such functions, the Committee or its designee shall act in a settlor and plan sponsor capacity and not in a fiduciary capacity.

14.7	DISPUTED PAYMENTS

If any controversy or disagreement arises regarding the propriety of any payment to a Participant, Alternate Payee, or Beneficiary, or if any controversy arises between or among individuals or with any person claiming a right to assets in an Account, the Plan Administrator may (i) retain the assets involved, without liability, until resolution to its satisfaction of the controversy or disagreement, or (ii) commence an interpleader in a court of competent jurisdiction. Reasonable expenses incurred in such interpleader, including attorneys’ fees, shall be charged to the Account in controversy to the extent permitted by law. In the event of any interpleader or other

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court proceeding to determine the ownership of assets of an Account, the Plan Administrator may distribute the Account as directed by court order, and the Plan, the Plan Administrator, and all Participating Employers shall be fully protected and relieved from liability with respect to any distribution made in accordance with such court order.

14.8	PARTICIPANT BANKRUPTCY

If a Participant files a petition for bankruptcy under the United States Bankruptcy Code and the Plan Administrator receives an order from the bankruptcy court or trustee in connection with such proceedings requiring suspension or cessation of the Participant’s Salary Deferral Contributions, the Participant shall be treated as withdrawing his or her Salary Deferral Agreement under Section 1.62 to the extent required by such order. The Participant may restart Salary Deferral Contributions when permitted by such order or a subsequent order of the bankruptcy court or trustee by submitting a new Salary Deferral Agreement in accordance with Section 1.62.

Article 15 Exclusive Benefit, Amendment, Termination

15.1	EXCLUSIVE BENEFIT

Except as provided in Section 3.2, Participating Employers shall have no beneficial interest in any assets of the Trust; and except as provided in this Section 15.1, no part of any asset in the Trust shall ever revert to or be repaid to a Participating Employer, either directly or indirectly. Until the satisfaction of all liabilities to the Participants and their Beneficiaries under the Plan, no part of the principal or income of the Trust Fund, or any asset of the Trust, shall be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries, or for defraying the reasonable expenses of administering the Plan. Notwithstanding the foregoing, the Trustee may make payments from the Trust to the Employer pursuant to a Participant’s voluntary revocable assignment made in accordance with Code Section 401(a)(13) and the regulations thereunder and in accordance with policies and procedures established by the Plan Administrator.

15.2	AMENDMENT BY EMPLOYER

The Employer shall have the right at any time to amend this Plan in any manner it deems necessary or advisable; provided, however, no amendment shall authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries; and no amendment shall cause or permit any portion of the Trust Fund to revert to or become property of a Participating Employer. All amendments shall be in writing, approved by action of the Employer’s Board of Directors or by the Committee, pursuant to Section 14.6 hereof, and shall be signed by an authorized officer of the Employer or the Committee, as applicable.

15.3	DEEMED AMENDMENT FOR CORRECTION OF MISTAKES AND ADJUSTMENT TO ACCOUNTS

(a)	In the event of a mistake in the operation of the Plan, the Employer or the Plan Administrator may remedy the mistake by any correction method allowed by the rules, regulations, and procedures of the Internal Revenue Service, the Department of Labor, or applicable law. In such event, the Plan shall be deemed amended subject to the rules and regulations of the Internal Revenue Service and the Department of Labor to provide for the correction method selected, and the Plan shall be operated in accordance with the correction method chosen, to the extent necessary to effect the remedy.

(b)	Adjustment to Accounts. If any Participant’s or Beneficiary’s Account is credited with an incorrect amount of contributions or earnings or accounting adjustment (including repayment of loans) to which such Participant or Beneficiary is not entitled under the Plan, or if an error is made with respect to the investment of the assets of the Trust Fund, which error results in an incorrect amount being credited to a Participant’s or Beneficiary’s Account, remedial action may be taken. In such event, Account balances may be adjusted to the extent necessary to reflect the Account balances which would have existed had no such error been made. Further, a Participating Employer may make additional contributions to the Account of any affected Participant or Beneficiary to place the affected Account in the position that it would have been in had the error not been made.

15.4	AMENDMENT TO VESTING SCHEDULE

The Employer reserves the right to amend the Vesting Schedule at any time. However, the Employer shall not amend the Vesting Schedule (and no amendment shall be effective) unless the amendment provides that the Nonforfeitable percentage of any Participant’s Account balance derived from employer contributions (determined

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as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) shall not be less than the Nonforfeitable percentage of that Account balance computed under the Plan without regard to the amendment. Except as permitted by law, no amendment to the Plan shall decrease a Participant’s Account balance or eliminate an optional form of distribution. If the Employer makes a permissible amendment to the Vesting Schedule, each Participant having at least three Years of Service with a Participating Employer may irrevocably elect to have the percentage of his Nonforfeitable Account balance computed under the Plan without regard to the amendment. The Participant must file his election with the Plan Administrator within 60 days of the latest of (a) the Employer’s adoption of the amendment; (b) the effective date of the amendment; or (c) the Participant’s receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, shall forward a true copy of any amendment to the Vesting Schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the Vesting Schedule provided under the Plan prior to the amendment, and notice of the time within which the Participant must make an election to remain under the prior Vesting Schedule.

15.5	DISCONTINUANCE

The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate this Plan and the Trust. The Plan shall terminate upon the first to occur of the following:

(a)	The date terminated by action of the Employer or the Committee, acting in a plan sponsor capacity;

(b)	The date the Employer shall be judicially declared bankrupt or insolvent; or

(c)	The dissolution, merger, consolidation, or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as the Employer under this Plan.

15.6	FULL VESTING ON TERMINATION

Notwithstanding any other provision of this Plan to the contrary, upon the date of either full or partial termination of the Plan, or, if applicable, upon the date of a complete discontinuance of contributions to the Plan, an affected Participant’s right to his or her Account balance shall be 100% Nonforfeitable to the extent funded and required by the Code.

15.7	MERGER

The Trustee shall not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation, or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger, consolidation, or transfer.

15.8	TERMINATION

Upon termination of the Plan, the provisions of the Article entitled “Distribution of Benefits,” shall remain operative, and the Trust shall continue until the Trustee has distributed all of the benefits under the Plan. On each Anniversary Date or other Valuation Date, the Plan Administrator shall credit any part of a Participant’s Account balance retained in the Trust with its proportionate share of the Trust’s income, expenses, gains, and losses, both realized and unrealized.

Article 16 General Provisions

16.1	EVIDENCE

Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document, or other information that the Plan Administrator may consider pertinent, reliable, and genuine, and to have been signed, made, or presented by the proper party or parties. Any action required of the Employer may be by resolution of the Employer, or by resolution or action of a person or entity authorized hereunder to act on behalf of the Employer. The Plan Administrator shall be fully protected in acting and relying upon any evidence described in this section.

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16.2	NO RESPONSIBILITY FOR EMPLOYER ACTION

The Plan Administrator shall have no obligation or responsibility with respect to (a) any action required by the Plan to be taken by a Participating Employer, any Participant, or eligible Employee, (b) the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan, or (c) the collection of any contribution required under the Plan or the determination of the correctness of the amount of any employer contribution.

16.3	FIDUCIARY DUTIES

The Plan Administrator and any other person who has any fiduciary responsibility with respect to the Plan shall discharge its duties and responsibilities with respect to the Plan in accordance with the Act, the regulations thereunder, and other applicable law.

16.4	BENEFITS NOT INSURED

The Trustee, the Plan Administrator, and Participating Employers in no way guarantee the Trust Fund from loss or depreciation. Participating Employers do not guarantee the payment of any money which may be or become due to any person from the Trust Fund. The liability of the Plan Administrator and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then-available assets of the Trust.

16.5	WAIVER OF NOTICE AND SUCCESSORS

To the extent permitted by law, any person entitled to notice under the Plan may waive the notice. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon Participating Employers, their successors and assigns, and upon the Trustee, the Plan Administrator, and their successors.

16.6	MILITARY LEAVES OF ABSENCE

(a)	Benefit Rights. If a Participant returns from a Military Leave under circumstances that entitle the Participant to reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. If a Participant on Military Leave dies or becomes Totally Disabled while performing qualified military service on or after January 1, 2007, contributions shall be provided in accordance with Section 414(u)(9) of the Code, and such Participant shall be treated as having died or become Totally Disabled while employed by a Participating Employer for purposes of full vesting under Section 8.1 and as otherwise required under Section 401(a)(37) of the Code.

(b)	Distribution Rights. In accordance with Section 414(u)(12) of the Code, if a Participant goes on active duty Military Leave for a period exceeding 30 days, the Participant may apply for distribution of all or a portion of the funds in his or her Salary Deferral Account. Any Participant who elects to receive a distribution under this subsection may not make Salary Deferral Contributions to the Plan for a period of 6 months following the date the distribution is posted to the Participant’s account.

16.7	GOVERNING LAW

The Plan shall be construed, administered, and enforced according to the laws of the State of Washington, to the extent not superseded by the Code, ERISA, or other federal law.

Article 17 Top-Heavy Provisions

17.1	TOP-HEAVY PROVISIONS

The following provisions should become effective in any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

17.2	TOP-HEAVY DEFINITIONS

(a)	“Determination Date” means the last day of the preceding Plan Year or the last day of the first Plan Year.

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(b)	“Key Employee” means each Employee or former Employee (including a Beneficiary of a Key Employee) who, at any time during the current Plan Year or any of the four immediately preceding Plan Years, is or was (i) an officer of a Participating Employer earning Section 415 Compensation of more than 50% of the amount specified in Section 415(b)(1)(A) of the Code for such Plan Year, (ii) among the 10 Employees owning, or considered as owning within the meaning of Section 318 of the Code, the largest interests (at least 0.5%) in the Participating Employer and earning Section 415 Compensation of more than the amount specified in Section 415(c)(1)(A) of the Code for such Plan Year, (iii) a Five Percent Owner of the Participating Employer, or (iv) an Employee owning more than 1% of the Participating Employer and receiving more than $150,000 of annual Section 415 Compensation from the Participating Employer. Notwithstanding the foregoing, no more than 50 Employees or, if less, the greater of three or 10% of the Participating Employer’s Employees shall be treated as officers of the Participating Employer. Effective January 1, 2002, “Key Employee” means each Employee or former Employee (including a Beneficiary of a Key Employee) who at any time during the current Plan Year is or was (i) an officer of the Participating Employer earning Section 415 Compensation greater than $130,000 for such Plan Year (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), (ii) a Five Percent Owner of the Participating Employer, or (iii) an Employee owning 1% of the Participating Employer and receiving more than $150,000 of annual Section 415 Compensation from the Participating Employer. Notwithstanding the foregoing, no more than 50 Employees, or, if less, the greater of three or 10% of the Participating Employer’s Employees shall be treated as officers of the Participating Employer.

(c)	“Non-Key Employee” means any Employee who is not a Key Employee.

(d)	“Permissive Aggregation Group” means the Required Aggregation Group plus any other plan or plans of the Participating Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(e)	“Required Aggregation Group” means (i) each qualified plan of the Participating Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated), and (ii) any other qualified plan of the Participating Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(f)	“Top-Heavy Valuation Date” means the most recent Anniversary Date that falls within or ends with the 12-month period ending on the Determination Date.

17.3	DETERMINATION OF TOP-HEAVY STATUS

The Plan shall be considered a Top-Heavy Plan for the Plan Year if, as of the Determination Date:

(a)	The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group; or

(b)	This Plan is a part of a Required Aggregation Group but is not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%; or

(c)	This Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

17.4	TOP-HEAVY RATIO

(a)	If the Participating Employer maintains one or more defined contribution plans (including this Plan and any simplified employee pension plan) and the Participating Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate shall be a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances for all Employees, both computed in accordance with Section 416 of the Code. Both the numerator and the denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code.

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(b)	If the Participating Employer maintains one or more defined contribution plans (including this Plan and any simplified employee pension plan) and the Participating Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date, has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate shall be a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with subparagraph (a) above, together with the present value of accrued benefits under the defined benefit plan or plans for all Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Employees, determined in accordance with subparagraph (a) above, together with the present value of accrued benefits under the defined benefit plan or plans for all Employees as of the Determination Date, all determined in accordance with Section 416 of the Code.

(c)	For purposes of subparagraphs (a) and (b) above, the value of account balances and the present value of accrued benefits shall be determined as of the Top-Heavy Valuation Date, except as provided in Section 416 of the Code for the first and second plan years of a defined benefit plan and using the same actuarial equivalent for all defined benefit plans. The account balances and accrued benefits of any Participant who has not been credited with at least one Hour of Service with any Participating Employer maintaining the Plan at any time during the one year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which account balances, accrued benefits, distributions, rollovers, and transfers are taken into account shall be made in accordance with Sections 416(g)(4)(A), (B) and (E) of the Code. Deductible Employee Contributions shall not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year. The amounts of account balances and the present value of accrued benefits of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied substituting “five-year period” for “one-year period.”

17.5	MINIMUM ALLOCATION

(a)	Except as otherwise provided in subparagraphs (b) and (c) below, the Participating Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant’s Section 415 Compensation or, in the case where the Participating Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Participating Employer contributions (including Salary Deferral Contributions) and forfeitures, as a percentage of the Key Employee’s Section 415 Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that Plan Year (the “Minimum Allocation”). The Minimum Allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the Non-Key Employee failed to complete 1,000 Hours of Service (or any equivalent provided in the Plan), (ii) the Non-Key Employee failed to make mandatory employee contributions to the Plan, (iii) the Non-Key Employee’s Section 415 Compensation is less than a stated amount, or (iv) the Plan is integrated with Social Security.

(b)	The provision in subparagraph (a) above shall not apply to any Participant who was not employed by the Participating Employer on the last day of the Plan Year.

(c)	If the Participating Employer maintains a defined benefit plan as well as this Plan, the Minimum Allocation required by this Paragraph shall be increased to 5% of the Section 415 Compensation of the Participant.

(d)	The Minimum Allocation required (to the extent required to be Nonforfeitable under Section 416(b) of the Code) may not be forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

(e)	Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, matching contributions under such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

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17.6	MINIMUM VESTING IN TOP-HEAVY YEARS

Notwithstanding the normal vesting schedule described in Section 8.2, in Top-Heavy Years a Participant who has completed at least one Hour of Service in the Top-Heavy Year shall be vested with a percentage portion of that Participant’s Matching Contribution Account, and Discretionary and Company Contribution Accounts, in accordance with the following Vesting Schedule:

Years of Service	Percent Vested
Less than 2	0%
2 but less than 3	20%
3 but less than 4	40%
4 but less than 5	60%
5 or more	100%

If the Plan becomes Top-Heavy and subsequently ceases to be Top-Heavy, Participants having not less than three Years of Service for Vesting may elect within a reasonable period whether to continue with the vesting schedule applicable in the Top-Heavy year or return to the normal vesting schedule described in Section 8.2. In addition, the portion of the account of any Participant that was nonforfeitable before the Plan ceased to be Top-Heavy shall remain nonforfeitable.

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Article 18 Execution

Acting in a Plan Sponsor capacity, the Committee hereby restates this Plan effective January 1, 2011.

Costco Benefits Committee

		/s/ Julie Cruz	11-29-10
Charles Burnett	Date	Julie Cruz	Date

/s/ John Eagan	11/29/10	/s/ Richard Galanti	11/29/10
John Eagan	Date	Richard Galanti	Date

/s/ Bob Hicok	11/29/10	/s/ John Matthews	11/29/10
Bob Hicok	Date	John Matthews	Date

/s/ John McKay	11/29/10	/s/ Monica Smith	11/29/10
John McKay	Date	Monica Smith	Date

/s/ Jay Tihinen	11/30/2010
Jay Tihinen	Date

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APPENDIX A – Costco 401(k) Retirement Plan

Participating Employers

The following entities are Participating Employers:

Costco Wholesale Corporation

Costco Wholesale Membership, Inc.

CWC Travel, Inc.

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APPENDIX B – Costco 401(k) Retirement Plan Pay Summary Group Chart

January 1, 2010

Definitions of Compensation by Pay Summary Groups – Jan. 2010

X = Include O = Exclude

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution
001	Straight Time Earnings	X	X	X	X

002	Standard Holiday Pay	X	X	X	X

003	Vacation Premium	X	X	X	X

004	Sick Leave	X	X	X	X

005	Overtime	X	X	X	O

006	Sunday Premium	X	X	X	X

007	Retroactive Pay	X	X	X	X

008	Executive Bonus	O	O	O	O

009	Sick Leave Payoff	O	O	O	O

010	Hourly Cost of Living Adjustment	X	X	O	O

011	Nonqualified Stock Options	O	O	O	O

012	Double Time	X	X	X	O

013	Severance Pay	O	O	X	O

014	Safety Awards	O	O	O	O

015	Cash Incentives	O	O	O	O

016	Rideshare/Carpool	O	O	O	O

020	Inventory Labor	X	X	X	X

021	Holiday Pay (in MA only for Columbus Day & Veterans Day)	X	X	X	X

022	Bereavement Leave	X	X	X	X

023	Jury Duty	X	X	X	X

024	Sick – Non Exempt Salaried	X	X	X	X

Rest of Shift-Worker

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#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

025	Comp	X	X	X	X

026	Inclement Weather	X	X	X	X

027	Fitness for Duty	X	X	X	X

028	Suspension	X	X	X	X

029	1st week of LOA Waiting Period	X	X	X	X

030	Hourly Bonus—Manual Check	X	X	O	O

035	Salary Continuation	X	X	X	O

036	[Donated] Vacation Pool Hours	O	O	X	O

037	Family Leave Act Hours—No Pay	O	O	O	O

038	Extended Jury Duty	X	X	X	O

042	Floating (Salaried) Holiday	X	X	X	X

049	Floating Payoff (CA Salaried)	X	X	X	X

101	Alternate Rate—Regular Hrs	X	X	X	X

102	Optional [Floating] Holiday Pay	X	X	X	X

103	CA Nonexempt Vacation Supplement	X	X	X	X

104	Salaried Sick Pay	X	X	X	X

105	Alternate Rate—Overtime	X	X	X	O

106	Alternate Rate—Sunday	X	X	X	X

110	Hourly Bonus Retroactive Overtime	X	X	O	O

112	Retroactive Bonus Doubletime	X	X	O	O

121	Holiday Pay – Alternate Rate (in MA only for Columbus Day and Veterans Day)	X	X	X	X

123	Vacation Payoff on Termination	O	O	X	X

150	Temporary Lead Pay [CA Union]	X	X	X	X

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#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

151	OT Temp Lead Pay [CA Union]	X	X	X	O

152	Sun. Temp Lead Pay [CA Union]	X	X	X	X

201	IS Premium Pay	X	X	X	O

205	IS Premium Pay Plus Overtime	X	X	X	O

206	Sunday Premium CA Teamster	X	X	X	X

207	Sunday Alternate Rate CA Teamster	X	X	X	X

208	Sunday Late CA Teamster	X	X	X	X

228	Sun. Late Alternate Rate CA Teamster	X	X	X	X

236	Vacation Pool Hrs. Reduction	O	O	O	O

250	Temp. Supervisor Pay – Straight Time	X	X	X	X

251	Temp. Supervisor Pay—Overtime	X	X	X	O

252	Temp Supervisor Pay—Sunday	X	X	X	X

260	California Meal Time Penalty	O	O	O	O

300	Puerto Rico Lactation Pay	X	X	X	O

301	Puerto Rico Witness Pay	X	X	X	O

310	Puerto Rico Paid Maternity Leave	X	X	X	O

312	Puerto Rico Sunday Double Time [DT]	X	X	X	O

313	Puerto Rico Sunday DT Alternate Rate	X	X	X	O

330	Puerto Rico Christmas Bonus	X	X	X	O

501	Sunday Premium	X	X	X	X

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#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

502	Sunday Premium Alternate Rate	X	X	X	X

503	Sunday Temporary Lead Pay	X	X	X	X

504	Sunday Late	X	X	X	X

505	Sunday Premium	X	X	X	X

506	Sunday Premium Alternate Rate	X	X	X	X

507	Sunday Cooler	X	X	X	X

508	Sunday Late	X	X	X	X

509	Sunday Cooler Late	X	X	X	X

527	Sunday Cooler Alternate Rate	X	X	X	X

528	Sunday Late Clerk	X	X	X	X

529	Sunday Cooler Late Alternate Rate	X	X	X	X

552	Sunday Temporary Lead Pay	X	X	X	X

601	Late Regular	X	X	X	X

602	Late Overtime	X	X	X	O

603	Cooler Regular	X	X	X	X

604	Cooler Overtime	X	X	X	O

605	Late Cooler Regular	X	X	X	X

606	Late Cooler Overtime	X	X	X	O

607	Sunday Cooler Regular	X	X	X	X

608	Sunday Late	X	X	X	X

609	Sunday Cooler Late	X	X	X	X

621	Late Regular—Clerk	X	X	X	X

622	Late Overtime—Clerk	X	X	X	O

623	Cooler Regular—Clerk	X	X	X	X

625	Late Cooler Regular—Clerk	X	X	X	X

627	Sunday Cooler Regular—Clerk	X	X	X	X

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#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

628	Sunday Late—Clerk	X	X	X	X

629	Sunday Cooler Late—Clerk	X	X	X	X

701	Retroactive Overtime Extra Check	X	X	O	O

702	Retroactive Doubletime Extra Check	X	X	O	O

703	Compound Interest on Pay Summary Groups 701 and 702	O	O	O	O

802	Unaccrued Optionals on Term	X	X	X	X

803	Unaccrued Vacation Pay due on termination	X	X	X	X

804	Unaccrued Sick Pay due on termination	X	X	X	X

813	LP – Vacation Pay Down	X	X	X	X

814	LP – Sick Pay Down	X	X	X	X

842	Unaccrued (Salaried) Floating on Termination	O	O	X	X

900	Hours Only—No Pay	O	O	O	O

902	Taxable Life Insurance	O	O	O	O

900	Hours Only—No Pay	O	O	O	O

902	Taxable Life Insurance	O	O	O	O

903	Vacation Pay—Negotiated	X	X	X	X

904	DCP Annual Distribution	O	O	O	O

905	Restricted Stock Units	O	O	O	O

906	Executive Benefits	O	O	O	O

907	Flex Credits	O	O	O	O

908	Refund of incorrect 125 deduction	O	O	O	O

909	RSU Vesting – FICA Only	O	O	O	O

910	Deferred Comp — FICA Only	O	O	O	O

911	Phantom Stock Options	O	O	O	O

912	Relocation Bonus	O	O	O	O

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#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

913	Stock option exercises by beneficiaries	O	O	O	O

914	Non-Qualified Stock Options to Ex-Spouse	O	O	O	O

915	Stock Options	O	O	O	O

916	Gainsharing	X	O	O	O

917	Rideshare/Carpool Gift Card	O	O	O	O

918	§415 Excesses	O	O	O	O

919	RSU Death Benefit Payments	O	O	O	O

920	Taxable Domestic Partner Benefits	O	O	O	O

921	Dom. Partner Same Sex CA Residents	O	O	O	O

922	Sound Health Solution	O	O	O	O

924	DCP Distribution to termed employees	O	O	O	O

925	Retro-Pay	X	X	X	X

926	Retro-Bonus	X	X	O	O

927	Eastern Teamsters Overtime	X	X	X	O

928	Rx Education Assistance Pre-Tax	O	O	O	O

929	Rx Education Assistance Post Tax	O	O	O	O

930	Expatriate Equalization Adjustment	O	O	O	O

931	CN Expatriate W-2 Earnings	O	O	O	O

933	Non-qualified deferred comp distribution to a beneficiary	O	O	O	O

934	Non-qualified deferred comp distribution to an ex-spouse	O	O	O	O

935	Non-Relocation Gross Up	O	O	O	O

936	Exec Ltd Gross Up	O	O	O	O

Costco 401(k) Retirement Plan	Page 54

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

940	Awards/Incentives—Non-Cash	O	O	O	O

941	Cash Awards	O	O	O	O

942	Personal Use of Company Plane	O	O	O	O

944	Awards/Incentives—Stock	O	O	O	O

945	CA Union Committee Salaries	X	X	X	O

950	Contract Labor at Warehouse 088	O	O	X	O

955	Company Paid COBRA	O	O	O	O

958	TX Wage Replacement Earnings	O	O	X	O

959	TX Wage Replacement Earnings exceeding 6 months	O	O	X	O

960	Legal Settlement	O	O	O	O

965	Forgiven Debt	O	O	O	O

970	Reimbursement of Overpaid Wages	X	X	X	O

975	Relocation Expense	O	O	O	O

980	In-House Relocation	O	O	O	O

981	Relo Qualified Code P	O	O	O	O

982	Relo Qualified 3rd Party	O	O	O	O

985	US Relocation Gross Up	O	O	O	O

989	Non-taxable Third Party Sick Pay	O	O	O	O

990	Third Party Sick Pay—NJ	O	O	X	O

991	Third Party Sick Pay—Unum	O	O	X	O

992	Salaried Non-Exempt Make Whole	X	X	X	X

995	HCE incentive for completing PHR	O	O	O	O

999	Group Term Life Ins Correction	O	O	O	O

9409	Stock option 409A—Repriced	O	O	O	O

9410	Stock option 409A—Exercised	O	O	O	O

9411	Stock option 409A – Unrepaid gain (adjustment only)	O	O	O	O

Costco 401(k) Retirement Plan	Page 55

APPENDIX C – Eligibility Requirements for the

Wellness Assessment Contribution

Each Employee who is in Eligible Employment and who meets all of the following eligibility requirements shall be entitled to receive a “Wellness Assessment Contribution,” which shall be a Profit Sharing Contribution under the Plan:

1.	The Employee must be a Non-Highly Compensated Employee for the 2007 Plan Year;

2.	In 2007, the Employee must complete and submit the Health Assessment administered by Aetna;

3.	The Employee must be identified on Costco’s payroll system as working at a Costco location in the 48 contiguous United States or Alaska as of the date the Employee completes and submits the Health Assessment; and

4.	The Employee must be eligible for and participating in a medical plan under the Costco Employee Benefits Program as of the date the Employee completes and submits the Health Assessment.

Eligibility Requirements for the 2007

Costco Employee Benefits Program Contribution

Each Employee who is in Eligible Employment and who meets all of the following eligibility requirements shall be entitled to receive a 2007 Costco Employee Benefits Program Contribution, which is a Profit Sharing Contribution under the Plan:

1.	The Employee must have been eligible for the Costco Employee Benefits Program at the end of the fiscal year ending in 2007, to-wit: September 2, 2007 (and eligibility for coverage must not have ended as of that date, as described in pages 20-21 of the Costco Employee Benefits Program Summary Plan Description);

2.	The Employee must be in Eligible Employment on September 2, 2007 and on December 31, 2007; and

3.	The Employee must not be an Insider (as defined in Section 7.2 of the Plan).

Costco 401(k) Retirement Plan	Page 56

Exhibit 99.1A

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 1 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to amend and restate the Plan to permit partial and installment distributions in certain circumstances;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

6.1	PARTICIPANT ROLLOVER CONTRIBUTIONS

A Participant who is also an Eligible Employee, with the Plan Administrator’s consent and after filing with the Trustee the form prescribed by the Plan Administrator, may contribute cash or other property to the Trust other than as a voluntary contribution if the contribution is a qualified “rollover contribution” which the Code permits an Employee to transfer from a qualified plan, from a Code Section 403(a) annuity plan or 403(b) tax-sheltered annuity contract or from a Code Section 457(b) qualified deferred compensation plan, to another qualified plan (“Rollover Contribution”), as long as the Rollover Contribution does not include after-tax contributions and will not require any changes to the operation and administration of this Plan or the provision of any form of distribution not otherwise permitted under the terms of the terms of the Plan ~~other than a lump sum distribution~~. The Plan does not accept rollovers from a Participant’s Roth elective deferral account in another plan. Before accepting a Rollover Contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer first in fact a qualified Rollover Contribution that is acceptable to the Plan. If a contribution is made to the Trust under this section, the Trustee shall hold the amount contributed in a segregated Account for the Participant’s sole benefit. The interest of each Participant in all such Employee Contribution Accounts shall be 100% vested and Nonforfeitable at all times.

9.3	FORM OF DISTRIBUTION

The normal form of benefit shall be a single-sum distribution of the Participant’s Nonforfeitable Account balance, which shall be made to the Participant, if living, or if not, to the Participant’s surviving Spouse, but if there is no surviving Spouse or if the Spouse has consented in a manner conforming to Section 13.1, then to the Participant’s designated Beneficiary. The distribution shall be made as a lump-sum payment in cash, with the exception of the portion of an account invested in Employer Stock, with respect to which the Participant may elect a distribution in kind. There shall be no installment form of distribution except as permitted by a retirement income manager program adopted by the Employer, or as provided under Section 9.6 with respect to required minimum distributions. Any partial distribution permitted or required under the Plan shall be made on a pro-rata basis from all of the Participant’s eligible accounts and investment funds, except that required minimum distributions shall be made from a Participant’s Roth Elective Deferral Account only after complete distribution from all other accounts and correction of excess Annual Additions shall be made in accordance with Section 5.4.

9.8	HARDSHIP DISTRIBUTIONS

A current Employee who is also a Participant may request a lump sum distribution of funds from the Participant’s Salary Deferral Account in the event of certain financial hardships, if the distribution meets the requirements of this section and the deemed hardship distribution standards of Treasury Regulation 1.401(k)-1(d)(3) (as modified by subsequent laws). The amount of a hardship distribution shall not exceed Salary Deferral Contributions (excluding amounts received as a loan), excluding earnings.

***

9.11	NOTICE AND CONSENT TO DISTRIBUTION

***

Amendment No. 1 to

Costco 401(k) Retirement Plan Restated 1/1/2011

(c)	Rollover Notice: No less than 30 days and no more than 180 days before the date of a distribution that is an eligible rollover distribution (as defined in Section 9.9), the Plan Administrator shall provide the distributee (as defined in Section 9.9) of such distribution with the notice described in Section 402(f) of the Code or, in accordance with Treasury Regulations, a summary of that notice. Notwithstanding the above, distribution may be made less than 30 days after such notice or summary is given, provided that: (1) the Plan Administrator clearly informs the distributee that the distributee has a right to a period of at least 30 days after receiving the notice or summary to consider the decision of whether or not to elect a direct rollover, and (2) the distributee, after receiving the notice or summary, affirmatively elects a distribution. In the case of a series of installment payments that are eligible rollover distributions, the rules of this subparagraph shall apply only to the first such installment payment, in accordance with Section 402(f) of the Code and applicable Treasury Regulations.

10.1 LOAN PROGRAM

A Participant may borrow limited amounts from the Participant’s Salary Deferral Account (excluding his or her Roth Elective Deferral Account), Matching Contribution Account (to the extent vested), Profit Sharing Contribution Account, any Nondeductible Voluntary Contribution Account established under a Prior Plan, and any Rollover Account established under Section 6.1 (referred to collectively in this Article as “eligible accounts”). Participant loans shall not be made from a Participant’s Company or Discretionary Contribution Accounts, ESOP Dividend Reinvestment Account, Rescission Account, Qualified Non-Elective Contribution Account, Roth Elective Deferral Account, or from the non-vested portion of the Participant’s Matching Contribution Account. Participant loans are made only in the form of a lump sum. Only one loan from the plan may be outstanding at any time, and outstanding loans may not be amended or refinanced. Moreover, a Participant who has an outstanding loan from any other plan of a Participating Employer is not eligible for a loan from this Plan until the loan to the other plan is repaid in full. In the event of default on a plan loan, a Participant may not apply for another loan earlier than six months after the defaulted loan is repaid in full.

***

This Amendment is effective February 1, 2011, or such later date as is administratively practicable. Jay Tihinen and John Matthews are further authorized to make further changes to the Plan and its administrative policies to adopt a retirement income manager program, including notice, consent, and distribution requirements.

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 2 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to update the Plan’s Pay Summary Group Chart;

NOW, THEREFORE, BE IT RESOLVED that the Pay Summary Group Chart is updated effective January 1, 2011, as attached hereto. Jay Tihinen is delegated power to further update the Chart.

APPENDIX B – Costco 401(k) Retirement Plan Pay Summary Group Chart

January 1, ~~2010~~2011

Definitions of Compensation by Pay Summary Groups – Jan. ~~2009~~2011

X = Include O = Exclude

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

001	Straight Time Earnings	X	X	X	X

002	Standard Holiday Pay	X	X	X	X

003	Vacation Premium	X	X	X	X

004	Sick Leave	X	X	X	X

005	Overtime	X	X	X	O

006	Sunday Premium	X	X	X	X

007	Retroactive Pay	X	X	X	X

008	Executive Bonus	O	O	O	O

009	Sick Leave Payoff	O	O	O	O

010	Hourly Cost of Living Adjustment	X	X	O	O

011	Nonqualified Stock Options	O	O	O	O

012	Double Time	X	X	X	O

013	Severance Pay	O	O	X	O

014	Safety Awards	O	O	O	O

015	Cash Incentives	O	O	O	O

016	Rideshare/Carpool	O	O	O	O

020	Inventory Labor	X	X	X	X

021	Holiday Pay (in MA only for Columbus Day & Veterans Day)	X	X	X	X

022	Bereavement Leave	X	X	X	X

023	Jury Duty	X	X	X	X

024	Sick – Non Exempt Salaried	X	X	X	X

Pay Summary Group Chart	Page 1

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

025	Rest of Shift-Worker Comp	X	X	X	X

026	Inclement Weather	X	X	X	X

027	Fitness for Duty	X	X	X	X

028	Suspension	X	X	X	X

029	1st week of LOA Waiting Period	X	X	X	X

030	Hourly Bonus—Manual Check	X	X	O	O

031	Pharmacist Xtra Time-Sal Exmpt	X	X	X	X

035	Salary Continuation	X	X	X	O

036	[Donated] Vacation Pool Hours	O	O	X	O

037	Family Leave Act Hours—No Pay	O	O	O	O

038	Extended Jury Duty	X	X	X	O

042	Floating (Salaried) Holiday	X	X	X	X

049	Floating Payoff (CA Salaried)	X	X	X	X

071	Salaried Bonding Leave	X	X	X	O

101	Alternate Rate—Regular Hrs	X	X	X	X

102	Optional [Floating] Holiday Pay	X	X	X	X

103	CA Nonexempt Vacation Supplement	X	X	X	X

104	Salaried Sick Pay	X	X	X	X

105	Alternate Rate—Overtime	X	X	X	O

106	Alternate Rate—Sunday	X	X	X	X

110	Hourly Bonus Retroactive Overtime	X	X	O	O

112	Retroactive Bonus Doubletime	X	X	O	O

Pay Summary Group Chart	Page 2

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

121	Holiday Pay – Alternate Rate (in MA only for Columbus Day and Veterans Day)	X	X	X	X

123	Vacation Payoff on Termination	O	O	X	X

150	Temporary Lead Pay [CA Union]	X	X	X	X

151	OT Temp Lead Pay [CA Union]	X	X	X	O

152	Sun. Temp Lead Pay [CA Union]	X	X	X	X

201	IS Premium Pay	X	X	X	O

205	IS Premium Pay Plus Overtime	X	X	X	O

206	Sunday Premium CA Teamster	X	X	X	X

207	Sunday Alternate Rate CA Teamster	X	X	X	X

208	Sunday Late CA Teamster	X	X	X	X

228	Sun. Late Alternate Rate CA Teamster	X	X	X	X

236	Vacation Pool Hrs. Reduction	O	O	O	O

250	Temp. Supervisor Pay – Straight Time	X	X	X	X

251	Temp. Supervisor Pay—Overtime	X	X	X	O

252	Temp Supervisor Pay—Sunday	X	X	X	X

260	California Meal Time Penalty	O	O	O	O

300	Puerto Rico Lactation Pay	X	X	X	O

301	Puerto Rico Witness Pay	X	X	X	O

310	Puerto Rico Paid Maternity Leave	X	X	X	O

Pay Summary Group Chart	Page 3

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

312	Puerto Rico Sunday Double Time [DT]	X	X	X	O

313	Puerto Rico Sunday DT Alternate Rate	X	X	X	O

330	Puerto Rico Christmas Bonus	X	X	X	O

501	~~Sunday Premium~~Sunday Overtime – Non Union	X	X	X	~~X~~O

502	~~Sunday Premium Alternate Rate~~Sunday OT Alt Rate – Non Union	X	X	X	~~X~~O

503	~~Sunday Temporary Lead Pay~~Temp Lead Sunday OT—Union	X	X	X	~~X~~O

504	~~Sunday Late~~Sunday Late OT—Union	X	X	X	~~X~~O

505	~~Sunday Premium~~Sunday Overtime—Union	X	X	X	~~X~~O

506	~~Sunday Premium Alternate Rate~~Alt Rte Sun OT—Union	X	X	X	~~X~~O

507	~~Sunday Cooler~~Sunday Cooler OT—Union	X	X	X	~~X~~O

508	~~Sunday Late~~Sunday Late OT—Union	X	X	X	~~X~~O

509	~~Sunday Cooler Late~~Sunday Lt Cooler OT—Union	X	X	X	~~X~~O

527	~~Sunday Cooler Alternate Rate~~Sun Lt Cooler Clk OT—Union	X	X	X	~~X~~O

528	~~Sunday Late Clerk~~Sun Lt Clerk OT—Union	X	X	X	~~X~~O

529	~~Sunday Cooler Late Alternate Rate~~Sun Cooler Lt Clk OT—Union	X	X	X	~~X~~O

552	~~Sunday Temporary Lead Pay~~Temp Supr Sunday OT – Non Union	X	X	X	~~X~~O

601	Late Regular	X	X	X	X

602	Late Overtime	X	X	X	O

603	Cooler Regular	X	X	X	X

604	Cooler Overtime	X	X	X	O

605	Late Cooler Regular	X	X	X	X

606	Late Cooler Overtime	X	X	X	O

607	Sunday Cooler Regular	X	X	X	X

608	Sunday Late	X	X	X	X

Pay Summary Group Chart	Page 4

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

609	Sunday Cooler Late	X	X	X	X

621	Late Regular—Clerk	X	X	X	X

622	Late Overtime—Clerk	X	X	X	O

623	Cooler Regular—Clerk	X	X	X	X

625	Late Cooler Regular—Clerk	X	X	X	X

627	Sunday Cooler Regular—Clerk	X	X	X	X

628	Sunday Late—Clerk	X	X	X	X

629	Sunday Cooler Late—Clerk	X	X	X	X

630	Do Not Use – Cooler Premium	X	X	X	O

631	Do Not Use – Late Premium	X	X	X	O

701	Retroactive Overtime Extra Check	X	X	O	O

702	Retroactive Doubletime Extra Check	X	X	O	O

703	Compound Interest on Pay Summary Groups 701 and 702	O	O	O	O

802	Unaccrued Optionals on Term	X	X	X	X

803	Unaccrued Vacation Pay due on termination	X	X	X	X

804	Unaccrued Sick Pay due on termination	X	X	X	X

813	LP – Vacation Pay Down	X	X	X	X

814	LP – Sick Pay Down	X	X	X	X

842	Unaccrued (Salaried) Floating on Termination	O	O	X	X

900	Hours Only—No Pay	O	O	O	O

902	Taxable Life Insurance	O	O	O	O

903	Vacation Pay—Negotiated	X	X	X	X

904	DCP Annual Distribution	O	O	O	O

Pay Summary Group Chart	Page 5

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

905	Restricted Stock Units	O	O	O	O

906	Executive Benefits	O	O	O	O

907	Flex Credits	O	O	O	O

908	Refund of incorrect 125 deduction	O	O	O	O

909	RSU Vesting – FICA Only	O	O	O	O

910	Deferred Comp — FICA Only	O	O	O	O

911	Phantom Stock Options	O	O	O	O

912	Relocation Bonus	O	O	O	O

913	Stock option exercises by beneficiaries	O	O	O	O

914	Non-Qualified Stock Options to Ex-Spouse	O	O	O	O

915	Stock Options	O	O	O	O

916	Gainsharing	X	O	O	O

917	Rideshare/Carpool Gift Card	O	O	O	O

918	§415 Excesses	O	O	O	O

919	RSU Death Benefit Payments	O	O	O	O

920	Taxable Domestic Partner Benefits	O	O	O	O

921	Dom. Partner Same Sex CA Residents	O	O	O	O

922	Sound Health Solution	O	O	O	O

924	DCP Distribution to termed employees	O	O	O	O

925	Retro-Pay	X	X	X	X

926	Retro-Bonus	X	X	O	O

927	Eastern Teamsters Overtime	X	X	X	O

928	Rx Education Assistance Pre-Tax	O	O	O	O

Pay Summary Group Chart	Page 6

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

929	Rx Education Assistance Post Tax	O	O	O	O

930	Expatriate Equalization Adjustment	O	O	O	O

931	CN Expatriate W-2 Earnings	O	O	O	O

933	Non-qualified deferred comp distribution to a beneficiary	O	O	O	O

934	Non-qualified deferred comp distribution to an ex-spouse	O	O	O	O

935	Non-Relocation Gross Up	O	O	O	O

936	Exec Ltd Gross Up	O	O	O	O

940	Awards/Incentives—Non-Cash	O	O	O	O

941	Cash Awards	O	O	O	O

942	Personal Use of Company Plane	O	O	O	O

944	Awards/Incentives—Stock	O	O	O	O

945	CA Union Committee Salaries	X	X	X	O

950	Contract Labor at Warehouse 088	O	O	X	O

955	Company Paid COBRA	O	O	O	O

958	TX Wage Replacement Earnings	O	O	X	O

959	TX Wage Replacement Earnings exceeding 6 months	O	O	X	O

960	Legal Settlement	O	O	O	O

965	Forgiven Debt	O	O	O	O

970	Reimbursement of Overpaid Wages	X	X	X	O

974	Relo – Qualified Lump Sum	O	O	O	O

975	Relocation Expense	O	O	O	O

Pay Summary Group Chart	Page 7

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

980	In-House Relocation	O	O	O	O

981	Relo Qualified Code P	O	O	O	O

982	Relo Qualified 3rd Party	O	O	O	O

985	US Relocation Gross Up	O	O	O	O

989	Non-taxable Third Party Sick Pay	O	O	O	O

990	Third Party Sick Pay—NJ	O	O	X	O

991	Third Party Sick Pay—Unum	O	O	X	O

992	Salaried Non-Exempt Make Whole	X	X	X	X

995	HCE incentive for completing PHR	O	O	O	O

999	Group Term Life Ins Correction	O	O	O	O

9409	Stock option 409A—Repriced	O	O	O	O

9410	Stock option 409A—Exercised	O	O	O	O

9411	Stock option 409A – Unrepaid gain (adjustment only)	O	O	O	O

Pay Summary Group Chart	Page 8

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 3 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to may certain changes to the Plan;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

1.66	“Salary Deferral Agreement” means a written agreement or enrollment form (or written confirmation of a voice enrollment) in which a Participant elects to have his or her Compensation reduced by a specified amount in whole percentages, or elects not to have his or her Compensation reduced. Salary Deferral Agreement also means a Participant’s default election to have his or her Compensation reduced by 3% under “Automatic Enrollment” as described below and a Participant’s default election to have his or her Compensation reduction percentage increased under “Automatic Increases” as described below. A Participant may elect to reduce Compensation for non-Catch-Up Contributions not less than 1% or more than 50% per pay period. A Participant may elect to reduce Compensation for Catch-Up Contributions not less than 1% or more than 50% per pay period. These limits apply to pre-tax Contributions and Roth Elective Deferrals combined. The determination of whether a contribution is a Catch-Up Contribution is, however, determined in accordance with Section 3.1(e) and Code Section 414(v). Salary Deferral Agreements shall be governed by the following:

* * * *

(c)	Automatic Increases.

(i)	Except as provided in (ii) below, the Compensation reduction percentage in an Eligible Employee’s Salary Deferral Agreement shall be automatically increased by 1% on each anniversary of the Employee’s Employment Commencement Date (or re-employment date, if applicable), unless the Employee suspends or amends his or her Salary Deferral Agreement during the 30-day period ending on such anniversary date. Such increase is considered an amendment to the Employee’s Salary Deferral Agreement, and is effective on the first day of the pay period (or extended pay period as provided in Section (a)) ending after the Employee’s anniversary date described above. This automatic increase shall not apply if the Compensation reduction percentage in the Employee’s then-existing Salary Deferral Agreement is either 0% or is 20~~15~~% or more.

(ii)	An Employee may elect to not have automatic increases apply to his or her Salary Deferral Agreement. In addition, an Employee may elect to change the manner in which the automatic increase described in (i), above, applies to his or her Salary Deferral Agreement by (A) choosing a different date for scheduled automatic increases; (B) choosing a different whole percentage of compensation for the amount of automatic increases; and/or (C) choosing a different maximum Compensation reduction percentage for automatic increases. An Employee’s election to opt out of automatic increases or to change the manner in which automatic increases apply must be made by such method as the Plan Administrator may announce, from time to time (including an automated voice response or other electronic medium), and on or before such reasonable prior deadline as the Plan Administrator shall establish from time to time.

* * * *

Amendment No. 3 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

13.2	DISTRIBUTION TO BENEFICIARIES

Each Participant shall designate his or her Beneficiaries on the Beneficiary designation form provided by the Plan as either primary or secondary. Secondary Beneficiaries who survive the Participant are entitled to a distribution of a deceased Participant’s Account only if no primary Beneficiary survives the Participant. Beneficiaries shall receive the percentage of the Account specified by the Participant on the form. If more than one Beneficiary is designated but no percentage is specified, the Beneficiaries entitled to a distribution shall receive the deceased Participant’s Account in equal shares.

If the Participant does not designate a Beneficiary, or if all primary and secondary Beneficiaries ~~predecease~~ do not survive the Participant, the Trustee shall pay the Participant’s Account balance to his or her default Beneficiary as determined in the following order of priority:

(a)	The Participant’s surviving Spouse;

(b)	The Participant’s surviving issue, including adopted children, in equal shares, by right of representation;

(c)	The Participant’s surviving parents, in equal shares;

(d)	The Participant’s siblings, in equal shares; or

(e)~~(c)~~	The Participant’s estate, provided, however, that if the Plan Administrator cannot locate a qualified representative of the deceased Participant’s estate or if no such representative has been appointed by an appropriate court, then the Participant’s heirs-at-law as determined in the reasonable judgment of the Plan Administrator.

If none of the foregoing can be located, the deceased Participant’s account shall be treated as an Unclaimed Account under Section 14.5. For purposes of determining rights to distribution of an Account under this Section, an Alternate Payee of a Participant shall be treated as a Participant and not as a Beneficiary.

If a Beneficiary survives the Participant but dies before distribution in full of the Participant’s Account, the remaining Account shall be distributed to the surviving beneficiary or beneficiaries designated by the Beneficiary on a form provided by the Plan Administrator. If no beneficiary is designated by the Beneficiary, or if all primary and secondary beneficiaries ~~the beneficiary~~ designated by the Beneficiary ~~predeceases~~ do not survive the Beneficiary, the Account shall be distributed to the estate of the Beneficiary. The procedures described in the first paragraph of this Section 13.2 shall apply to beneficiary designations of Beneficiaries.

Effective Dates:

•	Changes to Section 1.66 are effective September 1, 2012, or when administratively practicable thereafter.

•	Changes to Section 13.2 adding new default beneficiary categories are effective for deaths occurring on or after June 11, 2012; other changes to Section 13.2 clarify the Plan.

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 4 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to update the Plan’s Pay Summary Group Chart;

NOW, THEREFORE, BE IT RESOLVED that the Pay Summary Group Chart is updated effective January 1, 2012, as attached hereto. Jay Tihinen is delegated power to further update the Chart.

APPENDIX B – Costco 401(k) Retirement Plan Pay Summary Group Chart

January 1, ~~2011~~2012

Definitions of Compensation by Pay Summary Groups – Jan. ~~2011~~2012

X = Include O = Exclude

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

001	Straight Time Earnings	X	X	X	X

002	Standard Holiday Pay	X	X	X	X

003	Vacation Premium	X	X	X	X

004	Sick Leave	X	X	X	X

005	Overtime	X	X	X	O

006	Sunday Premium	X	X	X	X

007	Retroactive Pay	X	X	X	X

008	Executive Bonus	O	O	O	O

009	Sick Leave Payoff	O	O	O	O

010	Hourly Cost of Living Adjustment	X	X	O	O

011	Nonqualified Stock Options	O	O	O	O

012	Double Time	X	X	X	O

013	Severance Pay	O	O	X	O

014	Safety Awards	O	O	O	O

015	Cash Incentives	O	O	O	O

016	Rideshare/Carpool	O	O	O	O

020	Inventory Labor	X	X	X	X

021	Holiday Pay (in MA only for Columbus Day & Veterans Day)	X	X	X	X

022	Bereavement Leave	X	X	X	X

023	Jury Duty	X	X	X	X

024	Sick – Non Exempt Salaried	X	X	X	X

Pay Summary Group Chart	Page 1

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

025	Rest of Shift-Worker Comp	X	X	X	X

026	Inclement Weather	X	X	X	X

027	Fitness for Duty	X	X	X	X

028	Suspension	X	X	X	X

029	1st week of LOA Waiting Period	X	X	X	X

030	Hourly Bonus—Manual Check	X	X	O	O

031	Pharmacist Xtra Time-Sal Exmpt	X	X	X	X

035	Salary Continuation	X	X	X	O

036	[Donated] Vacation Pool Hours	O	O	X	O

037	Family Leave Act Hours—No Pay	O	O	O	O

038	Extended Jury Duty	X	X	X	O

042	Floating (Salaried) Holiday	X	X	X	X

049	Floating Payoff (CA Salaried)	X	X	X	X

071	Salaried Bonding Leave	X	X	X	O

101	Alternate Rate—Regular Hrs	X	X	X	X

102	Optional [Floating] Holiday Pay	X	X	X	X

103	CA Nonexempt Vacation Supplement	X	X	X	X

104	Salaried Sick Pay	X	X	X	X

105	Alternate Rate—Overtime	X	X	X	O

106	Alternate Rate—Sunday	X	X	X	X

107	Retroactive OT Pay	X	X	X	O

110	Hourly Bonus Retroactive Overtime	X	X	O	O

112	Retroactive Bonus Doubletime	X	X	O	O

Pay Summary Group Chart	Page 2

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

121	Holiday Pay – Alternate Rate (in MA only for Columbus Day and Veterans Day)	X	X	X	X

123	Vacation Payoff on Termination	O	O	X	X

150	Temporary Lead Pay [CA Union]	X	X	X	X

151	OT Temp Lead Pay [CA Union]	X	X	X	O

152	Sun. Temp Lead Pay [CA Union]	X	X	X	X

201	IS Premium Pay	X	X	X	O

205	IS Premium Pay Plus Overtime	X	X	X	O

206	Sunday Premium CA Teamster	X	X	X	X

207	Sunday Alternate Rate CA Teamster	X	X	X	X

208	Sunday Late CA Teamster	X	X	X	X

228	Sun. Late Alternate Rate CA Teamster	X	X	X	X

236	Vacation Pool Hrs. Reduction	O	O	O	O

250	Temp. Supervisor Pay – Straight Time	X	X	X	X

251	Temp. Supervisor Pay—Overtime	X	X	X	O

252	Temp Supervisor Pay—Sunday	X	X	X	X

260	California Meal Time Penalty	O	O	O	O

300	Puerto Rico Lactation Pay	X	X	X	O

301	Puerto Rico Witness Pay	X	X	X	O

310	Puerto Rico Paid Maternity Leave	X	X	X	O

Pay Summary Group Chart	Page 3

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

312	Puerto Rico Sunday Double Time [DT]	X	X	X	O

313	Puerto Rico Sunday DT Alternate Rate	X	X	X	O

330	Puerto Rico Christmas Bonus	X	X	X	O

501	Sunday Overtime – Non Union	X	X	X	O

502	Sunday OT Alt Rate – Non Union	X	X	X	O

503	Temp Lead Sunday OT—Union	X	X	X	O

504	Sunday Late OT—Union	X	X	X	O

505	Sunday Overtime—Union	X	X	X	O

506	Alt Rte Sun OT—Union	X	X	X	O

507	Sunday Cooler OT—Union	X	X	X	O

508	Sunday Late OT—Union	X	X	X	O

509	Sunday Lt Cooler OT—Union	X	X	X	O

527	Sun Lt Cooler Clk OT—Union	X	X	X	O

528	Sun Lt Clerk OT—Union	X	X	X	O

529	Sun Cooler Lt Clk OT—Union	X	X	X	O

552	Temp Supr Sunday OT – Non Union	X	X	X	O

601	Late Regular	X	X	X	X

602	Late Overtime	X	X	X	O

603	Cooler Regular	X	X	X	X

604	Cooler Overtime	X	X	X	O

605	Late Cooler Regular	X	X	X	X

606	Late Cooler Overtime	X	X	X	O

607	Sunday Cooler Regular	X	X	X	X

608	Sunday Late	X	X	X	X

Pay Summary Group Chart	Page 4

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

609	Sunday Cooler Late	X	X	X	X

621	Late Regular—Clerk	X	X	X	X

622	Late Overtime—Clerk	X	X	X	O

623	Cooler Regular—Clerk	X	X	X	X

625	Late Cooler Regular—Clerk	X	X	X	X

627	Sunday Cooler Regular—Clerk	X	X	X	X

628	Sunday Late—Clerk	X	X	X	X

629	Sunday Cooler Late—Clerk	X	X	X	X

630	Do Not Use – Cooler Premium	X	X	X	O

631	Do Not Use – Late Premium	X	X	X	O

701	Retroactive Overtime Extra Check	X	X	O	O

702	Retroactive Doubletime Extra Check	X	X	O	O

703	Compound Interest on Pay Summary Groups 701 and 702	O	O	O	O

802	Unaccrued Optionals on Term	X	X	X	X

803	Unaccrued Vacation Pay due on termination	X	X	X	X

804	Unaccrued Sick Pay due on termination	X	X	X	X

813	LP – Vacation Pay Down	X	X	X	X

814	LP – Sick Pay Down	X	X	X	X

842	Unaccrued (Salaried) Floating on Termination	O	O	X	X

900	Hours Only—No Pay	O	O	O	O

902	Taxable Life Insurance	O	O	O	O

903	Vacation Pay—Negotiated	X	X	X	X

904	DCP Annual Distribution	O	O	O	O

Pay Summary Group Chart	Page 5

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

905	Restricted Stock Units	O	O	O	O

906	Executive Benefits	O	O	O	O

907	Flex Credits	O	O	O	O

908	Refund of incorrect 125 deduction	O	O	O	O

909	RSU Vesting – FICA Only	O	O	O	O

910	Deferred Comp — FICA Only	O	O	O	O

911	Phantom Stock Options	O	O	O	O

912	Relocation Bonus	O	O	O	O

913	Stock option exercises by beneficiaries	O	O	O	O

914	Non-Qualified Stock Options to Ex-Spouse	O	O	O	O

915	Stock Options	O	O	O	O

916	Gainsharing	X	O	O	O

917	Rideshare/Carpool Gift Card	O	O	O	O

918	§415 Excesses	O	O	O	O

919	RSU Death Benefit Payments	O	O	O	O

920	Taxable Domestic Partner Benefits	O	O	O	O

921	Dom. Partner Same Sex CA Residents	O	O	O	O

922	Sound Health Solution	O	O	O	O

923	RSU Beneficiary	O	O	O	O

924	DCP Distribution to termed employees	O	O	O	O

925	Retro-Pay	X	X	X	X

926	Retro-Bonus	X	X	O	O

927	Eastern Teamsters Overtime	X	X	X	O

928	Rx Education Assistance Pre-Tax	O	O	O	O

Pay Summary Group Chart	Page 6

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

929	Rx Education Assistance Post Tax	O	O	O	O

930	Expatriate Equalization Adjustment	O	O	O	O

931	CN Expatriate W-2 Earnings	O	O	O	O

933	Non-qualified deferred comp distribution to a beneficiary	O	O	O	O

934	Non-qualified deferred comp distribution to an ex-spouse	O	O	O	O

935	Non-Relocation Gross Up	O	O	O	O

936	Exec Ltd Gross Up	O	O	O	O

940	Awards/Incentives—Non-Cash	O	O	O	O

941	Cash Awards	O	O	O	O

942	Personal Use of Company Plane	O	O	O	O

944	Awards/Incentives—Stock	O	O	O	O

945	CA Union Committee Salaries	X	X	X	O

946	Tolls (Reimbursement)	O	O	O	O

950	Contract Labor at Warehouse 088	O	O	X	O

955	Company Paid COBRA	O	O	O	O

958	TX Wage Replacement Earnings	O	O	X	O

959	TX Wage Replacement Earnings exceeding 6 months	O	O	X	O

960	Legal Settlement	O	O	O	O

961	Legal Settlement – Non-Taxable	O	O	O	O

965	Forgiven Debt	O	O	O	O

970	Reimbursement of Overpaid Wages	X	X	X	O

974	Relo – Qualified Lump Sum	O	O	O	O

Pay Summary Group Chart	Page 7

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Hours of Service for Eligibility	Straight Time Hours for Company Contribution

975	Relocation Expense	O	O	O	O

980	In-House Relocation	O	O	O	O

981	Relo Qualified Code P	O	O	O	O

982	Relo Qualified 3rd Party	O	O	O	O

985	US Relocation Gross Up	O	O	O	O

989	Non-taxable Third Party Sick Pay	O	O	O	O

990	Third Party Sick Pay—NJ	O	O	X	O

991	Third Party Sick Pay—Unum	O	O	X	O

992	Salaried Non-Exempt Make Whole	X	X	X	X

995	HCE incentive for completing PHR	O	O	O	O

999	Group Term Life Ins Correction	O	O	O	O

9409	Stock option 409A—Repriced	O	O	O	O

9410	Stock option 409A—Exercised	O	O	O	O

9411	Stock option 409A – Unrepaid gain (adjustment only)	O	O	O	O

Pay Summary Group Chart	Page 8

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 5 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to make certain changes to the Plan;

NOW, THEREFORE,	BE IT RESOLVED that the Plan is amended as follows:

1.66	“Salary Deferral Agreement” means a written agreement or enrollment form (or written confirmation of a voice enrollment) in which a Participant elects to have his or her Compensation reduced by a specified amount in whole percentages, or elects not to have his or her Compensation reduced. Salary Deferral Agreement also means a Participant’s default election to have his or her Compensation reduced by 3% under “Automatic Enrollment” as described below and a Participant’s default election to have his or her Compensation reduction percentage increased under “Automatic Increases” as described below. A Participant may elect to reduce Compensation for non-Catch-Up Contributions not less than 1% or more than 50% per pay period. A Participant may elect to reduce Compensation for Catch-Up Contributions not less than 1% or more than 50% per pay period. These limits apply to pre-tax Contributions and Roth Elective Deferrals combined. The determination of whether a contribution is a Catch-Up Contribution is, however, determined in accordance with Section 3.1(e) and Code Section 414(v). Salary Deferral Agreements shall be governed by the following:

* * * *

(b)	Automatic Enrollment. If an Employee is eligible to make Salary Deferral Contributions but does not submit a Salary Deferral Agreement before the dates in (i) or (ii) below (as applicable), or within the period specified in (iii), below (in the case of a currently eligible Employee who has made a 0% Salary Deferral Agreement), the Employee will be automatically enrolled in the Plan and treated as having submitted a Salary Deferral Agreement electing to have his or her Compensation reduced by 3%. Automatic Enrollment is effective on the first day of the pay period (or extended pay period as provided in Section (a)) ending after the following:

(i) For Employees who become eligible for Salary Deferral Contributions on their Entry Date (as described in Section 2.1),the 30-day period following the first day of the month after they complete 90 days of Service within a 12-consecutive-month period~~.~~ ;

(ii) For Employees who become eligible for Salary Deferral Contributions upon re-hire (as described in Section 2.4) or upon entering Eligible Employment (as described in Section 2.1), the 30-day period following the date they become eligible under Section 2.1 or 2.4~~.~~; and

(iii) Such times as specified in rules adopted by the Committee or its delegate acting in a Plan Sponsor capacity.

* * * *

Amendment No. 5 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

7.5	INVESTMENT IN EMPLOYER STOCK

* * * *

(c)	The following shall apply to dividends payable on Employer Stock held in the ESOP:

* * * *

(2)	Dividends on Employer Stock held in one or more ESOP funds may be distributed to Participants as follows:

(i)	The Employer may notify the Plan Administrator from time to time that it intends to distribute dividends on Employer Stock to Participants in the ESOP. Thereafter, the Employer shall either pay the dividends in cash directly to Participants, or it shall pay the dividends to the Trust and the Trustee shall distribute the dividends in cash to Participants. If dividends are paid to the Trust, they shall be distributed to Participants by the Trustee at such time and with such frequency as directed by the Plan Administrator, but in no event later than 90 days after the end of the Plan Year in which the dividends are paid to the Trust. The Employer’s notice to the Plan Administrator herein shall apply only to dividends with a record date after the Plan Administrator receives the Employer’s notice.

(ii)	If the Plan Administrator receives the notice described above, it may provide to ESOP Participants a continuing election to either receive the dividends allocable to their Accounts in cash or reinvest the dividends in Employer Stock. The initial election shall be provided and shall become irrevocable, as determined by the Plan Administrator with notice to Participants, within a reasonable period of time before a dividend is paid, and thereafter Participants shall have a reasonable opportunity to change their elections at least annually. If a Participant fails to make an election, the Participant shall be deemed to have elected to reinvest dividends in Employer Stock. Notwithstanding the foregoing, the Plan Administrator may, from time to time, reset Participant elections to reinvest the dividends paid on Employer Stock. Any such reset will be made only upon advance notice to Participants within a reasonable period of time before a dividend is paid, and shall provide Participants with a reasonable opportunity to make a continuing election with respect to dividends payable after such notice, to receive the dividends allocable to their Accounts in cash, and thereafter Participants shall have a reasonable opportunity to change their elections at least annually. Dividends reinvested in Employer Stock at the election or deemed election of a Participant shall be 100% vested.

(iii)	If dividends are to be paid directly to Participants, the Plan Administrator shall provide the Employer with information reasonably requested by the Employer for the purpose of identifying Participants entitled to a distribution with respect to shares allocated to their Accounts as of the dividend record date. If dividends are to be paid from the Trust or reinvested, the amount paid to each Participant or the amount reinvested shall be equal to the amount of the dividend with respect to shares allocated to the Participant’s Account as of the dividend record date.

****

9.11	NOTICE AND CONSENT TO DISTRIBUTION

****

(d)	Automatic Rollovers: In the event of a mandatory distribution to a Participant greater than $1,000 from their Roth Elective Deferral Account, or from all other Plan Accounts (combined), in accordance with the provisions of Section 9.11(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

Amendment No. 5 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

Effective Dates:

•	Changes to Sections 1.66 and 7.5 are effective June 19, 2013.

•	Changes to Section 9.11 are effective for severances from employment on and after September 1, 2013.

The Benefits Committee delegates Plan Sponsor authority to Jay Tihinen and Pat Callans to adopt rules for the Automatic Enrollment of Employees with a 0% Salary Deferral Agreement in accordance with Section 1.66(b) of the Plan.

The Benefits Committee delegates Plan Administrator authority to Jay Tihinen and Pat Callans to reset Participant elections to reinvest dividends payable on Employer Stock.

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 6 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to add CWC DC LLC, a wholly owned LLC of Costco Wholesale Corporation, as a Participating Employer under the Plan;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

APPENDIX A – Costco 401(k) Retirement Plan

Participating Employers

The following entities are Participating Employers:

Costco Wholesale Corporation

Costco Wholesale Membership, Inc.

CWC Travel, Inc.

CWC DC LLC

Effective Date:

•	The change to APPENDIX A – Costco 401(k) Retirement Plan Participating Employers is effective August 1, 2013.

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 7 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to change certain provisions concerning distributions and loans;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

The following change is made to Section 4.1:

4.1	DISTRIBUTION OF EXCESS DEFERRALS

Excess Deferrals and income or loss allocable thereto shall be distributed no later than each April 15 to Participants who make a timely claim for such Excess Deferrals for the preceding calendar year. The income or loss allocable to Excess Deferrals shall be the product of the income or loss allocable to the Participant’s Salary Deferral Account (and other amounts treated as elective contributions under the Code) for the preceding calendar year multiplied by a fraction, the numerator of which is the Participant’s Excess Deferral for the preceding calendar year and the denominator of which is the sum of (i) the Participant’s Account balance attributable to Salary Deferral Contributions (and other amounts treated as elective contributions under the Code) determined as of the beginning of the preceding calendar year and (ii) the Participant’s Salary Deferral Contributions (and other amounts treated as elective contributions under the Code) for the preceding calendar year. A Participant’s claim for Excess Deferrals must be in writing and shall be submitted to the Plan Administrator no later than April ~~March~~ 1 of the year following the calendar year in which such Excess Deferrals were made. If, after distribution of Excess Deferrals, the effective availability rule of Treasury Regulation 1.401(a)(4)-4(c) is not met for a Highly Compensated Employee, Matching Contributions attributable to such Excess Deferrals plus any income and any loss allocable thereto shall be distributed to such Highly Compensated Employee(s) as wages; provided, however, that if such distribution is prohibited by Internal Revenue Code Section 401(m), then such amounts shall instead be forfeited and allocated in the same manner as provided in Section 8.4. The income and loss allocable to such Matching Contributions shall be calculated using a methodology similar to that described above.

The following clarification is made to Section 7.1(d):

7.1	INVESTMENT OF ACCOUNTS

….

(d)	Investment Funds. The Plan Administrator shall select the Investment Funds and monitor their performance. The Investment Funds shall include at least three diversified funds which have materially different risk and return characteristics. Participants (and Beneficiaries in the case of deceased Participants, and Alternate Payees) ~~Each Investment Fund sponsor~~ shall be provided ~~prospectuses and other~~ disclosures required by the Act, including ~~regulations under~~ Section 404(c) of the Act~~, and the Plan Administrator shall take appropriate steps to assure that Participants (and Beneficiaries, in the case of deceased Participants) will receive the information and disclosure required by such regulations~~.

Amendment No. 7 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

The following changes are made to Article 9:

9.3	FORM OF DISTRIBUTION

The normal form of benefit shall be a single-sum distribution of the Participant’s Nonforfeitable Account balance, which shall be made to the Participant, if living, or if not, to the Participant’s surviving Spouse, but if there is no surviving Spouse or if the Spouse has consented in a manner conforming to Section 13.1, then to the Participant’s designated Beneficiary. The distribution shall be made as a lump-sum payment in cash, with the exception of the portion of an account invested in Employer Stock, with respect to which the Participant may elect a distribution in kind. Any partial distribution permitted or required under the Plan shall be made on a pro-rata basis from all of the Participant’s eligible accounts and investment funds, except: (1) a Participant may designate the portion of a partial distribution to be made from the Participant’s Roth Deferral Account or from all of his or her other accounts; (2) ~~that~~ required minimum distributions shall be made from a Participant’s Roth Elective Deferral Account only after complete distribution from all other accounts; and (3) correction of excess Annual Additions shall be made in accordance with Section 5.4.

9.8	HARDSHIP DISTRIBUTIONS

A current Employee who is also a Participant may request a lump sum distribution of funds from the Participant’s Salary Deferral Account in the event of certain financial hardships, if the distribution meets the requirements of this section and the deemed hardship distribution standards of Treasury Regulation 1.401(k)-1(d)(3) (as modified by subsequent laws). The amount of a hardship distribution shall not exceed Salary Deferral Contributions (excluding amounts received as a loan), excluding earnings.

(a)	The distribution must satisfy the deemed immediate and heavy financial need requirements of Treasury Regulations, which at present constitute the following financial needs:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, children, or dependents (as defined in Code Section 152 without regard to Section 152(b)(1), (b)(2) and (d)(1)(B));

(4)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence.

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)); or

(6)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction determined under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)	The distribution must be deemed necessary to satisfy an immediate and heavy financial need of the Participant under Treasury Regulations. Those Treasury Regulations at present require:

(1)	The Participant has obtained all other currently available distributions (including distributions of ESOP dividends under Code Section 404(k), but not hardship distributions), and nontaxable (at the time of the loan) loans, under this Plan and all other plans maintained by Participating Employers; and

(2)	The Participant may make no further Salary Deferral Contributions (or any other employee contributions) to this Plan or to any other plans maintained by Participating Employers for a period of 6 months from the date the hardship distribution is posted to the Participant’s Account by the Trustee (the “suspension period”).

Amendment No. 7 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

For purposes of this Section 9.8~~8.2~~(b), the phrase “plans maintained by Participating Employers” means all qualified and non-qualified plans of deferred compensation maintained by Participating Employers. However, the phrase does not include contributions to health or welfare benefit plans including health and welfare plans that are part of a cafeteria plan within the meaning of Code Section 125. In addition, for purposes of Section 9.8~~8.2~~(b)(2), the phrase also includes a stock option, stock purchase, or similar plan maintained by a Participating Employer.

(c)	The distribution must not be in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(d)	A Participant’s Salary Deferral Contributions to the Plan (other than Catch-Up Contributions) shall automatically resume effective the first day of the first pay period (or extended pay period as provided in Section 1.62(a)) ending at least 30 days following the end of the suspension period described in paragraph (b)(2), above, based on the Participant’s Salary Deferral Agreement last in effect prior to the suspension period. However, the preceding sentence shall not apply to a Participant who, within 30 days following the end of the suspension period and in the manner required by the Plan Administrator, submits a Salary Deferral Agreement electing a different or no Compensation reduction percentage.

(e) Notwithstanding anything in this Section 9.8 to the contrary, pursuant to IRS Announcement 2012-44, a hardship distribution may be made on account of any immediate and heavy financial need resulting from Hurricane Sandy, despite not satisfying the deemed immediate and heavy financial need requirements described under Section 9.8(a) and the Treasury Regulations, if such distribution is made (a) on or after October 26, 2012 and no later than February 1, 2013 and (b) to a current employee whose principal residence on October 26, 2012, was located in one of the counties or Tribal Nations of Connecticut, New Jersey, New York, or Rhode Island designated by the Federal Emergency Management Agency (FEMA) as a covered disaster area because of the devastation caused by Hurricane Sandy. All other requirements provided under this Section 9.8 and the Treasury Regulations shall apply.

Section 13.7 is clarified as follows:

13.7	COMMUNICATIONS

Written communications to the Plan Administrator, the Plan, a Participating Employer, the Trustee, the Committee or other fiduciaries, or their agents or representatives, must be received before the expiration of any time period expressed herein or in related documents (including the summary plan description and policies and procedures for this Plan). To the extent the Plan Administrator, the Trustee, a Participating Employer or the Plan approves the use of electronic or telephonic communications to or from Plan Participants (as permitted by the Code or the Act, as applicable), and to the extent not otherwise prohibited or provided otherwise hereunder, such electronic or telephonic communications are treated as written communications hereunder. The Plan Administrator’s (or the Plan’s, a Participating Employer’s, the Trustee’s, the Committee’s or other fiduciaries’, as applicable), or their agents’ or representatives’ records will be conclusive as to whether a communication has been sent or received and the date of such sending or receipt, unless the sender produces a United States Postal Service return receipt. The common law “mailbox rule” shall not apply to determine receipt or the date of receipt by the Plan Administrator (or the Plan, a Participating Employer, the Trustee, the Committee or other fiduciaries, as applicable), or their agents or representatives. The common law mailbox rule shall apply for all other purposes under the Plan.

Amendment No. 7 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

Section 14.5 is reformed as follows:

14.5	UNCLAIMED ACCOUNT PROCEDURES

The Plan Administrator, by first class, certified or registered mail addressed in accordance with Section 13.4 hereof, shall notify Participants who have terminated employment and Beneficiaries of deceased Participants of their right to receive a distribution from the Plan. If such notice is returned as undeliverable, or if a distribution check mailed to a Participant or Beneficiary is not cashed within six months after it is mailed, the Account of such Participant or Beneficiary will be deemed unclaimed (“Unclaimed Account”); provided Accounts that are subject to automatic rollover under Section 9.11(d) herein will not be treated as Unclaimed Accounts. The Plan Administrator shall take reasonable steps to locate the owner of an Unclaimed Account in accordance with procedures and policies adopted by the Plan Administrator. Such steps may include ~~use of the IRS letter forwarding program,~~ use of a commercial locator service, or use of a Federal agency~~the Social Security Administration~~ search program. After a six-month period during which reasonable steps have been taken to locate the lost Participant or Beneficiary, or such other period of time which is reasonable under the circumstances, if the lost Participant or Beneficiary has not been located, the Plan Administrator may forfeit the Unclaimed Account. The amount forfeited shall include any interest, gains, or losses allocated to the Unclaimed Account during the search. Thereafter, if at any time before the Plan has been terminated the lost Participant or Beneficiary makes a claim for his or her Account, the Plan Administrator shall restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for gains or losses occurring subsequent to the forfeiture. The Plan Administrator will make the restoration first from available forfeitures pursuant to Section 8.4 hereof. If such forfeitures are not sufficient, a Participating Employer shall make an additional contribution to the Plan in the amount necessary to restore the forfeited Account.

The change to Section 4.1 is effective for Excess Deferrals in Plan Year 2013 (distributed no later than April 15, 2014).

The changes to Section 9.3 are effective April 8, 2013.

The changes to Section 9.8 are effective October 26, 2012.

The attached Pay Summary Group chart is effective January 1, 2013, and any corrections or additions are effective the date as of which such new pay summary group is corrected or updated on the Employer’s payroll system.

All other changes reform or clarify the Plan.

APPENDIX B – Costco 401(k) Retirement Plan Pay Summary Group Chart

January 1, ~~2012~~2013

Definitions of Compensation by Pay Summary Groups – Jan. ~~2012~~2013

X = Include O = Exclude

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

001	Straight Time Earnings	X	X	X

002	Standard Holiday Pay	X	X	X

003	Vacation Premium	X	X	X

004	Sick Leave	X	X	X

005	Overtime	X	X	O

006	Sunday Premium	X	X	X

007	Retroactive Pay	X	X	X

008	Executive Bonus	O	O	O

009	Sick Leave Payoff	O	O	O

010	Hourly Cost of Living Adjustment	X	X	O

011	Nonqualified Stock Options	O	O	O

012	Double Time	X	X	O

013	Severance Pay	O	O	O

014	Safety Awards	O	O	O

015	Cash Incentives	O	O	O

016	Rideshare/Carpool	O	O	O

020	Inventory Labor	X	X	X

021	Holiday Pay (in MA only for Columbus Day & Veterans Day)	X	X	X

022	Bereavement Leave	X	X	X

023	Jury Duty	X	X	X

Pay Summary Group Chart	Page 1

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

024	Sick – Non Exempt Salaried	X	X	X

025	Rest of Shift-Worker Comp	X	X	X

026	Inclement Weather	X	X	X

027	Fitness for Duty	X	X	X

028	Suspension	X	X	X

029	1st week of LOA Waiting Period	X	X	X

030	Hourly Bonus—Manual Check	X	X	O

031	Pharmacist Xtra Time-Sal Exmpt	X	X	X

035	Salary Continuation	X	X	O

036	[Donated] Vacation Pool Hours	O	O	O

037	Family Leave Act Hours—No Pay	O	O	O

038	Extended Jury Duty	X	X	O

042	Floating (Salaried) Holiday	X	X	X

049	Floating Payoff (CA Salaried)	X	X	X

071	Salaried Bonding Leave	X	X	O

101	Alternate Rate—Regular Hrs	X	X	X

102	Optional [Floating] Holiday Pay	X	X	X

103	CA Nonexempt Vacation Supplement	X	X	X

104	Salaried Sick Pay	X	X	X

105	Alternate Rate—Overtime	X	X	O

106	Alternate Rate—Sunday	X	X	X

Pay Summary Group Chart	Page 2

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

107	Retroactive OT Pay	X	X	O

110	Hourly Bonus Retroactive Overtime	X	X	O

112	Retroactive Bonus Doubletime	X	X	O

115	Non-Xmpt Sal. Non-Worked OT	O	O	O

121	Holiday Pay – Alternate Rate (in MA only for Columbus Day and Veterans Day)	X	X	X

123	Vacation Payoff on Termination	O	O	X

150	Temporary Lead Pay [CA Union]	X	X	X

151	OT Temp Lead Pay [CA Union]	X	X	O

152	Sun. Temp Lead Pay [CA Union]	X	X	X

201	IS Premium Pay	X	X	O

205	IS Premium Pay Plus Overtime	X	X	O

206	Sunday Premium CA Teamster	X	X	X

207	Sunday Alternate Rate CA Teamster	X	X	X

208	Sunday Late CA Teamster	X	X	X

228	Sun. Late Alternate Rate CA Teamster	X	X	X

236	Vacation Pool Hrs. Reduction	O	O	O

250	Temp. Supervisor Pay – Straight Time	X	X	X

251	Temp. Supervisor Pay—Overtime	X	X	O

Pay Summary Group Chart	Page 3

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

252	Temp Supervisor Pay—Sunday	X	X	X

260	California Meal Time Penalty	O	O	O

300	Puerto Rico Lactation Pay	X	X	O

301	Puerto Rico Witness Pay	X	X	O

310	Puerto Rico Paid Maternity Leave	X	X	O

312	Puerto Rico Sunday Double Time [DT]	X	X	O

313	Puerto Rico Sunday DT Alternate Rate	X	X	O

330	Puerto Rico Christmas Bonus	X	X	O

501	Sunday Overtime – Non Union	X	X	O

502	Sunday OT Alt Rate – Non Union	X	X	O

503	Temp Lead Sunday OT—Union	X	X	O

504	Sunday Late OT—Union	X	X	O

505	Sunday Overtime—Union	X	X	O

506	Alt Rte Sun OT—Union	X	X	O

507	Sunday Cooler OT—Union	X	X	O

508	Sunday Late OT—Union	X	X	O

509	Sunday Lt Cooler OT—Union	X	X	O

527	Sun Lt Cooler Clk OT—Union	X	X	O

528	Sun Lt Clerk OT—Union	X	X	O

Pay Summary Group Chart	Page 4

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

529	Sun Cooler Lt Clk OT—Union	X	X	O

552	Temp Supr Sunday OT – Non Union	X	X	O

601	Late Regular	X	X	X

602	Late Overtime	X	X	O

603	Cooler Regular	X	X	X

604	Cooler Overtime	X	X	O

605	Late Cooler Regular	X	X	X

606	Late Cooler Overtime	X	X	O

607	Sunday Cooler Regular	X	X	X

608	Sunday Late	X	X	X

609	Sunday Cooler Late	X	X	X

621	Late Regular—Clerk	X	X	X

622	Late Overtime—Clerk	X	X	O

623	Cooler Regular—Clerk	X	X	X

625	Late Cooler Regular—Clerk	X	X	X

627	Sunday Cooler Regular—Clerk	X	X	X

628	Sunday Late—Clerk	X	X	X

629	Sunday Cooler Late—Clerk	X	X	X

630	Do Not Use – Cooler Premium	X	X	O

631	Do Not Use – Late Premium	X	X	O

701	Retroactive Overtime Extra Check	X	X	O

702	Retroactive Doubletime Extra Check	X	X	O

703	Compound Interest on Pay Summary Groups 701 and 702	O	O	O

Pay Summary Group Chart	Page 5

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

802	Unaccrued Optionals on Term	X	X	X

803	Unaccrued Vacation Pay due on termination	X	X	X

804	Unaccrued Sick Pay due on termination	X	X	X

813	LP – Vacation Pay Down	X	X	X

814	LP – Sick Pay Down	X	X	X

842	Unaccrued (Salaried) Floating on Termination	O	O	X

900	Hours Only—No Pay	O	O	O

902	Taxable Life Insurance	O	O	O

903	Vacation Pay—Negotiated	X	X	X

904	DCP Annual Distribution	O	O	O

905	Restricted Stock Units	O	O	O

906	Executive Benefits	O	O	O

907	Flex Credits	O	O	O

908	Refund of incorrect 125 deduction	O	O	O

909	RSU Vesting – FICA Only	O	O	O

910	Deferred Comp — FICA Only	O	O	O

911	Phantom Stock Options	O	O	O

912	Relocation Bonus	O	O	O

913	Stock option exercises by beneficiaries	O	O	O

914	Non-Qualified Stock Options to Ex-Spouse	O	O	O

Pay Summary Group Chart	Page 6

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

915	Stock Options	O	O	O

916	Gainsharing	X	O	O

917	Rideshare/Carpool Gift Card	O	O	O

918	§415 Excesses	O	O	O

919	RSU Death Benefit Payments	O	O	O

920	Taxable Domestic Partner Benefits	O	O	O

921	Dom. Partner Same Sex CA Residents	O	O	O

922	Sound Health Solution	O	O	O

923	RSU Beneficiary	O	O	O

924	DCP Distribution to termed employees	O	O	O

925	Retro-Pay	X	X	X

926	Retro-Bonus	X	X	O

927	Eastern Teamsters Overtime	X	X	O

928	Rx Education Assistance Pre-Tax	O	O	O

929	Rx Education Assistance Post Tax	O	O	O

930	Expatriate Equalization Adjustment	O	O	O

931	CN Expatriate W-2 Earnings	O	O	O

933	Non-qualified deferred comp distribution to a beneficiary	O	O	O

934	Non-qualified deferred comp distribution to an ex-spouse	O	O	O

935	Non-Relocation Gross Up	O	O	O

Pay Summary Group Chart	Page 7

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

936	Exec Ltd Gross Up	O	O	O

940	Awards/Incentives—Non-Cash	O	O	O

941	Cash Awards	O	O	O

942	Personal Use of Company Plane	O	O	O

944	Awards/Incentives—Stock	O	O	O

945	CA Union Committee Salaries	X	X	O

946	Tolls (Reimbursement)	O	O	O

950	Contract Labor at Warehouse 088	O	O	O

955	Company Paid COBRA	O	O	O

958	TX Wage Replacement Earnings	O	O	O

959	TX Wage Replacement Earnings exceeding 6 months	O	O	O

960	Legal Settlement	O	O	O

961	Legal Settlement – Non-Taxable	O	O	O

965	Forgiven Debt	O	O	O

970	Reimbursement of Overpaid Wages	X	X	O

974	Relo – Qualified Lump Sum	O	O	O

975	Relocation Expense	O	O	O

980	In-House Relocation	O	O	O

981	Relo Qualified Code P	O	O	O

982	Relo Qualified 3rd Party	O	O	O

985	US Relocation Gross Up	O	O	O

Pay Summary Group Chart	Page 8

#	Pay Summary Group	401(k) & Match Compensation	Discretionary Contribution Compensation	Straight Time Hours for Company Contribution

989	Non-taxable Third Party Sick Pay	O	O	O

990	Third Party Sick Pay—NJ	O	O	O

991	Third Party Sick Pay—Unum	O	O	O

992	Salaried Non-Exempt Make Whole	X	X	X

995	HCE incentive for completing PHR	O	O	O

999	Group Term Life Ins Correction	O	O	O

9409	Stock option 409A—Repriced	O	O	O

9410	Stock option 409A—Exercised	O	O	O

9411	Stock option 409A – Unrepaid gain (adjustment only)	O	O	O

Pay Summary Group Chart	Page 9

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 8 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to make a change to provisions concerning distributions;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

The following definition is added to Article 1:

“Installment Distribution” means a distribution elected by a Participant, Beneficiary or alternate payee (as applicable) that (1) requires equal payments to be made monthly, quarterly, or annually; (2) the distributee may, with written notice, terminate prospectively; (3) automatically terminates on death of the distributee; and (4) as to a Participant, automatically terminates if the Participant is rehired. Single sum, lump sum, and partial distributions are not Installment Distributions. No Installment Distribution payment may exceed the distributee’s Nonforfeitable Account Balance, Section 9.6 applies notwithstanding a distributee’s election of Installment Distributions and once an Installment Distribution has begun, Section 9.11(a) no longer applies to such Installment Distribution.

The following changes are made to Article 9:

9.2	DISTRIBUTION AFTER SEVERANCE FROM EMPLOYMENT

A Participant may apply for a distribution of all or a portion of, or for Installment Distributions from, ~~the total~~ the Participant’s Nonforfeitable Account balance at any time after severance of employment with all Participating Employers for any reason. Subject to Section 9.11(a), a Participant may, instead, delay distribution until distribution is required under Section 9.6(a).

9.3	FORM OF DISTRIBUTION

The normal form of benefit shall be a single lump sum distribution of the Participant’s Nonforfeitable Account balance. A Participant may also elect distribution of a portion of the Participant’s Nonforfeitable Account Balance, and Installment Distributions may be elected for distributions other than those under Sections 9.1 and 9.8.~~, which shall be made to the Participant, if living, or if not, to the Participant’s surviving Spouse, but if there is no surviving Spouse or if the Spouse has consented in a manner conforming to Section 13.1, then to the Participant’s designated Beneficiary. The distribution shall be made as a lump-sum payment in cash, with the exception of the portion of an account invested in Employer Stock, with respect to which the Participant may elect a distribution in kind. There shall be no installment form of distribution except as permitted by a retirement income manager program adopted by the Employer, or as provided under Section 9.6 with respect to required minimum distributions.~~ Any distribution permitted or required under the Plan shall be made on a pro-rata basis in cash from all of the Participant’s eligible accounts and investment funds, except: (1) a Participant may designate the portion of a ~~partial~~ distribution, other than an Installment Distribution, to be made from the Participant’s Roth Deferral Account or from all of his or her other accounts; (2) required minimum distributions shall be made from a Participant’s Roth Elective Deferral Account only after complete distribution from all other accounts; (3) the Participant may elect a distribution in-kind of the portion of an account invested in Employer Stock; and (4~~3~~) correction of excess Annual Additions shall be made in accordance with Section 5.4.

Amendment No. 8 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

9.5	DEATH DISTRIBUTION PROVISIONS

If the Participant dies before full distribution of the Participant’s entire Nonforfeitable Account balance has been made, the Participant’s Beneficiary may apply for a distribution of the Participant’s Nonforfeitable Account balance in the same form as permitted under Section 9.3, subject to Section 9.6(b) ~~in a single sum~~. Subject to Section _9.11(a), the Beneficiary may, instead, delay distribution until distribution is required under Section 9.6(b).

9.7	DISTRIBUTION UNDER QUALIFIED DOMESTIC RELATIONS ORDER

Distribution of all or a portion of a Participant’s Nonforfeitable Account balance will be made according to the terms of a “qualified domestic relations order” to the spouse, former spouse, child or other dependent of a Participant, even though the Participant is not otherwise eligible for a distribution under the Plan. A qualified domestic relations order is a domestic relations order, judgment, or decree (including the approval of a property settlement agreement) that (a) relates to the provision of child support, alimony, or property rights to a spouse, former spouse, child, or other dependent of a Participant and (b) is made pursuant to the domestic relations law of any state; provided that the Plan Administrator determines that such order meets the requirements of Code Section 414(p) and the Plan’s Procedures for Processing Domestic Relations Orders (“QDRO Procedures”). Reasonable legal fees and expenses incurred in determining if an order is a qualified domestic relations order, shall be charged to the account of the Participant and the account of the alternate payee (as defined in Code Section 414(p)) seeking the determination, as provided in the QDRO Procedures.

An alternate payee may apply for a distribution of the portion of the Participant’s Nonforfeitable Account balance that is payable to the alternate payee pursuant to the qualified domestic relations order any time after the order is determined to be a qualified domestic relations order, and in any of the forms permitted under Section 9.3. Subject to Section 9.11(a), the alternate payee may~~,~~ instead~~,~~ delay distribution until the Participant’s Required Beginning Date as determined under Section 9.6(c). ~~until the alternate payee attains age 65, at which time distribution shall be made to the alternate payee.~~

9.10	AMOUNT AND TIMING OF DISTRIBUTION

The amount of a distribution to a Participant, Beneficiary, or alternate payee shall not exceed the value of such individual’s Nonforfeitable Account balance on the distribution date, reduced for outstanding loans, administrative expenses, and other appropriate amounts. Distribution shall be made (or, in the case of an Installment Distribution, shall begin) within an administratively practicable period after the individual’s application therefor (or the date benefits become distributable without the individual’s consent) and after the Plan Administrator receives all documents or information required to confirm the distribution is proper under the law and the terms of the Plan.

9.11	NOTICE AND CONSENT TO DISTRIBUTION

(a)	Small Benefit Distribution Without Consent: If the value of a Participant’s Nonforfeitable Account balance does not exceed $5,000 (determined without regard to the Participant’s Employee Contribution Account) and the Participant has severed employment with all Participating Employers, distribution shall be made to the Participant in a single lump sum without the Participant’s consent, subject to Section 9.11(d). Distribution shall also be made to a Beneficiary or alternate payee in a single lump sum without that individual’s consent if the value of that individual’s Nonforfeitable Account balance does not exceed $5,000 (determined without regard to the Employee Contribution Account).

(b)

Participant and Alternate Payee Notice and Consent Requirements: Distribution shall not be made to a Participant (or alternate payee) before Normal Retirement Age without the Participant’s (or alternate payee’s) consent if the Participant’s (or alternate payee’s) Nonforfeitable Account Balance exceeds $5,000 (determined without regard to the Participant’s (or alternate payee’s) Employee Contribution Account). No less than 30 days and no more than 180 days before the date of a distribution for which a Participant’s (or alternate payee’s) consent is required under this section, the Plan Administrator shall provide the Participant (or alternate payee) with the notice

Amendment No. 8 to

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

described in Treasury Regulation § 1.411(a)-11(c) or, in accordance with Treasury Regulations, a summary of that notice. In addition to describing a Participant’s (or alternate payee’s) right (if any) to defer receipt of a distribution and the material features of the optional forms of benefit available under the Plan, such notice shall also describe the consequences of failing to defer receipt of a distribution. Notwithstanding the above, distribution may be made less than 30 days after such notice or summary is given, provided that: (1) the Plan Administrator clearly informs the Participant (or alternate payee) that the Participant (or alternate payee) has a right to a period of at least 30 days after receiving the notice or summary to consider the decision of whether or not to elect a distribution, and (2) the Participant (or alternate payee), after receiving the notice or summary, affirmatively elects a distribution.

(c)	Rollover Notice: No less than 30 days and no more than 180 days before the date of a distribution that is an eligible rollover distribution (as defined in Section 9.9), the Plan Administrator shall provide the distributee (as defined in Section 9.9) of such distribution with the notice described in Section 402(f) of the Code or, in accordance with Treasury Regulations, a summary of that notice. Notwithstanding the above, distribution may be made less than 30 days after such notice or summary is given, provided that: (1) the Plan Administrator clearly informs the distributee that the distributee has a right to a period of at least 30 days after receiving the notice or summary to consider the decision of whether or not to elect a direct rollover, and (2) the distributee, after receiving the notice or summary, affirmatively elects a distribution. In the case of a series of installment payments that are eligible rollover distributions, the rules of this subparagraph shall apply only to the first such installment payment, in accordance with Section 402(f) of the Code and applicable Treasury Regulations.

(d)	Automatic Rollovers: In the event of a mandatory distribution to a Participant greater than $1,000 from their Roth Elective Deferral Account, or from all other Plan Accounts (combined), in accordance with the provisions of Section 9.11(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Plan Administrator shall pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

This Amendment 8 is effective February 1, 2014.

COSTCO BENEFITS COMMITTEE

RESOLUTION AMENDING RETIREMENT PLAN

Amendment No. 9 to Plan Restated Effective January 1, 2011

WHEREAS, the Costco Benefits Committee (the “Committee”) is authorized by the Costco 401(k) Retirement Plan (the “Plan”) Sections 14.6 and 15.2 to amend the Plan; and

WHEREAS, the Committee wishes to make certain changes and clarifications to the Plan;

NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

The following changes and clarifications are made to Article 1:

1.67	“Salary Deferral Agreement” means a written agreement or enrollment form (or written confirmation of a voice enrollment) in which a Participant elects to have his or her Compensation reduced by a specified amount in whole percentages, or elects not to have his or her Compensation reduced. Salary Deferral Agreement also means a Participant’s default election to have his or her Compensation reduced by 3% under “Automatic Enrollment” as described below and a Participant’s default election to have his or her Compensation reduction percentage increased under “Automatic Increases” as described below. A Participant may elect to reduce Compensation for non-Catch-Up Contributions not less than 1% or more than 50% per pay period. A Participant may elect to reduce Compensation for Catch-Up Contributions not less than 1% or more than 50% per pay period. These limits apply to pre-tax Contributions and Roth Elective Deferrals combined. The determination of whether a contribution is a Catch-Up Contribution is, however, determined in accordance with Section 3.1(e) and Code Section 414(v). Salary Deferral Agreements shall be governed by the following:

****

(c)	Automatic Increases.

(i)	Except as provided in (ii) below, the Compensation reduction percentage in an Eligible Employee’s Salary Deferral Agreement shall be automatically increased by 1% on each anniversary of the Employee’s Employment Commencement Date (or re-employment date, if applicable), unless the Employee ~~suspends or~~ amends his or her Salary Deferral Agreement during the 30-day period ending on such anniversary date. Such increase is considered an amendment to the Employee’s Salary Deferral Agreement, and is effective on the first day of the pay period (or extended pay period as provided in Section (a)) ending after the Employee’s anniversary date described above. This automatic increase shall not apply if the Compensation reduction percentage in the Employee’s then-existing Salary Deferral Agreement is either 0% or is 20% or more.

****

1.72	“Spouse” means the person who is treated as ~~a~~ the Participant’s spouse under federal law and who is legally married to the Participant ~~(as determined under the laws of the state in which the Participant resides)~~ on the date distribution of benefits under the Plan commences or who was married to the Participant on the date of the Participant’s death. However, a former spouse will be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code. For purposes of this definition, same-sex marriages and spouses are recognized in accordance with IRS Revenue Ruling 2013-17, effective June 26, 2013.

Amendment No. 9

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

The following clarifications are made to Article 5:

5.2	ALLOCATION OF INVESTMENT INCOME (OR LOSS) AND ALLOCATION OF PLAN EXPENSES

All contributions to the Accounts of each Participant in the Plan shall be reflected in units or shares of each Investment Fund and, in the case of the ESOP, in shares of Employer Stock, according to the investments elected by the Participant. As of each Valuation Date, the Plan Administrator (or its agent, the third party recordkeeper) shall adjust accounts to reflect the net income, gains and losses since the last Valuation Date, and any administrative expenses charged to the Accounts, provided that gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral Account and the Participant’s other accounts under the Plan. Dividends with respect to Employer Stock shall be allocated and reinvested or paid as provided in Section 7.5 hereof. The Plan Administrator may allocate the reasonable and necessary fees and expenses of administering the Plan to the Accounts of Participants and Beneficiaries, and it may pay such fees and expenses from the Accounts (on a pro-rata, per-capita or other reasonable basis) to the extent they are not paid by the Employer~~; provided such fees and expenses are incurred for the administration and operation of the Plan and are not “settlor” expenses~~.

The following clarifications are made to Article 7:

7.3	OPTIONAL PASS-THROUGH VOTING OF NON-EMPLOYER STOCK

The Plan Administrator may direct the Trustee, from time to time, to allow Participants to direct the Trustee as to the manner in which shares of the Investment Funds, other than Employer Stock, allocated to each Participant’s Account shall be voted or how the Trustee should respond to a tender offer or similar ownership right. If the Plan Administrator permits such pass-through voting, the Trustee shall deliver to each Participant ~~a copy of any proxy solicitation materials, tender offer, or other information given to shareholders of the securities~~the information the Plan is required to deliver under applicable law, together with a description of the procedure ~~form~~ by which the Participant may ~~instruct~~ give direction on~~the Trustee~~ how to vote or whether to tender the securities. The Trustee shall vote such securities through proxy in accordance with the instructions received from the Participant entitled to vote the securities and shall tender or exercise other ownership rights in accordance with the instructions of the Participant. The Trustee shall not vote, tender, or otherwise exercise ownership rights for any such securities for which instructions are not received from the Participant.

7.4	PASS-THROUGH VOTING OF EMPLOYER STOCK

The following provisions apply with respect to Employer Stock held in the ESOP portion of the Plan pursuant to Section 7.5(a):

(a)	Information and Procedures. Participants who have investments in Employer Stock shall be provided with the same information as ~~that which~~ is provided to other shareholders~~, including all proxies and proxy solicitation material~~, and the Participant shall have the right to direct the Trustee as to the voting, tender, and other similar rights of the Employer Stock allocated to the Participant’s Account. Information regarding a Participant’s exercise of such rights shall be maintained in accordance with procedures designed to safeguard the confidentiality of the purchase, holding, or sale of Employer Stock and the exercise of voting, tender, and other ownership rights, except to the extent necessary to comply with federal or state laws that are not preempted by ERISA (such as the reporting requirement for Insiders under Section 16 of the Securities Exchange Act of 1934).

* * * *

(c)	Voting of Employer Stock. A Participant may direct the Trustee as to the manner in which Employer Stock allocated to the Participant’s Account shall be voted. Before each meeting of the shareholders, the Employer Stock Fiduciary or the Independent Fiduciary shall deliver or arrange for delivery to each Participant ~~a copy of any proxy solicitation materials~~any information required under applicable law together with a description of the procedure~~form~~ by which the Participant may instruct the Trustee how to vote the Employer Stock. The Trustee shall vote Employer Stock through proxy in accordance with instructions received from the Participant entitled to vote such Employer Stock. The Trustee shall not vote Employer Stock for which voting instructions are not received from Participants entitled to vote such Employer Stock. Neither the Trustee, the Employer Stock Fiduciary, nor the Independent Fiduciary shall express any opinion, make any recommendation, or exert any undue influence with respect to Participants’ voting of Employer Stock.

Amendment No. 9

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

(d)	Tender Offers. In the event of a tender offer for shares of Employer Stock, the Trustee shall sell, convey or transfer Employer Stock only in accordance with the ~~written~~ instructions of the Participant. The Independent Fiduciary shall deliver or arrange for delivery to each Participant ~~all information provided to other shareholders, including~~ (a) any information required under applicable law, ~~a copy of the description of the terms and conditions of the tender offer filed with the Securities and Exchange Commission, (b) a copy of the statement from management setting forth its position with respect to the tender offer filed with the Securities and Exchange Commission,~~ (~~c~~b) ~~an instruction form to be completed~~a description of the procedure by which a Participant ~~who wishes to~~may instruct the Trustee to tender Employer Stock in response to the tender offer, ~~and written instructions which~~ including a statement that Employer Stock allocated to the Participant will not be tendered if the Participant does not follow such procedure~~instruction form is not returned to the Trustee~~ by the indicated deadline, and (~~d~~c) such other ~~materials or~~ information as the Independent Fiduciary may deem necessary or appropriate. The Trustee shall sell, convey, or transfer shares of Employer Stock pursuant to the terms of the tender offer as directed by the Participants ~~on the instruction forms~~. Neither the Trustee, the Employer Stock Fiduciary, nor the Independent Fiduciary shall express any opinion or recommendation, or exert any undue influence with respect to Participants’ exercise of their rights under the tender offer.

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7.5	INVESTMENT IN EMPLOYER STOCK

(a)	Participants may direct investment of their Accounts into Employer Stock. In addition, if the Employer so elects, it may make Matching Contributions, Company Contributions, and Discretionary Contributions in Employer Stock, or if made in cash, it may direct the Trustee to purchase Employer Stock with such cash contributions prior to the allocation of Employer contributions to Accounts. The portion of this Plan which is invested in Employer Stock pursuant to this Section 7.5(a) is hereby designated as an ESOP and a stock bonus plan, and it is designed to invest exclusively in Qualifying Employer Securities. The Plan Administrator may not divest the ESOP of Employer Stock. Up to 100% of the assets of Accounts may be invested in Employer Stock.

(b)	Employer Stock held in the Plan pursuant to Section 7.5(a) shall be held in one or more ESOP funds established by the Plan Administrator and maintained by the Trustee. ~~Assets of Accounts invested in Employer Stock at the direction of Participants shall be held in such ESOP fund or funds.~~

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The following changes are made to Article 10:

10.1	LOAN PROGRAM

A Participant may borrow limited amounts from the Participant’s Salary Deferral Account (excluding his or her Roth Elective Deferral Account), ~~Matching Contribution Account (to the extent vested),~~ Profit Sharing Contribution Account, any Nondeductible Voluntary Contribution Account established under a Prior Plan, and any Rollover Account established under Section 6.1 (referred to collectively in this Article as “eligible accounts”). Participant loans shall not be made from a Participant’s Company or Discretionary Contribution Accounts, Matching Contribution Account, ESOP Dividend Reinvestment Account, Rescission Account, Qualified Non-Elective Contribution Account, or Roth Elective Deferral Account~~, or from the non-vested portion of the Participant’s Matching Contribution Account~~. Participant loans are made only in the form of a lump sum. Only one loan from the plan may be outstanding at any time, and outstanding loans may not be amended or refinanced. Moreover, a Participant who has an outstanding loan from any other plan of a Participating Employer is not eligible for a loan from this Plan until the loan to the other plan is repaid in full. In the event of default on a plan loan, a Participant may not apply for another loan earlier than six months after the defaulted loan is repaid in full.

Amendment No. 9

Costco 401(k) Retirement Plan Restated Effective January 1, 2011

The Trustee may make a loan to a Participant from the Participant’s eligible accounts, in accordance with the terms of this Article and any written loan policy, upon the application of a Participant who is in Eligible Employment and who meets objective criteria established in loan documents to ensure that the loan will be repaid according to its terms. The loan program shall be administered in a uniform and nondiscriminatory manner in accordance with established rules and procedures, which may be changed from time to time. The Plan Administrator may establish a written loan policy separate from this document, and any such policy, as amended from time to time, is incorporated herein by this reference. Loans shall be made on a reasonably equivalent basis and shall be available without regard to a Participant’s race, color, religion, gender, age, or national origin. Furthermore, loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants.

10.5	LOAN ~~ORIGINATION~~ FEES

The Trustee may charge a reasonable loan origination fee and a reasonable annual loan maintenance fee~~, which shall be deducted from the Participant’s eligible accounts at the time the loan is made~~.

The following clarification is made to Article 13:

13.7	COMMUNICATIONS

Written communications to the Plan Administrator, the Plan, a Participating Employer, the Trustee, the Committee or other fiduciaries, or their agents or representatives, must be received before the expiration of any time period expressed herein or in related documents (including the summary plan description and policies and procedures for this Plan). To the extent the Plan Administrator, the Trustee, a Participating Employer or the Plan approves the use of electronic or telephonic communications to or from Plan Participants (as permitted by the Code, ~~or~~ the Act, ~~as~~or other applicable law), and to the extent not otherwise prohibited or provided otherwise hereunder, such electronic or telephonic communications are treated as written communications hereunder. The Plan Administrator’s (or the Plan’s, a Participating Employer’s, the Trustee’s, the Committee’s or other fiduciaries’, as applicable), or their agents’ or representatives’ records will be conclusive as to whether a communication has been sent or received and the date of such sending or receipt, unless the sender produces a United States Postal Service return receipt. The common law “mailbox rule” shall not apply to determine receipt or the date of receipt by the Plan Administrator (or the Plan, a Participating Employer, the Trustee, the Committee or other fiduciaries, as applicable), or their agents or representatives. The common law mailbox rule shall apply for all other purposes under the Plan.

Effective Dates:

•	The changes to Section 1.72 are effective June 26, 2013.

•	The changes to Sections 10.1 and 10.5 are effective for loans requested and issued in 2015 or later.

•	All other changes clarify the Plan.